Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT
THIRD AMENDMENT TO CREDIT AGREEMENT dated as of May 18, 2026 (this
“Amendment”), by and among Pitney Bowes Inc., a Delaware corporation (the “Borrower”), the Loan Parties party hereto, the Issuing Banks party hereto, the Lenders party hereto, and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
RECITALS:
WHEREAS, the Borrower, the Administrative Agent, the Issuing Banks from time to time party thereto and the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”) are parties to that certain Credit Agreement, dated as of February 7, 2025 (as amended by the First Incremental Facility Amendment, dated as of August 29, 2025, the Second Incremental Facility Amendment, dated as of March 30, 2026, and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and as so amended by this Amendment, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower;
WHEREAS, the Borrower, the Administrative Agent, the Issuing Banks party hereto and the Lenders party hereto desire to amend the Existing Credit Agreement as set forth in this Amendment;
NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:
SECTION 1: Interpretation. Capitalized terms used and not defined herein (including in the recitals hereto) shall have the meanings assigned to such terms in the Credit Agreement. The rules of interpretation set forth in Section 1.03 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.
SECTION 2: Amendments to Existing Credit Agreement. On, and subject to the occurrence of, the Third Amendment Effective Date (as defined below),
(a)    the Existing Credit Agreement (excluding the Annexes, Schedules and Exhibits thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth on Exhibit A hereto;
(b)    Schedules 1.01, 6.01, 6.01(d), 6.02, 6.04 and 6.05 to the Existing Credit Agreement
are hereby amended and replaced with Schedules 1.01, 6.01, 6.01(d), 6.02, 6.04 and 6.05, respectively, as set forth on Exhibit B hereto;
(c)    the tables under the headings “Tranche A Term Commitments,” “Revolving Commitments” and “LC Commitments” set forth in Schedule 2.01 to the Existing Credit Agreement are hereby amended and replaced with the tables under the headings “Tranche A Term Commitments,” “Revolving Commitments” and “LC Commitments”, as applicable, set forth in Schedule 2.01 attached hereto; and
(d)    the utilization of any test, basket or exception set forth in the Existing Credit Agreement by the Borrower and/or its Restricted Subsidiaries prior to the Third Amendment Effective Date shall be disregarded for purposes of calculating availability under such test, basket or exception set forth in the Amended Credit Agreement and, from and after the Third Amendment Effective Date, all such tests, baskets and exceptions shall be deemed to be available in full for utilization by the Borrower and/or its Restricted Subsidiaries under the Amended Credit Agreement, subject in each case to the satisfaction of all other terms and conditions for utilization of each such test, basket and exception contained in the Amended Credit Agreement and in each other Loan Document.
SECTION 3: Representations and Warranties. Each Loan Party (with respect to itself and, where applicable, the Restricted Subsidiaries and/or the Subsidiaries) represents and warrants to the Administrative Agent, each Issuing Bank and each Lender on and as of the Third Amendment Effective Date that:
(a)    this Amendment and the transactions contemplated hereby are within each Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action;
(b)    this Amendment has been duly authorized, executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of the Borrower, enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(c)    the representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality or Material Adverse Effect, in all respects), except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty is true and correct in all material respects (or in all respects, as applicable) as of such earlier date (it being understood and agreed that the reference in Section 3.15 of the Credit Agreement to “the Closing Date, after giving effect to the Transactions” shall be deemed to refer instead to “the Third Amendment Effective Date, after giving effect to the transactions to be consummated on the Third Amendment Effective Date”); and
(d)    at the time of and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.
SECTION 4: Effectiveness. This Amendment shall become effective as of the date first written above (the “Third Amendment Effective Date”) upon satisfaction of the following conditions:
(a)    The Administrative Agent shall have received:
(i)    counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, each other Loan Party, each Revolving Lender, each Tranche A Term Lender, each Issuing Bank and the Required Lenders;
(ii)    a copy of (A) each organizational document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (B) signature and incumbency certificates of the responsible officers of each Loan Party executing this Amendment, (C) copies of resolutions of the board of directors or managers, shareholders, partners, and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of this Amendment, certified as of the Third Amendment Effective Date by a secretary, an assistant secretary or a responsible officer of such Loan Party as being in full force and effect without modification or amendment and (D) a good standing certificate (to the extent such concept, or an analogous concept, exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation; and

(iii)    a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Third Amendment Effective Date) of Sullivan & Cromwell LLP, external counsel for the Borrower.
(b)    The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Third Amendment Effective Date to the extent invoiced at least three Business Days prior to the Third Amendment Effective Date (or such shorter period agreed by the Borrower in its sole discretion), reimbursement or payment of all reasonable, documented and invoiced out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder, under any other Loan Document or under any other agreement entered into by the Third Amendment Lead Arrangers, the Administrative Agent and the Lenders, on the one hand, and any of the Loan Parties, on the other hand.
(c)    The Administrative Agent shall have received a certificate from a Financial Officer of the Borrower, substantially in the form of Exhibit J to the Credit Agreement, certifying as to the solvency of the Borrower and its Subsidiaries as of the Third Amendment Effective Date on a consolidated basis after giving effect to the Amendment.
(d)    (i) The Administrative Agent shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, that has been requested at least 10 Business Days prior to the Third Amendment Effective Date; and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and any Lender has requested in a written notice to the Borrower at least 10 Business Days prior to the Third Amendment Effective Date a Beneficial Ownership Certification in relation to the Borrower, such Lender shall have received such Beneficial Ownership Certification with respect to the Borrower prior to the Third Amendment Effective Date (provided that, upon the execution and delivery by such Lender of its signature page to this Amendment, the conditions set forth in this clause (d) shall be deemed to be satisfied).
(e)    The Administrative Agent shall have received a certificate, dated the Third Amendment Effective Date and signed by a Financial Officer or the President or a Vice President of the Borrower, confirming the accuracy of the representations and warranties set forth in Section 3 hereof.
SECTION 5: Effects on Loan Documents; No Novation.
(a)    Except as expressly set forth herein, this Amendment (i) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Issuing Banks, the Administrative Agent, the Borrower or any other Loan Party under the Credit Agreement or any other Loan Document and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower or any other Loan Party to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. After the Third Amendment Effective Date, any reference in the Loan Documents to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
(b)    This Amendment shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement or discharge or release the priority of any Security Document. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Credit Agreement or any Security Document, which shall remain in full force and effect, except as modified hereby. Nothing expressed or implied in this Amendment or any other document contemplated hereby shall be construed as a release or other discharge of any Loan Party under any Loan Document from any of its obligations and liabilities thereunder.
SECTION 6: Miscellaneous. The provisions of Sections 9.03, 9.09, 9.10 and 9.11 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.
SECTION 7: Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The electronic execution provisions in Section 9.06 of the Credit Agreement are incorporated herein by reference mutatis mutandis.
SECTION 8: Reaffirmation. Each of the Loan Parties hereby (a) reaffirms its obligations under the Credit Agreement and each other Loan Document to which it is a party, in each case as modified by this Amendment, (b) reaffirms all Liens on the Collateral which have been granted by it in favor of the Administrative Agent (for the benefit of the Secured Parties) pursuant to the Loan Documents and
(c)    acknowledges and agrees that the guarantees of the Loan Parties and the grants of security interests by the Loan Parties contained in the Collateral Agreement and the other Security Documents are, and shall remain, in full force and effect in respect of, and to secure, the Obligations (as modified by this Amendment).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first written above.
PITNEY BOWES INC., as Borrower, By /s/ Paul Evans
Name: Paul Evans
Title: Executive Vice President, Chief Financial Officer and Treasurer

PITNEY BOWES PRESORT SERVICES, LLC
By: Pitney Bowes Inc., its sole member By /s/ Lauren Thomas DeFina
Name: Lauren Thomas DeFina
Title: Chief Accounting Officer

PITNEY BOWES GLOBAL FINANCIAL SERVICES LLC,
By: Pitney Bowes Inc., its sole member

By /s/ Lauren Thomas DeFina Name: Lauren Thomas DeFina Title: Chief Accounting Officer

PB EQUIPMENT MANAGEMENT INC.,

By: /s/ Paul Evans Name: Paul Evans Title: President
PITNEY BOWES GLOBAL LLC,
By: Pitney Bowes UK LP, its sole member By: PB European UK LLC, acting as general partner
By: Pitney Bowes International Holdings, Inc., as sole member

By /s/ Lauren Thomas DeFina Name: Lauren Thomas DeFina Title: Vice President

PB WORLDWIDE INC.,

By /s/ Lauren Thomas DeFina Name: Lauren Thomas DeFina Title: Vice President
BANK OF AMERICA, N.A., as
Administrative Agent

By /s/ Angela Berry Name: Angela Berry Title: Vice President
BANK OF AMERICA, N.A., as an Issuing Bank

By /s/ Timothy J. Waltman Name: Timothy J. Waltman Title: Senior Vice President

BANK OF AMERICA, N.A., as a Revolving Lender, a Tranche A Term Lender and a Lender

By /s/ Timothy J. Waltman Name: Timothy J. Waltman Title: Senior Vice President
CIBC BANK USA, as an Issuing Bank

By /s/ James Belletire Name: James Belletire Title: Managing Director

CIBC BANK USA, as a Revolving Lender, a Tranche A Term Lender and a Lender

By /s/ James Belletire Name: James Belletire Title: Managing Director
CITIZENS BANK, N.A., as an Issuing Bank

By /s/ Zhen Ma Name: Zhen Ma
Title: Senior Vice President

CITIZENS BANK, N.A., as a Revolving Lender, a Tranche A Term Lender and a Lender

By /s/ Zhen Ma Name: Zhen Ma
Title: Senior Vice President
TRUIST BANK, as an Issuing Bank

By /s/ Chapman Mitchell Name: Chapman Mitchell Title: Director

TRUIST BANK, as a Revolving Lender, a Tranche A Term Lender and a Lender

By /s/ Chapman Mitchell Name: Chapman Mitchell Title: Director
MIZUHO BANK, LTD., as a Revolving Lender, a Tranche A Term Lender and a Lender

By /s/ Donna DeMagistris Name: Donna DeMagistris Title: Managing Director
GOLDMAN SACHS BANK USA, as an
Issuing Bank

By /s/ Jonathan Dworkin Name: Jonathan Dworkin Title: Authorized Signatory

GOLDMAN SACHS BANK USA, as a
Revolving Lender, a Tranche A Term Lender and a Lender

By /s/ Jonathan Dworkin Name: Jonathan Dworkin Title: Authorized Signatory

MORGAN STANLEY SENIOR FUNDING,
INC., as a Revolving Lender and a Lender

By /s/ Michael King Name: Michael King Title: Vice President

[Remaining signature pages on file with the Administrative Agent]

Exhibit A

[Attached.]
~~EXECUTION VERSION~~
~~Published CUSIP Number: 72448FAT2 Revolver CUSIP Number: 72448FAU9 Term~~Exhibit A ~~CUSIP Number: 72448FAV7~~
CONFIDENTIAL
~~Term B CUSIP Number: 72448FAW5~~

Published CUSIP Number: 72448FAT2 Revolver CUSIP Number: 72448FAU9 Term A CUSIP Number: 72448FAV7 Term B CUSIP Number: 72448FAW5

CREDIT AGREEMENT
dated as of February 7, 2025
as amended by the First Incremental Facility Amendment, dated as of August 29, 2025, as amended by the Second Incremental Facility Amendment, dated as of March 30, 2026, and as amended by the Third Amendment to Credit Agreement, dated as of May 18, 2026 among PITNEY BOWES INC.,
as Borrower,
~~THE  LENDERS AND ISSUING BANKS  PARTY HERETO~~THE LENDERS AND ISSUING BANKS PARTY HERETO,
and
~~BANK OF AMERICA~~BANK OF AMERICA, N.A.,
as Administrative Agent,

BANK OF AMERICA, N.A., CIBC WORLD MARKETS CORP.,
TRUIST SECURITIES, INC., CITIZENS BANK, N.A.,
and
GOLDMAN SACHS BANK USA,
as Joint Lead Arrangers with respect to the Tranche B Term Loans,

BOFA SECURITIES, INC., CIBC BANK USA,
TRUIST SECURITIES, INC., CITIZENS BANK, N.A., MIZUHO BANK, LTD.,
and
GOLDMAN SACHS BANK USA,
as Joint Lead Arrangers with respect to the Tranche A Term Loans and the Revolving Facility,
BANK OF AMERICA, N.A., CIBC WORLD MARKETS CORP.,
TRUIST SECURITIES, INC.,
and ~~and~~
CITIZENS BANK, N.A.,
as Joint Bookrunners with respect to the Tranche B Term Loans,

BOFA SECURITIES, INC., CIBC BANK USA,
TRUIST SECURITIES, INC.,
and ~~and~~
CITIZENS BANK, N.A.,
as Joint Bookrunners with respect to the Tranche A Term Loans and the Revolving Facility,
CIBC BANK USA, TRUIST BANK, CITIZENS BANK, N.A.,
and
GOLDMAN SACHS BANK USA,
as Syndication Agents with respect to the Tranche A Term Loans, the Tranche B Term Loans and the Revolving Facility,

and MIZUHO BANK, LTD.,
 ~~JPMORGAN CHASE BANK, N.A.,~~
~~and~~
~~THE NORTHERN TRUST COMPANY,~~
~~as Documentation Agents~~as Syndication Agent with respect to the Tranche A Term Loans~~, the Tranche B Term Loans~~ and the Revolving Facility,

TABLE OF CONTENTS

~~Page~~
ARTICLE I

DEFINITIONS
Section 1.01. Defined Terms    1
Section 1.02. Classification of Loans and Borrowings    74
Section 1.03. Terms Generally    74
Section 1.04. Accounting Terms; GAAP; Borrower Representative ~~75~~74 Section 1.05. Pro Forma Calculations ~~76~~75 Section 1.06. Limited Condition Transaction; Certain Calculations ~~76~~75 Section 1.07. Divisions    77
Section 1.08. Interest Rates; Licensing    ~~78~~77 Section 1.09. Alternative Currency Calculations    ~~78~~77
ARTICLE II
THE CREDITS
Section 2.01. Commitments ~~79~~78 Section 2.02. Loans and Borrowings ~~79~~78 Section 2.03. Requests for Borrowings ~~80~~79 Section 2.04. Letters of Credit ~~81~~80 Section 2.05. Funding of Borrowings ~~88~~87 Section 2.06. Interest Elections ~~89~~88 Section 2.07. Termination and Reduction of Commitments ~~90~~89 Section 2.08. Repayment of Loans; Evidence of Debt ~~91~~90 Section 2.09. Amortization of Term Loans ~~92~~91 Section 2.10. Prepayment of Loans    93
Section 2.11. Fees    ~~98~~97
Section 2.12. Interest ~~99~~98 Section 2.13. Inability to Determine Rates ~~100~~99 Section 2.14. Increased Costs    103
Section 2.15. Compensation for Losses ~~105~~104 Section 2.16. Taxes    105
Section 2.17. Payments Generally; Pro Rata Treatment; Sharing of Setoffs    109
Section 2.18. Mitigation Obligations; Replacement of Lenders    111

Section 2.19. Defaulting Lenders ~~113~~112 Section 2.20. Incremental Extensions of Credit    114
Section 2.21. Extension of Maturity Date    120
Section 2.22. Refinancing Facilities    ~~123~~122 Section 2.23. Computation of Interest and Fees; Retroactive Adjustments of Applicable
Rate    124
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Section 3.01. Organization; Powers ~~126~~125 Section 3.02. Authorization; Due Execution and Delivery; Enforceability ~~126~~125 Section 3.03. Governmental Approvals; No Conflicts ~~126~~125 Section 3.04. Financial Condition; No Material Adverse Change    126
Section 3.05. Properties ~~127~~126 Section 3.06. Litigation and Environmental Matters    127
Section 3.07. Compliance with Laws ~~128~~127 Section 3.08. Sanctions; Anti-Corruption Laws ~~128~~127 Section 3.09. Investment Company Status ~~128~~127 Section 3.10. Federal Reserve Regulations ~~128~~127 Section 3.11. Taxes    128
Section 3.12. ERISA    128
Section 3.13. Disclosure.    ~~129~~128
Section 3.14. Subsidiaries    129
Section 3.15. Solvency    129
Section 3.16. Collateral Matters        ~~130~~129 ~~SECTION~~Section 3.17.    Outbound Investment Rules    130
ARTICLE IV

CONDITIONS
Section 4.01. Closing Date    ~~131~~130 Section 4.02. Each Credit Event    ~~133~~132
ARTICLE V

AFFIRMATIVE COVENANTS
Section 5.01. Financial Statements and Other Information ~~134~~133 Section 5.02. Notices of Material Events ~~136~~135 Section 5.03. Information Regarding Collateral ~~137~~136 Section 5.04. Existence; Conduct of Business ~~137~~136 Section 5.05. Payment of Taxes    137
Section 5.06. Maintenance of Properties    137
Section 5.07. Insurance    137
Section 5.08. Books and Records; Inspection and Audit Rights ~~138~~137 Section 5.09. Compliance with Laws    138
Section 5.10. Use of Proceeds; Letters of Credit    138
Section 5.11. Additional Subsidiaries    139

Section 5.12. Further Assurances    139
Section 5.13. Credit Ratings    140
Section 5.14. Post-Closing Date Matters    ~~141~~140 Section 5.15. Designation of Subsidiaries        140
ARTICLE VI
NEGATIVE COVENANTS
Section 6.01. Indebtedness; Certain Equity Securities ~~142~~141 Section 6.02. Liens    148
Section 6.03. Fundamental Changes    152
Section 6.04. Investments, Loans, Advances, Guarantees and Acquisitions    153
Section 6.05. Asset Sales    158
Section 6.06. Sale and Leaseback Transactions ~~161~~160 Section 6.07. Hedging Agreements ~~161~~160 Section 6.08. Restricted Payments; Certain Payments of Junior Indebtedness    161
Section 6.09. Transactions with Affiliates ~~164~~163 Section 6.10. Restrictive Agreements    164
Section 6.11. Amendment of Material Documents ~~166~~165 Section 6.12. Consolidated Interest Coverage Ratio    166
Section 6.13. Leverage Ratios    166
Section 6.14. Changes in Fiscal Periods    167
~~SECTION~~Section 6.15.    Outbound Investment Rules
ARTICLE VII

EVENTS OF DEFAULT
Section 7.01. Events of Default     ~~168~~167 Section 7.02. Exclusion of Certain Subsidiaries    ~~172~~171
ARTICLE VIII

THE ADMINISTRATIVE AGENT
Section 8.01. Appointment and Authority    172
Section 8.02. Administrative Agent’s Reliance    172
Section 8.03. Resignation of Administrative Agent ~~173~~172 Section 8.04. Rights as a Lender    174
Section 8.05. Collateral Matters    174
Section 8.06. Certain ERISA Matters    176
Section 8.07. Exculpatory Provisions    177
Section 8.08. Recovery of Erroneous Payments    178
Section 8.09. Delegation of Duties    179
Section 8.10. Non-Reliance on the Administrative Agent, the Arrangers and the Other
Lenders    179
Section 8.11. No Other Duties    180

Section 8.12. Guaranty Matters    180
ARTICLE IX
MISCELLANEOUS
Section 9.01. Notices    180
Section 9.02. Waivers; Amendments ~~184~~183 Section 9.03. Expenses; Indemnity; Damage Waiver ~~188~~187 Section 9.04. Successors and Assigns    190
Section 9.05. Survival    195
Section 9.06. Counterparts; Integration; Effectiveness ~~196~~195 Section 9.07. Severability    197
Section 9.08. Right of Setoff    197
Section 9.09. Governing Law; Jurisdiction; Consent to Service of Process ~~198~~197 Section 9.10. WAIVER OF JURY TRIAL    198
Section 9.11. Headings    ~~199~~198
Section 9.12. Confidentiality ~~199~~198 Section 9.13. Interest Rate Limitation ~~200~~199 Section 9.14. Release of Liens and Guarantees    200
Section 9.15. Certain Notices    201
Section 9.16. No Fiduciary Relationship    201
Section 9.17. Acknowledgement and Consent to Bail-In of Affected Financial
Institutions    202
Section 9.18. Judgment Currency    202
Section 9.19. Cashless Settlement    203
Section 9.20. Acknowledgement Regarding Any Supported QFCs    203

SCHEDULES:
Schedule 1.01    -    Mortgaged Property Schedule 1.02    -    Existing Letters of Credit
~~Schedule 2.01~~Schedule2.01    -    Commitments and LC Commitments Schedule 2.23    -    Day Basis for Alternative Currencies
Schedule 3.03    -    Governmental Approvals; No Conflicts Schedule 3.14    -    Subsidiaries
Schedule 5.14    -    Post-Closing Undertakings Schedule 6.01    -    Existing Indebtedness
Schedule 6.01(d) -     Specified Released Group Transactions Schedule 6.02    -    Existing Liens

Schedule 6.04 - Existing Investments Schedule 6.05 - Proposed Asset Sales Schedule 6.10 - Existing Restrictions
Schedule 9.01 - Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS:
Exhibit A    -    Form of Assignment and Assumption Exhibit B    -    Collateral Agreement
Exhibit C    -    Form of Perfection Certificate Exhibit D    -    Guarantee Agreement
Exhibit E    -    Form of Global Intercompany Note Exhibit F    -    Auction Procedures
Exhibit G    -    Form of Affiliated Lender Assignment and Assumption Exhibit H    -    Form of Maturity Date Extension Request
Exhibit I-1    -    Form of U.S. Tax Compliance Certificate for Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit I-2    -    Form of U.S. Tax Compliance Certificate for Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit I-3    -    Form of U.S. Tax Compliance Certificate for Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit I-4    -    Form of U.S. Tax Compliance Certificate for Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit J    -    Form of Solvency Certificate Exhibit K    -    Form of Borrowing Request
Exhibit L-1    -    Form of First Lien Intercreditor Agreement Exhibit L-2    -    Form of Junior Lien Intercreditor Agreement Exhibit M        Form of Note

CREDIT AGREEMENT dated as of February 7, 2025 (as amended by the First Incremental Facility Agreement, dated as of August 29, 2025, the Second Incremental Facility Amendment, dated as of March 30, 2026, and the Third Amendment to Credit Agreement, dated as of May 18, 2026, and as the same may be further amended, modified, refinanced and/or restated from time to time, this “Agreement”), among PITNEY BOWES INC., a Delaware corporation (“Borrower”), the LENDERS and ISSUING BANKS party hereto from time to time and ~~BANK OF AMERICA~~BANK OF AMERICA, N.A., as Administrative Agent.
~~The~~WHEREAS, the Borrower has requested ~~that (a)~~ the ~~Revolving~~ Lenders extend credit as set forth herein in the form of (i) Revolving Loans and ~~the Issuing Banks issue~~ Letters of Credit, in each case at any time and from time to time during the Revolving Availability Period ~~to the Borrower~~ such that the Aggregate Revolving Exposure will not exceed
$~~265,000,000~~450,000,000 at any time from and after the ~~Closing~~Third Amendment Effective Date (subject to any permanent reduction or termination of Revolving Commitments in accordance with this Agreement), (b) ~~the Tranche A Term Lenders extend credit in the form of~~ Tranche A Term Loans ~~on the Closing Date to the Borrower in an aggregate~~, $152,000,000 principal amount ~~equal to $160,000,000~~of which are outstanding as of the Third Amendment

Effective Date, and (c) ~~the Tranche B Term Lenders extend credit in the form of~~ Tranche B Term Loans ~~on the Closing Date in an aggregate~~, $587,029,731.92 principal amount ~~equal to~~
~~$615,000,000~~of which are outstanding as of the Third Amendment Effective Date.
~~The Net Proceeds of the Tranche A Term Loans and the Tranche B Term Loans, together with the proceeds of the Revolving Loans made on the Closing Date and cash on hand of the~~ Borrower, will be used on the Closing Date to (i) refinance all outstanding obligations of the Borrower under the Borrower’s Existing Credit Agreement, (ii) pay fees and expenses related to the foregoing transactions and (iii) for general corporate purposes. The proceeds of the Revolving Loans made after the Closing Date will be used for working capital and other general corporate purposes (including acquisitions and other Investments and Restricted Payments ~~permitted by this Agreement) of the Borrower and the Restricted Subsidiaries. Letters of Credit will be used by the Borrower and the Restricted Subsidiaries (x) on the Closing Date to backstop~~ certain letters of credit issued and outstanding under the Existing Credit Agreement and (y) ~~otherwise for general corporate purposes.~~
The Lenders are willing to extend such credit to the Borrower, and the Issuing Banks are willing to issue Letters of Credit for the account of the Borrower, on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:
ARTICLE I~~ARTICLE I~~

Definitions
SECTION 1.01.    Defined Terms~~Defined Terms~~. As used in this Agreement, the following terms have the meanings specified below:

“2027 Notes Reference Debt” means (a) Senior Notes Due 2027 and (b) any Refinancing Indebtedness in respect thereof which has a scheduled maturity date that is not later than the date that is 91 days after the Original Tranche B Term Maturity Date.
“2027 Notes Springing Maturity Date” shall have the meaning assigned to such term in the definition of “Revolving Maturity Date”.
“2029 Notes Reference Debt” means (a) Senior Notes Due 2029 and (b) any Refinancing Indebtedness in respect thereof which has a scheduled maturity date that is not later than the date that is 91 days after the Original Tranche B Term Maturity Date.
“2029 Notes Springing Pro Rata Maturity Date” shall have the meaning assigned to such term in the definition of “Revolving Maturity Date”.
“Acceptable Intercreditor Agreement” means, with respect to any Indebtedness permitted to be incurred and secured by this Agreement, and contemplated to be subject to an intercreditor or subordination agreement:
(a)    ~~(a)~~ with respect to any Indebtedness being secured on a pari passu basis with the Liens on the Collateral securing the Obligations (or words of similar import), (i) the First Lien Intercreditor Agreement, (ii) an intercreditor agreement the terms of which are consistent with market terms (as determined by the Borrower and the Administrative Agent in good faith) for intercreditor agreements governing equal priority of Liens and related intercreditor matters at the time the relevant intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto or (iii) any other intercreditor agreement the terms of which are reasonably acceptable to the Borrower and the Administrative Agent;
(b)    ~~(b)~~ with respect to any Indebtedness being secured on a junior lien basis to the Liens on the Collateral securing the Obligations (or words of similar import), (i) the Junior Lien Intercreditor Agreement, (ii) an intercreditor agreement the terms of which are consistent with market terms (as determined by the Borrower and the Administrative Agent in good faith) for intercreditor agreements governing subordination of Liens and related intercreditor matters at the time the relevant intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto or (iii) any other intercreditor agreement the terms of which are reasonably acceptable to the Borrower and the Administrative Agent; and/or
(c)    ~~(c)~~ with respect to any Indebtedness being subordinated in right of payment to the Obligations (or words of similar import), (i) an intercreditor or subordination agreement or arrangement, as applicable, the terms of which are consistent with market terms (as determined by the Borrower and the Administrative Agent in good faith) governing subordination arrangements (which may take the form of a “waterfall” or similar provision relating to the distribution of payments) at the time the relevant intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto or (ii) any other intercreditor or subordination agreement or arrangement, as applicable, the terms of which are reasonably acceptable to the Borrower and the Administrative Agent.
“Additional Lender” has the meaning assigned to such term in Section 2.20(c).

“Administrative Agent” means Bank of America, N.A., in its capacities as administrative agent and collateral agent hereunder and under the other Loan Documents, and its successors in such capacities as provided in Article VIII.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly, Controls or is Controlled by or is under common Control with the Person specified.
“Affiliated Lender Assignment and Assumption” means an assignment and assumption entered into by a Lender and a Purchasing Borrower Party (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit G or any other form approved by the Administrative Agent.
“Aggregate Revolving Commitment” means, at any time, the sum of the Revolving Commitments of all the Revolving Lenders at such time.
“Aggregate Revolving Exposure” means, at any time, the sum of the Revolving Exposures of all the Revolving Lenders at such time.

“Agreed Currencies” means Dollars and any Alternative Currency, as applicable. “Agreement” has the meaning assigned to such term in the introductory statement to this
Agreement.
“Agreement Currency” has the meaning assigned to such term in Section 9.18. “Alternative Currency” means each of the following currencies: Sterling and Euros, provided that for each Alternative Currency, such requested currency is an Eligible Currency. “Alternative Currency Daily Rate” means, for any day:
(a)    denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof; and
(b)    denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the requisite Revolving Lenders;
provided that, if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in an Alternative

Currency Daily Rate shall be effective from and including the date of such change without further notice.
“Alternative Currency Daily Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.” All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the applicable Issuing Bank(s), as the case may be, by reference to Bloomberg (or such other publicly available service for displaying exchange rates), to be the exchange rate for the purchase of such Alternative Currency with Dollars at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided, however, that if no such rate is available, the “Alternative Currency Equivalent” shall be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, using any reasonable method of determination it deems appropriate in its sole discretion (and such determination shall be conclusive absent manifest error).
“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.
“Alternative Currency Term Rate” means, for any Interest Period:
(a)    denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period; and
(b)    denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the requisite Revolving Lenders;
provided that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Alternative Currency Term Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.
“Alternative Incremental Facility Debt” means any Indebtedness incurred by the Borrower in the form of one or more series of loans, notes, bonds or debentures and/or loans under a bridge facility described in the proviso below in this definition which convert or are to be exchanged into such senior loans, notes, bonds or debentures, in each case secured on a pari passu basis with or junior basis to the Liens securing the Obligations or that are unsecured; provided that (i) if such Indebtedness is secured, such Indebtedness shall not be secured by any property or assets other than the Collateral, (ii) (A) in the case of such Indebtedness secured by Liens on the Collateral on a pari passu basis with the Liens securing the Obligations (“Alternative Incremental First Lien Facility Debt”), such Indebtedness shall have a weighted average life to maturity not shorter than the longest remaining weighted average life to maturity of any Term Facility then in effect (without giving effect to any prior payments that would otherwise modify such weighted average life to maturity) and shall have a maturity date that is no earlier than the Latest Maturity Date at the time such Indebtedness is incurred and (B) in the case of such Indebtedness secured by Liens on the Collateral on a junior basis to the Liens securing the Obligations or that is unsecured, such Indebtedness shall not have a final maturity date earlier than the date that is ninety-one (91) days after the Latest Maturity Date at the time such Indebtedness is incurred and shall not be subject to scheduled amortization or require scheduled payments of principal or be subject to any mandatory redemption, repurchase, repayment or sinking fund obligation (except, in each case, upon the occurrence of an event of default, event of loss, asset sale or a change in control or at final maturity, or if such payment, redemption, repurchase, repayment or sinking fund obligation is subject to prior payment in full of the Loan Document Obligations, reduction of the LC Exposure to zero and termination of the Commitments), in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date as of such date; provided that (x) the requirements set forth in this clause (ii) shall not apply to (A) any Indebtedness consisting of a customary bridge facility so long as such bridge facility, subject to customary conditions, would either automatically be converted into or required to be exchanged for permanent refinancing that satisfy the requirements of this clause (ii), (B) any Indebtedness subject to Customary Escrow Provisions so long as the Long-Term Indebtedness that is released from escrow otherwise satisfies the requirements of this clause (ii) or (C) any Inside Maturity Debt and (y) such Indebtedness may have “springing maturity” provisions that are not more favorable to the lenders or investors than those contained in this Agreement with respect to the then outstanding Term Loans, (iii) the other provisions of any such Indebtedness shall, except as otherwise set forth herein, be on terms and subject to conditions as agreed between the Borrower and the applicable lenders or creditors of such Indebtedness; provided that, if any more restrictive financial maintenance covenant is added for the benefit of any such Indebtedness such financial maintenance covenant shall also be added for the benefit of each Facility then benefitting from a financial maintenance covenant (except to the extent such more restrictive financial maintenance covenant is applicable only to periods after the maturity date of such Facility (all as determined on the date such Indebtedness is incurred); provided that, for the avoidance of doubt, any such Indebtedness may contain “most favored lender” and call protection provisions and other provisions then customary for Indebtedness of such type, (iv) such Indebtedness is not guaranteed by any Subsidiaries other than the Loan Parties and shall not have a borrower other than the Borrower and (v) in the case of Alternative Incremental First Lien Facility Debt in the form of broadly syndicated term “B” loans incurred prior to the date that is 24 months after the Closing Date and that is secured by the Collateral on pari passu basis with the Initial Term Loans (but excluding any MFN Excluded Loans), such Indebtedness shall be subject to the MFN Protection as if such Indebtedness were an Incremental Tranche B Term Loan.
“Alternative Incremental First Lien Facility Debt” has the meaning assigned to such term in the definition of “Alternative Incremental Facility Debt”.

“Anti-Corruption Laws” means all laws, and regulations of any Governmental Authority applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Authority” means with respect to any Alternative Currency, the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of the applicable Relevant Rate, in each case acting in such capacity.
“Applicable Percentage” means, at any time with respect to any Revolving Lender, the percentage of the Aggregate Revolving Commitment represented by such Lender’s Revolving Commitment at such time (or, if the Revolving Commitments have terminated or expired, such Revolving Lender’s share of the total Revolving Exposure at that time); provided that, at any time any Revolving Lender shall be a Defaulting Lender, for purposes of Section 2.19(c)(i), “Applicable Percentage” shall mean the percentage of the total Revolving Commitments (disregarding any such Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments of Revolving Loans and LC Exposures that occur after such termination or expiration and to any Lender’s status as a Defaulting Lender at the time of determination.
“Applicable Period” shall have the meaning assigned to such term in Section 2.23(b). “Applicable Rate” means, for any day:
(a)    with respect to (i) any Loan that is a Tranche A Term Loan or Revolving Loan and (ii) the commitment fees payable hereunder in respect of unfunded Revolving Commitments, the applicable rate per annum set forth below in the “Term SOFR / Alternative Currency Term Rate / Alternative Currency

Daily Rate Loans”, “Base Rate Loans” or “Commitment Fee” column, as applicable, based upon the Consolidated Total Net Leverage Ratio as of the end of the fiscal quarter of the Borrower for which consolidated financial statements have most recently been delivered to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b); provided that, until the delivery of such consolidated financial statements as of, and for the first full fiscal quarter of the Borrower beginning after, the ~~Closing~~Third Amendment Effective Date, the Applicable Rate shall be that set forth below in Level III:

Level	Consolidated Total Net Leverage Ratio	Term SOFR / Alternative Currency Term Rate / Alternative Currency Daily Rate Loans	Base Rate Loans	Commitment Fee
I	≥ 3.75x	2.350%	1.350%	0.35%
II	≥ 3.00x and <	2.100%	1.100%	0.35%

	3.75x
III	≥ 2.25x and < 3.00x	1.850%	0.850%	0.30%
IV	< 2.25x	1.600%	0.600%	0.25%

For purposes of the foregoing, each change in the Applicable Rate resulting from a change in the Consolidated Total Net Leverage Ratio shall be effective during the period commencing on and including the first Business Day immediately following the date of delivery to the Administrative Agent of the certificate of a Financial Officer required to be delivered pursuant to Section 5.01(c) indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Consolidated Total Net Leverage Ratio shall be deemed to be in Level I at the option of the Administrative Agent or at the request of the Required Lenders if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or 5.01(b) or the certificate of a Financial Officer required to be delivered by it pursuant to Section 5.01(c) during the period from the first Business Day immediately following the expiration of the time for delivery thereof until such consolidated financial statements and such certificate are delivered.
(b)    with respect to any Tranche B Term Loan, (i) 2.75% per annum, in the case of a Base Rate Loan, or (ii) 3.75% per annum, in the case of a Term SOFR Loan.
“Applicable Time” means, with respect to any Borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Approved Fund” means, with respect to any Lender or Eligible Assignee, any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered, advised or managed by (a) such Lender or Eligible Assignee, (b) an Affiliate of such Lender or Eligible Assignee or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender or Eligible Assignee.
“Arrangers” means, collectively, Bank of America, N.A. (an affiliate of BofA Securities, Inc.), BofA Securities Inc., CIBC World Markets Corp., CIBC Bank USA, Truist Securities, Inc., Citizens Bank, N.A., Mizuho Bank, Ltd. and Goldman Sachs Bank USA. in their capacities as joint lead arrangers for the credit facilities provided for herein.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04) and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Auction” means an auction pursuant to which a Purchasing Borrower Party offers to purchase Tranche B Term Loans pursuant to the Auction Procedures.
“Auction Manager” means any financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Auction; provided that the Borrower shall not designate the Administrative Agent as the Auction Manager without the written consent of the Administrative Agent (it being understood and agreed that the Administrative Agent shall be under no obligation to agree to act as the Auction Manager).
“Auction Procedures” means the procedures set forth in Exhibit F.
“Auction Purchase Offer” means an offer by a Purchasing Borrower Party to purchase Tranche B Term Loans pursuant to an auction process conducted in accordance with the Auction Procedures and otherwise in accordance with Section 9.04(e).
“Audited Financial Statements” the audited consolidated balance sheets of the Borrower dated December 31, 2023 and December 31, 2022, and the related audited consolidated statements of income, comprehensive income, stockholders’ equity (deficit) and cash flows as of and for the fiscal years ended December 31, 2023 and December 31, 2022, audited and reported on by PricewaterhouseCoopers LLP.
“Available Amount” means, at any time,
(a)    the sum of:
(i)    (x) $~~15,000,000~~30,000,000, plus (y) 50% of the Consolidated Net Income of the Borrower for the period (taken as one accounting period) from the first day of the first fiscal quarter of the Borrower during which the Closing Date occurred to and including the last day of the Borrower’s most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b), as applicable, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit (provided, that the aggregate cumulative amount under this clause (y) shall not be less than zero), plus

(ii)    the Net Proceeds from any sale or issuance of Equity Interests (other than Disqualified Equity Interests) of the Borrower after the Third Amendment Effective Date, plus
(iii)    the aggregate amount of prepayments declined by the Term Lenders and retained by the Borrower pursuant to Section 2.10(g), plus
(iv)    to the extent not already included in the calculation of Consolidated Net Income and without duplication of clause (v) below and of any amount deducted from the calculation of Investments pursuant to the definition of Investment, the amounts of any dividends in cash or Permitted Investments or other returns, profits, distributions and similar amounts (whether by means of a sale or other disposition, a repayment of a loan or advance, a dividend or otherwise) received by the Borrower and the Restricted Subsidiaries after the Third Amendment Effective Date on Investments made using the Available Amount, in each case up to the original amount of such Investments; plus
(v)    to the extent not already included in the calculation of Consolidated Net Income and without duplication of clause (iv) above and of any amount deducted from the calculation of Investments pursuant to the definition of Investment, the amount of any Investment made after the Third Amendment Effective Date using the Available Amount in any Unrestricted Subsidiary that has been re-designated as a Restricted Subsidiary or that has been merged, amalgamated or consolidated with or into the Borrower or any of the Restricted Subsidiaries (up to the lesser of (A) the fair market value determined in good faith by the Borrower of the Investments of the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such re-designation or merger or consolidation and (B) the fair market value determined in good faith by the Borrower of the original Investment by the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary); minus
(b)    the sum since the ~~Closing~~Third Amendment Effective Date of (i) Investments, loans and advances previously or concurrently made in reliance on the Available Amount, plus (ii) Restricted Payments previously or concurrently made in reliance on the Available Amount, plus (iii) Restricted Debt Payments previously or concurrently made in reliance on the Available Amount.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of any Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country which has implemented, or which at any time implements, Article 55, BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.
“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.) entitled “Bankruptcy” as it has been, or may be, amended, from time to time.

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy, insolvency proceeding or Bail-In Action or has had a receiver, conservator, trustee, administrator, custodian, examiner, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment or has become the subject of a Bail-In Action; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided further that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” (c) Term SOFR (as defined in clause (b) of the definition thereof) plus 1.00% and (d) 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 hereof, then the Base Rate shall be the greater of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.
“Beneficial Ownership Certification” means a certification regarding individual beneficial ownership solely to the extent expressly required by 31 C.F.R. § 1010.230 (“Beneficial Ownership Regulation”).
“Beneficial Ownership Regulation” has the meaning specified in the definition of Beneficial Ownership Certification.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code and (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Bookrunners” means, collectively, Bank of America, N.A. (an affiliate of BofA Securities, Inc.), BofA Securities Inc., CIBC World Markets Corp., CIBC Bank USA, Truist Securities, Inc. and Citizens Bank, N.A. in their capacities as joint bookrunners for the credit facilities provided for herein.
“Borrower” has the meaning assigned to such term in the introductory statement to this Agreement.

“Borrowing” means Loans of the same Class, Type and currency, made, converted or continued on the same date and, in the case of Term SOFR Loans and Alternative Currency Term Rate Loans, as to which a single Interest Period is in effect.
“Borrowing Minimum” means (a) in the case of a Base Rate Borrowing, $1,000,000, (b) in the case of a Term SOFR Borrowing denominated in Dollars, $5,000,000, (c) in the case of a Alternative Currency Term Rate Borrowing denominated in Euros, €5,000,000, (d) in the case of an Alternative Currency Daily Rate Borrowing denominated in Sterling, £5,000,000, and (e) in the case of a Borrowing denominated in any other currency, the smallest amount of such currency that is an integral multiple of 5,000,000 units of such currency and that has a Dollar Equivalent in excess of $5,000,000.
“Borrowing Multiple” means (a) in the case of a Base Rate Borrowing, $100,000, (b) in the case of a Term SOFR Borrowing denominated in Dollars, $500,000, (c) in the case of an Alternative Currency Daily Rate Borrowing denominated in Euros, €500,000, (d) in the case of an Alternative Currency Term Rate Borrowing denominated in Sterling, £500,000, and (e) in the case of a Borrowing denominated in any other currency, the smallest amount of such currency that is an integral multiple of 500,000 units of such currency.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, which shall be substantially in the form of Exhibit K (or such other form approved by the Administrative Agent and otherwise consistent with the requirements of Section 2.03, including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent, appropriately completed and signed by a Financial Officer of the Borrower).
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located; provided that:
(a)    if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Currency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan, means a Business Day that is also a TARGET Day; and
(b)    if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom; and
(c)    if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro in respect of an Alternative Currency Loan denominated in a currency other than Euro, or any other dealings in any currency other than Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Capital Expenditures” means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Restricted Group that are (or should be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Restricted Group during such period, but excluding in each case any such expenditure (i) constituting reinvestment of the Net Proceeds of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, to the extent permitted by Section 2.10(c), (ii) made by the Restricted Group to effect leasehold improvements to any property leased by the Restricted Group as lessee, to the extent that such expenses have been reimbursed by the landlord, (iii) in the form of a substantially contemporaneous exchange of similar property, plant, equipment or other capital assets, except to the extent of cash or other consideration (other than the assets so exchanged), if any, paid or payable by the Restricted Group and (iv) made with the Net Proceeds from the issuance of Qualified Equity Interests.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Captive Insurance Subsidiary” means a Subsidiary of the Borrower established for the purpose of, and to be engaged solely in the business of, insuring the businesses or facilities owned or operated by the Borrower or any of its Subsidiaries or joint ventures.
“Cash Management Services” means the treasury management services (including controlled disbursements, zero balance arrangements, cash sweeps, automated clearinghouse transactions, return items, overdrafts, single entity or multi-entity multicurrency notional pooling structures, temporary advances, interest and fees and interstate depository network services), netting services, employee credit or purchase card programs and similar programs, in each case provided to the Borrower or any Restricted Subsidiary.
“CFC” means any Person that is a “controlled foreign corporation” (within the meaning of Section 957 of the Code).
“CFC Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower that is a CFC or a subsidiary of a CFC.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the Closing Date), other than an employee benefit plan or related trust of the Borrower, of Equity Interests in the Borrower representing more than 50 % of the aggregate ordinary voting power represented by the issued and outstanding Equity

Interests in the Borrower; or (b) the occurrence of any “change in control” (or similar event, however denominated) with respect to the Borrower under and as defined in any indenture or other agreement or instrument evidencing or governing the rights of the holders of any Material Indebtedness of the Borrower.
For purposes of this definition, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act and (ii) the phrase Person or “group” is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.
“Change in Law” means the occurrence, after the Closing Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives promulgated thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, in each case shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.
“Charges” has the meaning assigned to such term in Section 9.13.
“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Tranche A Term Loans, Tranche B Term Loans, Incremental Revolving Loans, Incremental Term Loans, Refinancing Term Loans or Other Revolving Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Commitment, Tranche A Term Commitment, a Commitment in respect of any Incremental Revolving Loans, a Commitment in respect of any Incremental Term Loans, a Commitment in respect of any Refinancing Term Loans or Other Revolving Commitments and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class. Incremental Revolving Loans, Incremental Term Loans, Refinancing Term Loans and Other Revolving Loans that have different terms and conditions (together with the Commitments in respect thereof) shall be construed to be in different Classes.
“Closing Date” means February 7, 2025.
“CME” means CME Group Benchmark Administration Limited. “Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Obligations, but excluding, for the avoidance of doubt, the Excluded Property.

“Collateral Agreement” means the Collateral Agreement dated as of the Closing Date by and among the Loan Parties and the Administrative Agent, attached hereto as Exhibit B, or any other collateral agreement reasonably requested (in accordance with the Collateral and Guarantee Requirement) by the Administrative Agent.
“Collateral and Guarantee Requirement” means, at any time, the requirement that:
(a)    the Administrative Agent shall have received from the Borrower, each other Loan Party and each Designated Subsidiary (i) a counterpart of each Security Document to which such Person is a party duly executed and delivered on behalf of such Person or (ii) in the case of any Subsidiary that becomes a Loan Party or a Designated Subsidiary after the Closing Date, a supplement to the Collateral Agreement in substantially the form attached as Exhibit I thereto, a supplement to the Guarantee Agreement in substantially the form attached as Exhibit I thereto, a Patent Security Agreement, Trademark Security Agreement and/or Copyright Security Agreement (each as defined in the Collateral Agreement, and to the extent applicable) and other security documents reasonably requested by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Security Documents in effect on the Closing Date) and (iii) in the case of any Specified Foreign Subsidiary that becomes a Loan Party as a Designated Subsidiary after the Closing Date, such security documents requested by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, or as applicable, joinders to such Security Documents, in each case, duly executed and delivered on behalf of such Person, in each case, together with customary opinions and such other documents of the type referred to in Section 4.01(c), in each case, with respect to such Person as may be reasonably requested by the Administrative Agent;
(b)    (i) all outstanding Equity Interests (other than any Equity Interest constituting Excluded Property) of each Restricted Subsidiary that is a Material Subsidiary, in each case owned by any Loan Party, shall have been pledged pursuant to the Collateral Agreement or other Security Documents; provided that the Loan Parties shall not be required to pledge Excluded Property and (ii) the Administrative Agent (or its agent or bailee in accordance with the terms of any Acceptable Intercreditor Agreement then in effect) shall, to the extent required by the Security Documents, but subject to Section 5.14, have received certificates or other instruments representing all such Equity Interests of any Restricted Subsidiary (other than any Equity Interest constituting Excluded Property) held by any Loan Party, together with undated stock powers or other appropriate instruments of transfer with respect thereto endorsed in blank (to the extent applicable and provided that no Loan Party shall have any obligation to deliver a certificate or other instrument representing any such Equity Interest if such Equity Interest is uncertificated or is not a “security” within the meaning of Article 8 of the UCC);
(c)    (i) all Indebtedness of the Borrower and each Subsidiary that is owing to any Loan Party (other than any such Indebtedness constituting Excluded Property) shall be evidenced by, at the Loan Party’s option, a Global Intercompany Note or one or more standalone promissory notes (in each case to the extent required by Section 6.04(f) or (gg)), and shall be Collateral pursuant to the applicable Security Documents; and (ii) the Administrative Agent (or its agent or bailee in accordance with the terms of any Acceptable Intercreditor Agreement then in effect) shall, to the extent required by the Security Documents, but subject to Section 5.14, have received (w) the Global Intercompany Note, (x) all such promissory notes in respect of the Specified GEC DIP Financing (if any), (y) all other promissory notes with a principal amount of $20,000,000 or more and (z) if the aggregate principal amount of all Indebtedness referenced in clause (i) that is not subject to the Global Intercompany Note or one or more standalone promissory notes (in each case to the extent required by Section 6.04(f) or (gg)) exceeds $40,000,000, promissory notes that would ensure that no more than $40,000,000 aggregate principal amount of such Indebtedness is not evidenced by a the Global Intercompany Note or one or more standalone promissory notes (in each case to the extent required by Section 6.04(f) or (gg)), in each case, together with undated instruments of transfer with respect thereto endorsed in blank;
(d)    all financing statements and other appropriate filings or recordings, including Uniform Commercial Code financing statements, and, as applicable, foreign equivalents with respect to any Specified Foreign Subsidiary under any Specified Foreign Jurisdiction, required by law or specified in the Security Documents to be filed, registered or recorded on the Closing Date (or on the applicable date the Collateral and Guarantee Requirement is required to be satisfied with respect to the relevant assets pursuant to Sections 5.11, 5.12, or 5.14 hereof or applicable provisions in the Security Documents) shall have been so filed, registered or recorded or delivered to the Administrative Agent for such filing, registration or recording;
(e)    the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property (provided that if the Mortgaged Property is in a jurisdiction that imposes a mortgage recording or similar tax on the amount secured by such Mortgage, then the amount secured by such Mortgage shall be limited to the fair market value, as reasonably determined by the Borrower in good faith, of such Mortgaged Property), (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid and enforceable first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request to the extent available in the applicable jurisdiction at commercially reasonable rates (it being agreed that the Administrative Agent shall accept zoning reports from a nationally recognized zoning company in lieu of zoning endorsements to such title insurance policies), in an amount equal to the fair market value of such Mortgaged Property as reasonably determined by the Borrower in good faith, provided that in no event will the Borrower be required to obtain independent appraisals or other third-party valuations of such Mortgaged Property, unless required by FIRREA or other applicable law, provided, however, the Borrower shall provide to the title company and the Administrative Agent such supporting information with respect to its determination of Fair Market Value as may be reasonably required by such parties, (iii) with respect to each Mortgaged Property located in the United States, a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination (together with a notice about special flood hazard area status and flood disaster assistance, which, if applicable, shall be duly executed by the Borrower), and, if any such Mortgaged Property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under applicable law, including the Flood Insurance Laws and Regulation H of the Board of Governors and (iv) such customary surveys (or existing surveys together with no-change affidavits of such Mortgaged Property or survey alternatives, including express maps), abstracts, legal opinions, title documents and other documents as the Administrative Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property; provided that (x) the requirements of the foregoing clauses (i), (ii), (iii) and (iv) shall be completed on or before, (1) in the case of Mortgaged Property owned on the Closing Date, the date that is 90 days after the Closing Date

(or such longer period as the Administrative Agent may agree to in writing (including electronic mail) in its sole discretion exercised in good faith)) in accordance with Section 5.14 or (2) in the case of other Mortgaged Property, the date required by Section 5.11(a) or 5.12, as applicable, (y) legal opinions referred to in the foregoing clause (iv) shall be limited to the purposes of obtaining customary legal opinions from counsel qualified to opine in the jurisdiction where such Mortgaged Property is located regarding solely to the enforceability of the Mortgage for such Mortgaged Property and such other customary matters as may be in form and substance reasonably satisfactory to the Administrative Agent; and (z) no delivery of new surveys shall be required for any Mortgaged Property where the title company will issue a lender’s title policy with the standard survey exception omitted from such title policy and affirmative endorsements that require a survey; and
(f)    to the extent required by the terms hereof or of the Security Documents, each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.
Notwithstanding anything to the contrary, subject to the proviso set forth in the following sentence and the final sentence of this paragraph below, no Loan Party shall be required, nor shall the Administrative Agent be authorized, (i) to perfect pledges, security interests and mortgages of Collateral of Loan Parties by any means other than by (A) filings pursuant to the Uniform Commercial Code or foreign equivalent for any Specified Foreign Subsidiary under any Specified Foreign Jurisdiction, in the office of the Secretary of State (or similar central filing office) of the relevant jurisdiction where the grantor is located (as determined pursuant to the Uniform Commercial Code or relevant law in the Specified Foreign Jurisdiction) and filings in the applicable real estate records with respect to Mortgaged Properties, (B) filings in the United States Patent and Trademark Office and the United States Copyright Office or local or foreign equivalent for any Specified Foreign Subsidiary under any Specified Foreign Jurisdiction with respect to intellectual property as expressly required in the Security Documents, and (C) delivery to the Administrative Agent, to be held in its possession, of (1) the Global Intercompany Note, (2) all Collateral consisting of intercompany notes in respect of the Specified GEC DIP Financing, (3) all Collateral consisting of other promissory notes owed by a single obligor required to be delivered pursuant to the Loan Documents and (4) stock certificates and instruments constituting Collateral, in each case as expressly required in the Security Documents or (ii) to enter into any control agreement with respect to any cash and Permitted Investments, other deposit accounts, securities accounts or commodities accounts. For the avoidance of doubt, and notwithstanding anything to the contrary but subject to the immediately following sentence, including the foregoing, (x) no actions (including filings or searches) shall be required in order to create or perfect any security interest in any assets of the Loan Parties located outside of the United States (including any intellectual property registered or applied-for in, or otherwise located, protected or arising under the laws of any jurisdiction outside the United States) and (y) no foreign law security or pledge agreements or foreign law mortgages or deeds shall be required outside of the United States with respect to any Loan Party, provided that the foregoing limitations in this sentence shall not apply with respect to a Specified Foreign Subsidiary in a Specified Foreign Jurisdiction following the date that such Specified Foreign Subsidiary organized in such jurisdiction has become a Loan Party pursuant to Section 5.11 and shall be subject to Section 5.12(d). Notwithstanding any of the foregoing, in the event that any Loan Party takes, or is required to take, any comparable action or perfection step or enter into any document or agreement, in each case, under any Indebtedness subject to an Applicable Intercreditor Agreement that would otherwise not be required in accordance with this definition, unless otherwise agreed by the Administrative Agent in writing, such Loan Party shall be required to take the comparable action or perfection step and enter into comparable documents and agreements, as applicable, in favor of the Secured Parties, in each case, in form and substance reasonably satisfactory to the Administrative Agent.
Notwithstanding anything contained in this Agreement, no Mortgage shall be executed and delivered to the Administrative Agent with respect to any real property located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” with respect to which flood insurance has been made available under Flood Insurance Laws unless and until each Lender has received, at least 30 calendar days prior to such execution and delivery, a “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each applicable mortgagor relating thereto) (provided that in no event shall the Borrower be required to deliver more than one flood determination to the Administrative Agent and the Lenders as a whole); provided, however, that the time period for execution and delivery of any such Mortgage (and any related documents pursuant to the Collateral and Guarantee Requirement) by the applicable Loan Party shall, to the extent necessary, be automatically extended to the date on which the Administrative Agent is permitted under this Section to enter into such Mortgage.
“Commitment” means with respect to any Lender, such Lender’s Revolving Commitment, Tranche A Term Commitment, Tranche B Term Commitment, commitment in respect of any Incremental Revolving Loans, commitment in respect of any Incremental Term Loans, commitment in respect of Refinancing Term Loans, Other Revolving Commitment or any combination thereof (as the context requires).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) and any successor statute.
“Communication” means this Agreement, any Loan Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, SONIA or any proposed Successor Rate for an Agreed Currency or Term SOFR, as applicable, any conforming changes to the definitions of, “Base Rate”, “SOFR”, “SONIA”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods and the day basis for calculating interest for an agreed currency listed on Schedule 2.23) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consenting Lender” has the meaning assigned to such term in Section 2.21(a). “Consolidated Debt” means, as of any date, the total Indebtedness of the Borrower and its
Subsidiaries of the types specified in the following clauses of the definition of “Indebtedness”: clause (a), clause (b), clause (d), clause (e) (but only to the extent supporting Indebtedness of the types specified in clauses (a), (b), (d) and (g) of the definition thereof), clause (f) (but only to the extent supporting Indebtedness of the types specified in clauses (a), (b), (d) and (g) of the definition thereof), clause (g) and clause (h) (but only to the extent drawn and unreimbursed after one Business Day), in each case as reflected on the Borrower’s consolidated balance sheet in accordance with GAAP at such time, but excluding Indebtedness in respect of Permitted Receivables Facilities that is non-recourse to the Borrower and the Restricted Subsidiaries (other than any Receivables Entity, and other than Standard Securitization Undertakings); provided that there shall be subtracted from the amount of any such Indebtedness included pursuant to the above provisions of this definition for a period of up to 90 days after the incurrence thereof, the amount of Net Proceeds of any Long-Term Indebtedness incurred for the purpose of redeeming, repurchasing or otherwise refinancing existing capital markets Indebtedness which have not yet been applied to such redemption, repurchase or other refinancing, to the extent such Net Proceeds are then retained and held by the Loan Parties in the form of cash or Permitted Investments or deposited with the trustee or agent in respect of any Indebtedness to be redeemed in according with customary arrangements, or otherwise escrowed (without duplication of any elimination of such original Indebtedness from the Borrower’s consolidated balance sheet in accordance with GAAP as a result of the defeasance or satisfaction and discharge thereof and without duplication of any adjustment made pursuant to Section 1.05) and are subsequently applied to redeem, repurchase or otherwise refinance such existing capital markets Indebtedness (and not for any other purpose).
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus
(a)    without duplication and to the extent deducted in determining such Consolidated Net Income for such period, the sum of:

(i)    total interest expense for such period, and, to the extent not reflected in such total interest expense, the sum of (A) premium payments, debt discount, fees, charges and related expenses incurred in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets plus (B) the portion of rent expense with respect to such period under Capital Leases that is treated as interest expense in accordance with GAAP, plus (C) any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations or such derivative instruments, plus (D) bank and letter of credit fees and costs of surety bonds in connection with financing activities, plus (E) any commissions, discounts, yield and other fees and charges (including any interest expense) related to any Permitted Receivables Facility, plus (F) amortization or write-off of deferred financing fees, debt issuance costs, debt discount or premium, terminated hedging obligations and other commissions, financing fees and expenses and, adjusted, to the extent included, to exclude any refunds or similar credits received in connection with the purchasing or procurement of goods or services under any purchasing card or similar program,
(ii)    provision for Taxes based on income, profits, revenue or capital for such period, including state, franchise, gross receipts, margins, and similar taxes and foreign withholding taxes (including penalties and interest related to taxes or arising from tax examinations),
(iii)    depreciation and amortization expense for such period,
(iv)    (A) all extraordinary, unusual or non-recurring costs, charges, accruals, reserves or expenses for such period and (B) all costs, charges, accruals, reserves or expenses (other than pursuant to the Ecommerce Restructuring) for such period attributable to the undertaking and/or implementation of cost savings initiatives and operating expense reductions, restructuring and similar charges, severance, relocation costs, integration and facilities opening costs and other business optimization expenses, signing costs, retention or completion bonuses, transition costs, costs related to closure/consolidation of facilities and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities), contract terminations and professional and consulting fees incurred in connection with any of the foregoing; provided that the aggregate amount of adjustments to Consolidated EBITDA permitted to be made for any period pursuant to this clause (iv), together with the aggregate amount of adjustments made pursuant to clauses (v)(B), (x)(A) and (x)(B) (excluding any Specified H1 2025 Adjustments (as defined below)) for any period, shall not exceed 25% of Consolidated EBITDA for such period (calculated ~~prior to~~after giving effect to such addbacks, exclusions and adjustments),
(v)    (A) fees, costs and expenses incurred during such period in connection with the Transactions and any proposed or actual permitted merger, acquisition, Investment, asset sale or other disposition, debt incurrence or refinancing or other capital markets transaction, without regard to the consummation thereof, and (B) all costs, charges, accruals, reserves or expenses for such period attributable to the undertaking and/or implementation of the Ecommerce Restructuring; provided that the aggregate amount of adjustments to Consolidated EBITDA permitted to be made pursuant to the foregoing clause (v)(B) for any period (1) including a fiscal quarter ending on or prior to June 30, 2025 shall not exceed $150,000,000 for such costs, charges, accruals, reserves or expenses during the fiscal quarters ending on or prior to June 30, 2025 included in such period (such adjustments referred to as “Specified H1 2025 Adjustments”) and (2) ending on or after September 30, 2025 shall not exceed, when taken together with the aggregate amount of adjustments made pursuant to clauses (iv), (x)(A) and (x)(B) for any such period, but excluding any Specified H1 2025 Adjustments, 25% of Consolidated EBITDA for such period (calculated ~~prior to~~after giving effect to such addbacks, exclusions and adjustments);
(vi)    any non-cash charges, losses or expenses for such period ~~except to the extent representing an accrual for future cash outlays (but excluding any non-cash charge, loss or~~(including, for the avoidance of doubt, any accrued non-cash pension expense in respect of ~~an item that was included in Consolidated Net Income in a prior period and any non-cash charge, loss or expense that relates to the write-down or write-off of inventory, other than any write-down or write-off of inventory as a result of purchase accounting adjustments in respect of~~

~~any acquisition permitted by the credit facilities provided for under this Agreement),~~defined benefit plans and any non-cash costs, charges, accruals, reserves or expenses for such period related to the curtailment or modification to any pension or post-retirement employee benefit plans); provided that, if any such non-cash charge or expense represents an accrual or reserve for anticipated cash charges or expenses in future periods, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent,
(vii)    any non-cash loss attributable to the mark to market movement in the valuation of any Equity Interests, and hedging obligations or other derivative instruments;
(viii)    (A) any losses relating to amounts paid in cash prior to the stated settlement date of any hedging obligation that has been reflected in Consolidated Net Income for such period, (B) any losses during such period attributable to early extinguishment of indebtedness or obligations under any Hedging Agreement and (C) any gain relating to hedging obligations associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clauses (b)(iv) below;
(ix)    any losses during such period resulting from the sale or disposition of any asset outside the ordinary course of business; and
(x)    the amount of (A) pro forma adjustments, including pro forma “run rate” cost savings, operating expense reductions and synergies related to the Transactions that are reasonably identifiable and factually supportable and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within 18 months after the Closing Date (including from any actions taken in whole or in part prior to the Closing Date), net of the amount of actual benefits realized during such period from such actions and (B) pro forma “run rate” cost savings, operating expense reductions and synergies related to mergers and other business combinations, acquisitions, investments, dispositions, divestitures, restructurings, operating improvements, cost savings initiatives, new or revised contracts, discontinued operations, operational changes, business expansions, transactions entered into among the Borrower and/or its Restricted Subsidiaries for tax planning and other similar transactions or initiatives (including the modification and renegotiation of contracts and other arrangements) that are reasonably identifiable and factually supportable and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken (in each case, including any steps or actions taken in whole or in part prior to the Closing Date or the applicable consummation date of such transaction, initiative or event) or are expected to be taken (in the good faith determination of the Borrower) within 18 months after any such transaction, initiative, contract or event is consummated or entered into, net the amount of actual benefits realized during such period from such actions, in each case, calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period for which Consolidated EBITDA is being determined and as if such cost savings, operating expense reductions and synergies were realized on the first day of the applicable period for the entirety of such period; provided that no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (x) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period; provided, further that the aggregate amount of adjustments to Consolidated EBITDA permitted to be made for any period pursuant to the foregoing clauses (x)(A) and (x)(B), together with the aggregate amount of adjustments made pursuant to clauses (iv) and (v)(B) (but excluding any Specified H1 2025 Adjustments) for any period, shall not exceed 25% of Consolidated EBITDA for such period (calculated ~~prior to~~ after giving effect to such addbacks, exclusions and adjustments); provided, further, that the aggregate amount of adjustments to Consolidated EBITDA permitted to be made for any period pursuant to the foregoing clauses (x)(A) and (x)(B) for any period shall not exceed 15% of Consolidated EBITDA for such period (calculated after giving effect to such addbacks, exclusions and adjustments), minus
(b)    without duplication and to the extent included in determining such Consolidated Net Income, the sum of
(i)    interest income for such period,
(ii)    any non-cash gains for such period (other than any such non-cash gains (A) in respect of which cash was received in a prior period or will be received in a future period and (B) that represent the reversal of any accrual in a prior period for, or the reversal of any cash reserves established in a prior period for, anticipated cash charges),
(iii)    all gains during such period resulting from the sale or disposition of any asset outside the ordinary course of business,
(iv)    (A) any gains relating to amounts received in cash prior to the stated settlement date of any hedging obligation that has been reflected in Consolidated Net Income for such period, (B) any gains during such period attributable to early extinguishment of Indebtedness or obligations under any Hedging Agreement and (C) any loss relating to hedging obligations associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clause (a)(viii) above,

(v)    any non-cash gain attributable to the mark to market movement in the valuation of any Equity Interests, and hedging obligations or other derivative instruments, and
(vi)    all extraordinary, unusual or non-recurring gains for such period.
In the event any Subsidiary shall be a subsidiary that is not wholly owned by the Borrower, all amounts added back in computing Consolidated EBITDA for any period pursuant to clause (a) above, and all amounts subtracted in computing Consolidated EBITDA pursuant to clause (b) above, to the extent such amounts are, in the reasonable judgment of a Financial Officer of the Borrower, attributable to such subsidiary, shall be reduced by the portion thereof that is attributable to the non-controlling interest in such subsidiary.
Notwithstanding anything to the contrary herein, any amounts which, in the determination of Consolidated Net Income or Consolidated EBITDA for such period, have been added or subtracted in computing Consolidated Net Income or Consolidated EBITDA, in each case, attributable to the Specified GEC Entities, shall be reduced by the portion thereof in the calculation of Consolidated Net Income or Consolidated EBITDA, as applicable.
“Consolidated First Lien Net Debt” means, as of any date, (a) the sum of all Consolidated Debt that is (i) under this Agreement or (ii) secured by a Lien on the Collateral that is not junior to the Liens securing the Obligations, minus (b) Unrestricted Cash.
“Consolidated Interest Coverage Ratio” means, as of any date, the ratio of (a) Consolidated EBITDA for the most recently ended Test Period to (b) Consolidated Interest Expense for such Test Period.

“Consolidated Interest Expense” means for any period, the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Restricted Group for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Income” means, for any period, the net income or loss of the Restricted Group for such period determined in accordance with GAAP as set forth on the consolidated financial statements of the Restricted Group for such period; provided that there shall be excluded (i) the income of any Person that is not a member of the Restricted Group, except to the extent of the amount of cash dividends or other cash distributions (or, in the case of non-cash distributions, to the extent converted into cash) actually paid by such Person to the Borrower or any Restricted Subsidiary of the Borrower during such period, (ii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss,
(iii) any unrealized or realized gain or loss due solely to fluctuations in currency values and the related tax effects, determined in accordance with GAAP, and (iv) the cumulative effect of a change in accounting principles in such period, if any.
“Consolidated Secured Net Debt” means, as of any date, Consolidated Debt minus the sum of (i) the portion of Indebtedness of the Restricted Group included in Consolidated Debt that is not secured by any Lien on any Collateral, and (ii) Unrestricted Cash.

“Consolidated Secured Net Leverage Ratio” means, as of any date, the ratio of
(a) Consolidated Secured Net Debt on such date to (b) Consolidated EBITDA for the most recently ended Test Period.
“Consolidated Total Assets” means the total assets of the Restricted Group determined in accordance with GAAP.
“Consolidated Total Net Debt” means, as of any date, Consolidated Debt minus Unrestricted Cash.
“Consolidated Total Net Leverage Ratio” means, as of any date, the ratio of
(a) Consolidated Total Net Debt on such date to (b) Consolidated EBITDA for the most recently ended Test Period.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Convertible Indebtedness” means Indebtedness of the Borrower (which may be guaranteed by the other Loan Parties but no Subsidiaries that are not Loan Parties) permitted to be incurred under the terms of this Agreement that is either (a) convertible into common Equity Interests of the Borrower (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common Equity Interests) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common Equity Interests of the Borrower and/or cash (in an amount determined by reference to the price of such common Equity Interests).

“Convertible Notes Reference Debt” means (a) Existing Convertible Notes and (b) any Refinancing Indebtedness in respect thereof which has a scheduled maturity date that is not later than the date that is 91 days after the Original Tranche B Term Maturity Date.
“Convertible Notes Springing Pro Rata Maturity Date” shall have the meaning assigned to such term in the definition of “Revolving Maturity Date”.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to it in Section 9.20.

“Credit Party” means the Administrative Agent, each Issuing Bank and each other Lender.
“Customary Escrow Provisions” means customary prepayment or redemption terms relating to Escrowed Proceeds under escrow arrangements.
“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source).
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Declining Lender” has the meaning assigned to such term in Section 2.21(a).
“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, constitute an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, made in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent or (d) has, or has a direct or indirect parent company that has, become the subject of a Bankruptcy Event. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19) upon delivery of written notice of such determination to the Borrower, each Issuing Bank and each other Lender.
“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or a Subsidiary in connection with a disposition pursuant to Section 6.05(k) that is designated as Designated Non-Cash Consideration pursuant to a certificate of an executive officer, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of such disposition).
“Designated Subsidiary” has the meaning assigned to such term in Section 5.11(b). “Disqualified Equity Interest” means any Equity Interest that (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests) or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof, in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise, prior to the date that is 91 days after the Latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, as of the date hereof), other than (i) upon payment in full of the Loan Document Obligations, reduction of the LC Exposure to zero and termination of the Commitments or (ii) upon a “change in control” or asset sale or casualty or condemnation event; provided that any payment required pursuant to this clause (ii) shall be subject to the prior repayment in full of the Loan Document Obligations, reduction of the LC Exposure to zero and termination of the Commitments or (b) is convertible or exchangeable, automatically or at the option of any holder thereof, into (i) any Indebtedness (other than any Indebtedness described in clause (k) of the definition thereof) or (ii) any Equity Interests other than Qualified Equity Interests, in each case at any time prior to the date that is 91 days after the Latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, as of the date hereof); provided that an Equity Interest in any Person that is issued to any bona fide employee or to any bona fide plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
~~“Documentation Agents” means, collectively, JPMorgan Chase Bank, N.A. and The Northern Trust Company in their capacities as co-documentation agents for the credit facilities provided for herein.~~
“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent or the applicable Issuing Bank) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates) on date that is two (2) Business Days immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent or the applicable Issuing Bank using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent or the applicable Issuing Bank, as applicable, using any method of determination it reasonably deems appropriate in its sole discretion. Any determination by the Administrative Agent pursuant to clauses (b) or (c) above shall be conclusive absent manifest error.
“Dollars” or “$” refers to lawful currency of the United States of America. “ECF Sweep Amount” has the meaning assigned to such term in Section 2.10(d). “Ecommerce Restructuring” shall mean the following:
(a)    the conversion of (i) Pitney Bowes Global E-commerce Inc. (“PBGEC”) to DRF Logistics, LLC, a Delaware limited liability company and (ii) Pitney Bowes Global Logistics LLC (“PBGL”) to DRF, LLC, a Texas limited liability company;
(b)    the sale, transfer or other disposition (including by subscription of equity interests by a third party in such entity) of at least 51% of the non-economic voting interests in PBGEC to an affiliate of Hilco Commercial Industrial, LLC; provided that the assets of the Released Group as of the date of such sale, transfer or disposition shall consist solely of (x) those assets held by the Released Group as of July 1, 2024, (y) those assets set forth on Schedule 1(b) of the Shared Services Agreement and (z) de minimis assets transferred to the Released Group following July 1, 2024 and prior to the date of disposition of such equity interests;
(c)    the Specified GEC DIP Financing; and
(d)    each Specified GEC Entity shall become a debtor in a U.S. Bankruptcy
Case.
“EEA Financial Institution” means (a) any institution established in any EEA Member
Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person, a Defaulting Lender, the Borrower, any Subsidiary and any other Affiliate of the Borrower.
“Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Revolving Lenders or the Issuing Banks, as applicable, in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation by the Revolving Lenders or the Issuing Banks, as applicable, of any currency as an Alternative Currency (or if, with respect to any currency that constitutes an Alternative Currency on the Closing Date, after the Closing Date), any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Administrative Agent (in the case of any Loans to be denominated in an Alternative Currency) or the Issuing Banks (in the case of any Letter of Credit to be denominated in an Alternative Currency), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent is no longer readily calculable with respect to such currency, (c) providing such currency is impracticable for the Revolving Lenders or the Issuing Banks, as applicable, or (d) no longer a currency in which a Majority in Interest of the Revolving Lenders are willing to make such Loans and/or issue Letters of Credit (each of clauses (a), (b), (c), and (d) a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Revolving Lenders and the Borrower, and such country’s currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist(s). Within five (5) Business Days after receipt of such notice from the Administrative Agent, the Borrower shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into the Dollar Equivalent of Loans in Dollars, subject to the other terms contained herein.
“Environmental Law” means any applicable treaty, law (including common law), rule, regulation, code, ordinance, order, decree, judgment, injunction, notice or binding agreement issued, promulgated or entered into by or with any Governmental Authority, relating in any way to (a) the protection of the environment, (b) the preservation or reclamation of natural resources,
(c) the generation, management, Release or threatened Release of any Hazardous Material or (d) health and safety matters, to the extent relating to the exposure to Hazardous Materials.
“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation or restoration, fines, penalties and indemnities), resulting from or based upon (a)

any actual or alleged violation of any Environmental Law or permit, license or approval required thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials or (c) the Release or threatened Release of, or human exposure to, any Hazardous Materials.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests (whether voting or non-voting) in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing, but excluding any Convertible Indebtedness and any other debt security that is convertible into or exchangeable for Equity Interests of such Person.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30--day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4)(A) of the Code), (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan under Section 4041 or 4041A of ERISA, respectively, (f) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan, or to appoint a trustee to administer any Plan, (g) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, (h) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA, or in endangered or critical status, within the meaning of Section 305 of ERISA or (i) any Foreign Benefit Event.
“Escrowed Proceeds” means the proceeds from the offering of any debt securities or other Indebtedness paid into an escrow account with an independent escrow agent on the date of the applicable offering or incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow account upon satisfaction of certain conditions or the occurrence of certain events. The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Euro” or “€” means the single currency unit of the Participating Member States. “Event of Default” has the meaning assigned to such term in Section 7.01.
“Excess Cash Flow” means, for any fiscal year of the Borrower, the sum (without duplication) of:
(a)    the Consolidated Net Income (or loss) of the Restricted Group for such fiscal year, adjusted to exclude (i) net income (or loss) of any consolidated Restricted Subsidiary that is not wholly owned by the Borrower to the extent such income or loss is attributable to the non-controlling interest in such consolidated Restricted Subsidiary, (ii) any non-cash gains (or non-cash losses) attributable to sale or disposition of any asset of the Restricted Group outside the ordinary course of business to the extent included (or deducted) in calculating Consolidated Net Income and (iii) the undistributed earnings of any Restricted Subsidiary of the Borrower (other than any Restricted Subsidiary that is a Loan Party) to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Restricted Subsidiary unless such restriction or prohibition with respect to the declaration or payment of dividends or similar distributions has been legally waived (provided that Consolidated Net Income will be increased by the amount of dividends or other distributions paid in cash to any member of the Restricted Group not subject to such restriction or prohibition in respect of such period, to the extent not already included therein); plus
(b)    the sum of (i) depreciation, amortization and other non-cash charges or losses deducted in determining such Consolidated Net Income (or loss) for such fiscal year and
(ii) any cash gains excluded in the calculation of such Consolidated Net Income (or loss) for such fiscal year pursuant to the proviso in the definition of Consolidated Net Income; plus
(c)    the sum of (i) the amount, if any, by which Net Working Capital decreased during such fiscal year (except as a result of the reclassification of items from short-term to long-term or vice-versa), (ii) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of the Restricted Group increased during such fiscal year and (iii) the net amount, if any, by which the consolidated accrued long-term asset accounts of the Restricted Group decreased during such fiscal year; minus
(d)    the sum of (i) any non-cash credits and gains included in determining such Consolidated Net Income (or loss) for such fiscal year, (ii) any cash losses or charges excluded in the calculation of Consolidated Net Income (or loss) for such fiscal year pursuant to the proviso in the definition of Consolidated Net Income, (iii) the amount, if any, by which Net Working Capital increased during such fiscal year (except as a result of the reclassification of items from long-term to short-term or vice-versa), (iv) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of the Restricted Group decreased during such fiscal year and (v) the net amount, if any, by which the consolidated accrued long-term asset accounts of the Restricted Group increased during such fiscal year; minus

(e)    the sum (without duplication) of (i) Capital Expenditures made in cash for such fiscal year (and, at the Borrower’s option (and without deducting such amounts against the subsequent fiscal year’s Excess Cash Flow calculation), after the end of such fiscal year but prior to the date on which the prepayment pursuant to Section 2.10(d) for such fiscal year is required to have been made) (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed from Excluded Sources) and (ii) cash consideration paid during such fiscal year to make acquisitions or other Investments (other than Permitted Investments) (except to the extent financed from Excluded Sources); minus
(f)    the amount of cash payments made with respect to principal of Indebtedness repaid or prepaid, repurchased or redeemed, cash payments of earn-out obligations and the cash payments in respect of Capital Lease Obligations, in each case by the Restricted Group during such fiscal year (and, at the Borrower’s option (and without deducting such amounts against the subsequent fiscal year’s Excess Cash Flow calculation), after the end of such fiscal year but prior to the date on which the prepayment pursuant to Section 2.10(d) for such fiscal year is required to have been made), excluding (i) Indebtedness in respect of Revolving Loans and Letters of Credit or other revolving credit facilities (unless there is a corresponding reduction in the Revolving Commitments or the commitments in respect of such other revolving credit facilities, as applicable), (ii) Term Loans voluntarily prepaid or repurchased or prepaid pursuant to Section 2.10(c) or (d) and, to the extent Revolving Commitments are permanently reduced, Revolving Loans voluntarily prepaid, (iii) voluntary prepayments, repurchases or redemptions of other Indebtedness secured by the Collateral on a pari passu basis with the Obligations and (iv) repayments or prepayments, repurchases or redemptions of Indebtedness financed from Excluded Sources; minus
(g)    the aggregate amount of Restricted Payments made in cash during such fiscal year in accordance with Section 6.08 (and, at the Borrower’s option (and without deducting such amounts against the subsequent fiscal year’s Excess Cash Flow calculation), after the end of such fiscal year but prior to the date on which the prepayment pursuant to Section 2.10(d) for such fiscal year is required to have been made), except to the extent that such Restricted Payments (i) are made to fund expenditures that reduce Consolidated Net Income (or loss) of the Restricted Group or (ii) are financed from Excluded Sources; minus
(h)    without duplication of amounts deducted from Excess Cash Flow in a prior period, the aggregate consideration required to be paid in cash by the Borrower and its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to acquisitions and other Investments (other than Permitted Investments) and Capital Expenditures and expected to be consummated or made during the period of 12 months following the end of such period (except, in each case, to the extent financed from Excluded Sources); provided that to the extent the aggregate amount of cash actually utilized to finance such acquisitions and other Investments (other than Permitted Investments) and Capital Expenditures during such following period of 12 months is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period; minus
(i)    the aggregate amount of any premium, make-whole or penalty payments that are paid in cash during such fiscal year in connection with any prepayment Indebtedness, to the extent not deducted in determining such Consolidated Net Income (or loss) for such fiscal year; minus

(j)    the aggregate amount of mandatory prepayments made pursuant to Section 2.10(c) (or any similar provision in the agreement governing any other Indebtedness secured by the Collateral on a pari passu basis) with the proceeds of any event described in clause (a) or (b) of the definition of “Prepayment Event” during such fiscal year to the extent such proceeds are included in the calculation of such Consolidated Net Income (or loss) for such fiscal year; minus
(k)    the aggregate amount of deferred compensation paid in cash during such fiscal year; minus
(l)    cash payments made during such fiscal year in respect of long-term liabilities (other than amounts covered by clause (f) above or excluded pursuant to subclauses (i)- (iv) of clause (f) above) of the Restricted Group to the extent such payments were not expensed during such period or are not deducted in determining Consolidated Net Income (or loss) for such fiscal year, except to the extent financed from Excluded Sources; minus
(m)    cash expenditures in respect of Hedge Agreements during such period to the extent not deducted in arriving at such Consolidated Net Income; minus
(n)    the amount of taxes (including penalties and interest) paid in cash or tax reserves set aside or payable (without duplication) in such period to the extent such amounts exceed the amount of tax expense deducted in determining Consolidated Net Income for such period.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.
“Excluded Deposit Account” means (a) any deposit account the funds in which are used solely for the payment of salaries and wages, workers’ compensation and similar expenses in the ordinary course of business, (b) any deposit account that is a zero-balance disbursement account and (c) any deposit account the funds in which consist solely of (i) funds held by the Borrower or any Restricted Subsidiary in trust for any director, officer or employee of the Borrower or any Restricted Subsidiary or any employee benefit plan maintained by the Borrower or any Restricted Subsidiary, (ii) funds representing deferred compensation for the directors and employees of the Borrower or any Restricted Subsidiary, (iii) funds held as part of bona fide escrow arrangements or owned by Persons other than the Loan Parties or (iv) funds constituting cash collateral pledged to Persons other than the Secured Parties (in their capacity as such) as permitted under Section 6.02(a)(ii) (with respect to clauses (c), (d) and (z) of the definition of “Permitted Encumbrances”), (v), (viii), (xii), (xiii)(A), (xiii)(B), (xvii), (xviii) and (xix) of this Agreement.
“Excluded Property” means the following assets and property of any Loan Party: (i) all leasehold interests and any fee-owned real property other than Material Real Property (including requirements to deliver landlord waivers, estoppels and collateral access letters); (ii) aircraft, rolling stock, motor vehicles and other assets subject to certificates of title, letter of credit rights (except to the extent perfection can be obtained by filing of Uniform Commercial Code financing statements or equivalent) and commercial tort claims for which a complaint or a counterclaim has not yet been filed in a court of competent jurisdiction and commercial tort claims reasonably expected to result in a judgment not in excess of $5,000,000; (iii) “margin stock” (within the meaning of Regulation U), and pledges and security interests prohibited by applicable law, rule or regulation; (iv) Equity Interests in (x) any Excluded Subsidiary of the type described in clauses (a), (b) (to the extent (1) requiring the consent of one or more third parties (other than the Borrower or any of its Subsidiaries or any director, officer or employee thereof), (2) triggering a right of first refusal or co-sale rights or similar rights of third parties or (3) prohibited by the terms of any applicable organizational documents, joint venture agreement or similar contractual obligations, in each case pursuant to such agreement or other contractual arrangements in effect on the Closing Date or at the time of such acquisition, investment in or formation of such Person (and not entered into in connection with such acquisition, investment or formation), (d), (f) or (j) of the definition thereof or (y) any Person other than wholly owned Subsidiaries to the extent (1) requiring the consent of one or more third parties (other than the Borrower or any of its Subsidiaries or any director, officer or employee thereof), (2) triggering a right of first refusal or co-sale rights or similar rights of third parties or (3) the pledge thereof is not permitted by the terms of such Person’s organizational documents, joint venture documents or similar contractual obligations, in each case of this clause (iv)(y) pursuant to such agreement or other contractual arrangements in effect on the Closing Date or at the time of such acquisition, investment in or formation of such Person (and not entered into in connection with such acquisition, investment or formation) and unless such consent has been received; (v) assets (for the avoidance of doubt, including any voting Equity Interests of any entity) to the extent a security interest in such assets would result in material adverse tax consequences to the Borrower or any of its Subsidiaries (as reasonably determined in good faith by the Borrower in consultation with the Administrative Agent); (vi) rights, title or interest in any lease, license, sublicense or other agreement or in any equipment or property subject to a purchase money security interest, capitalized lease obligation or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license, sublicense or agreement or purchase money arrangement, capitalized lease obligation or similar arrangement or require the consent of any Person or create a right of termination in favor of any other party thereto (other than a Loan Party or any of its subsidiaries) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or equivalent law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or equivalent law notwithstanding such prohibition; (vii) assets that are (x) prohibited by applicable law, rule or regulation or require governmental (including regulatory) consent, approval, license or authorization to pledge such assets or (y) contractually prohibited on the Closing Date or the date of acquisition of such asset (or on the date an Excluded Subsidiary becomes a Loan Party by guaranteeing the Obligations) from pledging such assets, so long as such prohibition is not created in contemplation of such transaction, and unless such consent, approval, license or authorization has been received, in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code and other applicable requirements of law; (viii) any intent-to-use trademark application filed in the United States Patent and Trademark Office pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, prior to the accepted filing of a “Statement of Use” and issuance of a “Certificate of Registration” pursuant to Section 1(d) of the Lanham Act or an accepted filing of an “Amendment to Allege Use” whereby such intent-to-use trademark application is converted to a “use in commerce” application pursuant to Section 1(c) of the Lanham Act and any other intellectual property in any jurisdiction where such pledge or security interest would cause the invalidation, forfeiture or abandonment of such intellectual property under applicable law; (ix) Permitted Receivables Facility Assets sold, conveyed or otherwise transferred or pledged in connection with any Permitted Receivables Facility; (x) Excluded Deposit Accounts (including funds held therein);
(xi) Excluded Securities Accounts (including funds or other assets held therein); (xii) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in favor of the Administrative Agent in such licenses, franchises, charters or authorizations are prohibited or restricted thereby or under applicable law, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code and other applicable requirements of law; provided that in the event of the termination or elimination of any such prohibition or restriction contained in any applicable license, franchise, charter or authorization or applicable Law, a security interest in such licenses, franchises, charters or authorizations shall be automatically and simultaneously granted under the applicable Security Documents and such license, franchise, charter or authorization shall be included as Collateral; (xiii) other than with respect to a Specified Foreign Subsidiary added as a Loan Party, assets of Loan Parties located in any jurisdiction outside of the United States (but excluding (1) Equity Interests of any Foreign Subsidiary or any other Person organized in a jurisdiction outside of the United States and
(2) assets owned by a Loan Party organized under the laws of the United States in which a security interest can be perfected by the filing of a Uniform Commercial Code financing statement or by delivery of certificates evidencing Equity Interests); provided that Equity Interests in any Foreign Subsidiary shall constitute “Excluded Property” if constituting “Excluded Property” under another clause of this definition; (xiv) voting Equity Interests in excess of 65% of the issued and outstanding voting Equity Interests of any CFC or Foreign Subsidiary Holding Company, (xv) any Indenture Restricted Property, (xvi) any assets or property of a Specified Foreign Subsidiary that may be agreed to be excluded from the Collateral pursuant to the security documentation entered into pursuant to Section 5.11 with respect to such Specified Foreign Subsidiary and (xvii) those assets as to which the Administrative Agent and the Borrower reasonably agree that the cost or other consequences of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby.
“Excluded Securities Account” means (a) any securities account the funds in which are used solely for the payment of salaries and wages, workers’ compensation and similar expenses in the ordinary course of business and (b) any securities account the funds or assets in which consist solely of (i) funds or assets held by the Borrower or any Restricted Subsidiary in trust for any director, officer or employee of the Borrower or any Restricted Subsidiary or any employee benefit plan maintained by the Borrower or any Restricted Subsidiary, (ii) funds or assets representing deferred compensation for the directors and employees of the Borrower or any Restricted Subsidiary, (iii) funds or assets held as part of bona fide escrow arrangements or owned by Persons other than the Loan Parties or (iv) funds or assets constituting collateral pledged to Persons other than the Secured Parties (in their capacity as such) as permitted under Section 6.02(a)(ii) (with respect to clauses (c), (d) and (z) of the definition of “Permitted Encumbrances”), (v), (viii), (xii), (xiii)(A), (xiii)(B), (xvi) and (xviii) of this Agreement.
“Excluded Sources” means (a) proceeds of any incurrence or issuance of Long-Term Indebtedness (excluding revolving indebtedness) or Capital Lease Obligations and (b) proceeds of any issuance or sale of Equity Interests in any member of the Restricted Group (other than issuances or sales of Equity Interests to a member of the Restricted Group) or any capital contributions to any member of the Restricted Group (other than any capital contributions made by a member of the Restricted Group).
“Excluded Subsidiary” means (a) each Subsidiary designated by the Borrower for the purpose of this clause (a) from time to time, for so long as any such Subsidiary does not constitute a Material Subsidiary as of the most recently ended four fiscal quarters of the

Borrower; provided that if such Subsidiary would constitute a Material Subsidiary as of the end of such four fiscal quarter period, the Borrower shall cause such Subsidiary to become a Loan Party pursuant to Section 5.11, (b) each Subsidiary that is not a wholly owned Subsidiary or otherwise constitutes a joint venture (for so long as such Subsidiary remains a non-wholly owned Subsidiary or joint venture), (c) each Subsidiary that is prohibited by any applicable law, regulation or contract to provide the Guarantee required by the Collateral and Guarantee Requirement (so long as any such contractual restriction is not incurred in contemplation of such Person becoming a Subsidiary) (unless such prohibition is removed or any necessary consent, approval, waiver or authorization has been received), or would require governmental (including regulatory) consent, approval, license or authorization to provide such Guarantee, unless such consent, approval, license or authorization has been received (and for so long as such restriction or any replacement or renewal thereof is in effect) (including, for the avoidance of doubt, The Pitney Bowes Bank, Inc., and its subsidiaries); provided that~~,~~  any subsidiary of The Pitney Bowes Bank, Inc. that is formed or acquired after the Closing Date shall be formed or acquired in good faith for a bona fide business purpose and not for the primary purpose of circumventing the Guarantee and obligations that such subsidiary would otherwise be subject to under the Loan Documents, (d) each Unrestricted Subsidiary, (e) any Specified GEC Entity, (f) any special purpose entity (including any Receivables Entity, if not an Unrestricted Subsidiary) or broker-dealer entity, (g) any Subsidiary to the extent that the guarantee of the Obligations by such entity would result in material adverse tax consequences to the Borrower or any of its Subsidiaries (as reasonably determined in good faith by the Borrower in consultation with the Administrative Agent), (h) any Captive Insurance Subsidiary, (i) any non-profit Subsidiary for bona fide charitable purposes, (j) any Subsidiary of the Borrower that is, or would become as a result of providing the Guarantee required by the Collateral and Guarantee Requirement, an “investment company” as defined in, or subject to regulation under, the Investment Company Act, (k) any direct or indirect Subsidiary that is (x) a CFC Foreign Subsidiary or (y) a Foreign Subsidiary Holding Company, (l) any Foreign Subsidiary or (m) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the cost, burden, difficulty or other consequence of guaranteeing the Obligations shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom; provided that a Subsidiary that has become a Designated Subsidiary shall not constitute an Excluded Subsidiary.
“Excluded Swap Guarantor” means any Loan Party all or a portion of whose Guarantee of, or grant of a security interest to secure, any Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).
“Excluded Swap Obligations” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.18(b) or 9.02(c)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(f), (d) any withholding Taxes imposed under FATCA and (e) any U.S. federal backup withholding Taxes under Section 3406 of the Code.
“Existing Credit Agreement” means that certain Credit Agreement, dated as of November 1, 2019, among the Borrower, the lenders and issuing banks party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent, as amended, amended and restated, supplemented or otherwise modified prior to the Closing Date.
“Existing Letters of Credit” means those certain letters of credit, bank guarantees or similar instruments (if any) issued prior to, and in effect on, the Closing Date, and either (x) listed on Schedule 1.02 or (y) identified in a notice to the Administrative Agent after the Closing Date.
“Existing Maturity Date” has the meaning assigned to such term in Section 2.21(a). “Existing Revolving Borrowings” has the meaning assigned to such term in
Section 2.20(d).
“Existing Convertible Notes” means the $230,0000,000 aggregate principal amount of 1.50% Convertible Senior Notes due 2030.

“Existing Senior Notes” means the $380,000,000 aggregate principal amount of 6.875% senior unsecured notes due 2027 (the “Senior Notes Due 2027”), the $~~350,000,000~~476,000,000 aggregate principal amount of ~~7.25~~7.250% senior unsecured notes due 2029 (the “Senior Notes Due 2029”), the $35,841,000 aggregate principal amount of 5.25% senior unsecured notes due 2037 and the $425,000,000 aggregate principal amount of 6.7% senior unsecured notes due 2043, each issued by the Borrower prior to the Closing Date.
“Existing Senior Notes Documents” means the Existing Senior Notes Indenture, all other instruments, agreements and other documents evidencing or governing the Existing Senior

Notes or providing for any Guarantee or other right in respect thereof, and all schedules, exhibits and annexes to each of the foregoing, as may be amended pursuant to the terms hereof.
“Existing Senior Notes Indenture” means the Senior Indenture, dated as of February 14, 2005, between the Borrower and The Bank of New York Mellon (formerly known as The Bank of New York), as successor trustee to Citibank, N.A.
“Extension Effective Date” has the meaning assigned to such term in Section 2.21(a). “Facility” means each Revolving Facility and Term Facility, as context may require. “Fair Market Value” or “fair market value” means, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time taking into account the nature and characteristics of such asset, as reasonably determined by the Borrower in good faith.
“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b) of the Code (or any amended or successor version described above) and any intergovernmental agreement, treaty or convention (and any related legislation, rules or official administrative guidance) entered into in connection with the implementation of the foregoing.
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letter” means the Fee Letter, dated the Closing Date among Bank of America, N.A. and the Borrower.
“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person, or any other officer of such
Person performing the duties that are customarily performed by a chief financial officer, principal accounting officer, treasurer or controller and with respect to limited liability companies that do not have officers, the manager, sole member, managing member or general partner thereof, the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such Person, or any other officer of such Person performing the duties that are customarily performed by a chief financial officer, principal accounting officer, treasurer or controller and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Person so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer of the applicable Person designated in or pursuant to an agreement between the applicable Person and the Administrative Agent.

“First Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit L-1 (subject to such changes thereto agreed by the Administrative Agent to which the Administrative Agent is authorized to enter into) among the Borrower, the Subsidiaries of the Borrower from time to time party thereto, the Administrative Agent and one or more collateral agents or representatives for the holders of Indebtedness that is not prohibited under Section 6.01 and that is permitted to be secured by the Collateral on a pari passu basis with the Liens securing the Obligations.
“First Lien Net Leverage Ratio” means, as of any date, the ratio of (a) Consolidated First Lien Net Debt on such date to (b) Consolidated EBITDA for the most recently ended Test Period.
“First Lien Note Purchase Agreement” means the Note Purchase Agreement dated as of July 31, 2023, among the Borrower, as issuer, the subsidiary guarantors from time to time party thereto, Alter Domus (US) LLC, as Noteholder Representative, and the noteholders from time to time party thereto.
“Fixed Amounts” has the meaning specified in Section 1.06(b).
“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.
“Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions under Requirements of Law or by the terms of such Foreign Pension Plan; (b) the failure to register or loss of good standing with applicable regulatory authorities of any such Foreign Pension Plan required to be registered; (c) the failure of any Foreign Pension Plan to comply with any material Requirements of Law or with the material terms of such Foreign Pension Plan; or (d) the receipt of a notice from a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, in each case, which would reasonably be expected to result in the Borrower or any Restricted Subsidiary becoming subject to a material funding or contribution obligation with respect to such Foreign Pension Plan.
“Foreign Lender” means a Lender that is not a U.S. Person for U.S. federal income tax purposes.
“Foreign Pension Plan” means any plan, trust, insurance contract, fund (including any superannuation fund) or other similar program established or maintained by the Borrower or any one or more of its Restricted Subsidiaries primarily for the benefit of employees or other service providers of the Borrower or such Restricted Subsidiaries, as applicable, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Foreign Prepayment Event” has the meaning assigned to such term in Section 2.10(f). “Foreign Subsidiary” means each Subsidiary that is not a U.S. Subsidiary.
“Foreign Subsidiary Holding Company” means any Subsidiary with no material assets (held directly or through Subsidiaries) other than Equity Interests or Indebtedness of one or more CFC Foreign Subsidiaries.
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, subject to Section 1.04.
“GEC Bankruptcy Case” means a case under the Bankruptcy Code with respect to one or more Specified GEC Entities as debtors.
“Global Intercompany Note” means the global intercompany note substantially in the form of Exhibit E pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Obligations.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether State or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies exercising such powers or functions, such as the European Union or the European Central Bank).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of the Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by a Financial Officer of the Borrower)). The term “Guarantee” used as a verb has a corresponding meaning.
“Guarantee Agreement” means the Guarantee Agreement dated as of the Closing Date by and among the Administrative Agent and the Loan Parties from time to time party thereto,

attached hereto as Exhibit D, as may be amended, restated, amended and restated, supplemented or modified from time to time.
“Hazardous Materials” means all radioactive, hazardous or toxic substances, materials, wastes or other pollutants, including petroleum or petroleum by-products or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, chlorofluorocarbons and other ozone-depleting substances or mold, or any or materials or substances which are defined or regulated as “toxic,” or “hazardous,” or words of similar import, pursuant to any Environmental Law.
“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of the foregoing transactions; provided that “Hedging Agreement” shall not include (i) phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any member of the Restricted Group, (ii) Convertible Indebtedness or any Permitted Bond Hedge Transaction or Permitted Warrant Transaction, (iii) any accelerated share repurchase contract, share call option or similar contract with respect to the Borrower’s Equity Interests entered into to consummate a repurchase of such Equity Interests, (iv) any forward sale contract with respect to the Borrower’s Equity Interests or (v) put and call options and forward arrangements entered into in connection with joint ventures and other business investments, acquisitions and dispositions permitted under this Agreement.
“Incremental Dollar Basket” has the meaning assigned to such term in Section 2.20(a). “Incremental Extensions of Credit” has the meaning assigned to such term in
Section 2.20(a).
“Incremental Facilities” has the meaning assigned to such term in Section 2.20(a).

“Incremental Facility Amendment” has the meaning assigned to such term in Section 2.20(c).
“Incremental Ratio Basket” has the meaning assigned to such term in Section 2.20(a). “Incremental Revolving Commitment” has the meaning assigned to such term in
Section 2.20(a).
“Incremental Revolving Loans” has the meaning assigned to such term in Section 2.20(a).
“Incremental Term Loan Increase” has the meaning assigned to such term in Section 2.20(a).
“Incremental Term Loans” has the meaning assigned to such term in Section 2.20(a). “Incremental Tranche A Term Loan” means any Incremental Term Loan that would be considered a “Term A” loan under then-existing customary market convention.
“Incremental Tranche B Term Loan” means any Incremental Term Loan that would be considered a “Term B” loan under then-existing customary market convention.
“Incurrence-Based Amounts” has the meaning specified in Section 1.06(b). “Indebtedness” of any Person means, without duplication, (a) all obligations of such
Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (x) trade accounts payable and other accrued or cash management obligations, in each case incurred in the ordinary course of business, (y) any earn-out obligation unless such obligation is not paid promptly after becoming due and payable and (z) Taxes and other accrued expenses), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) net obligations of such Person under any Hedging Agreement and (k) all Disqualified Equity Interests in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Equity Interests; provided that the term “Indebtedness” shall not include (A) deferred or prepaid revenue, (B) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty, indemnity or other unperformed obligations of the seller, (C) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, (D) obligations in respect of any residual value guarantees on equipment leases, (E) any take-or-pay or similar obligation to the extent such obligation is not shown as a liability on the balance sheet of such Person in accordance with GAAP and (F) asset retirement obligations and obligations in respect of reclamation and workers’ compensation (including pensions and retiree medical care). In addition, for the avoidance of doubt, obligations in respect of customer deposits shall not constitute Indebtedness. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person or such Person has otherwise become liable for the payment thereof) be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under this Agreement or any other Loan Document and (b) to the extent not otherwise described in clause
(a)    of this definition, Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).
“Indenture Restricted Property” means any Principal Domestic Manufacturing Plant and any shares of stock or “Indebtedness” of any “Restricted Subsidiary” (as each such quoted term is defined in the Existing Senior Notes Documents as in effect on the Closing Date); provided that such assets shall only constitute Indenture Restricted Property so long as any Indebtedness remains outstanding under the Existing Senior Notes Indenture.
“Initial Term Loans” means, collectively, the Tranche A Term Loans and the Tranche B Term Loans made on the Closing Date.
“Inside Maturity Debt” means Indebtedness incurred, at the option of the Borrower, with
(i) in the case of such Indebtedness secured by Liens on the Collateral on a pari passu basis with the Liens securing the Obligations, a weighted average life to maturity shorter than the longest remaining weighted average life to maturity of any Term Facility then in effect (without giving effect to any prior payments that would otherwise modify such weighted average life to maturity) or a maturity date that is earlier than the Latest Maturity Date at the time such Indebtedness is incurred and (ii) in the case of such Indebtedness secured by Liens on the Collateral on a junior basis to the Liens securing the Obligations or that is unsecured, a final maturity date earlier than the date that is ninety-one (91) days after the Latest Maturity Date at the time such Indebtedness is incurred or scheduled amortization or scheduled payments of principal or mandatory redemption, repurchase, repayment or sinking fund obligation (except, in each case, upon the occurrence of an event of default, event of loss, asset sale or a change in control or at final maturity, or if such payment, redemption, repurchase, repayment or sinking fund obligation is subject to prior payment in full of the Loan Document Obligations, reduction of the LC Exposure to zero and termination of the Commitments), in each case under this clause (ii), prior to the date that is ninety-one (91) days after the Latest Maturity Date as of the date such Indebtedness is incurred, in an aggregate principal amount for all such Indebtedness incurred or issued in reliance on this definition not to exceed $75,000,000 at any time outstanding, measured at the time of incurrence of such Indebtedness; provided that no Inside Maturity Debt ~~(x)~~ that is secured by Liens on the Collateral on a pari passu basis with the Obligations shall have a final maturity date earlier than the Tranche A Term Maturity Date and the Revolving Maturity Date ~~or (y) that is unsecured, secured by assets that do not constitute Collateral or secured by Liens on the Collateral on a junior basis to the Obligations to have a final maturity date that is earlier than the date that is ninety-one (91) days after the Tranche A Term Maturity Date and the Revolving Maturity Date).~~ .
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06, which shall be in a form approved by the Administrative Agent and otherwise consistent with the requirements of Section 2.06.
“Interest Payment Date” means, (a) as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates, (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date, (c) as to any Alternative Currency Daily Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date and (d) as to any Alternative Currency Term

Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for an Alternative Currency Term Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall be Interest Payment Dates.
“Interest Period” means as to each Term SOFR Loan and Alternative Currency Term Rate Loan, the period commencing on the date such Term SOFR Loan or Alternative Currency Term Rate Loan is disbursed or converted to or continued as a Term SOFR Loan or Alternative Currency Term Rate Loan, as applicable and ending on the date one, three or six months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the Borrower in its Borrowing Request; provided that:
(i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan or Alternative Currency Term Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)    any Interest Period pertaining to a Term SOFR Loan or Alternative Currency Term Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii)    no Interest Period shall extend beyond the Maturity Date. “Investment Company Act” means the United States Investment
Company Act of 1940, as amended from time to time.

“Investments” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any principal repayment of such Investment and any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment and without duplication of amounts increasing the Available Amount), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as reasonably determined in good faith by a Financial Officer, (c) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value (as reasonably determined in good faith by a Financial Officer) of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment and without duplication of amounts increasing the Available Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (i) the cost of all additions thereto and minus (ii) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in clause (ii) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto and without duplication of amounts increasing the Available Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. If an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer. For the avoidance of doubt, any capitalization of, or other contribution to, The Pitney Bowes Bank, Inc. or a subsidiary of The Pitney Bowes Bank, Inc. by the Borrower or any of its Restricted Subsidiaries shall be an “Investment” in a Restricted Subsidiary that is not a Loan Party (unless such subsidiary is otherwise designated an Unrestricted Subsidiary).
“IP Rights” has the meaning specified in Section 3.05(b). “IRS” means the United States Internal Revenue Service.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“Issuing Banks” means (a) Bank of America, N.A., (b) CIBC Bank USA, (c) Truist Bank,
(d) Citizens Bank, N.A., (e) Goldman Sachs Bank USA, and (f~~) JPMorgan Chase Bank, N.A. and (g~~) each Revolving Lender that shall have become an Issuing Bank hereunder as provided in Section 2.04(j) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.04(k)) and solely with respect to any Existing Letters of Credit, each Revolving Lender (or an Affiliate thereof) that is an issuer thereof as listed on Schedule 1.02 or in the relevant notice to the Administrative Agent, each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“Judgment Currency” has the meaning assigned to such term in Section 9.18.
“Junior Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit L-2 (subject to such changes agreed by the Administrative Agent as the Administrative Agent is authorized to enter into) among the Administrative Agent and one or more collateral agents or representatives for the holders of Indebtedness that is not prohibited under Section 6.01 and is permitted to be secured by the Collateral on a junior Lien basis to the Liens securing the Obligations.
“Latest Maturity Date” means, at any time, the latest of the Maturity Dates in respect of the Classes of Loans and Commitments that are outstanding at such time.
“LC Commitment” means, with respect to an Issuing Bank, the aggregate maximum amount of Letters of Credit at any time outstanding that it will be required to issue hereunder. The LC Commitment of each Issuing Bank existing on the ~~Closing~~Third Amendment Effective Date is set forth with respect to such Issuing Bank on Schedule 2.01 ~~hereto~~attached to the Third Amendment, and the LC Commitment of each Lender designated as an Issuing Bank after the ~~Closing~~Third Amendment Effective Date will be specified in the agreement with respect to such designation contemplated by Section 2.04(j). The LC Commitment of any Issuing Bank may be increased or reduced by written agreement between such Issuing Bank and the Borrower, provided that a copy of such written agreement shall have been delivered to the Administrative Agent.
“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, (a) the sum of the Dollar Equivalents of the aggregate undrawn amounts of all outstanding Letters of Credit at such time plus (b) the sum of the Dollar Equivalents of the amounts of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be such Lender’s Applicable Percentage of the aggregate LC Exposure at such time, adjusted to give effect to any reallocation under Section 2.19(c) of the LC Exposure of Defaulting Lenders in effect at such time.
“LC Participation Calculation Date” means, with respect to any LC Disbursement made by any Issuing Bank or any refund of a reimbursement payment made by any Issuing Bank to the Borrower, in each case in an Alternative Currency, (a) the date on which such Issuing Bank shall advise the Administrative Agent that it purchased with Dollars the Alternative Currency used to make such LC Disbursement or refund or (b) if such Issuing Bank shall not advise the Administrative Agent that it made such a purchase, the date on which such LC Disbursement or refund is made.
“LC Sublimit” means an amount equal to $100,000,000.
“LCT Election” means the Borrower’s election to test the permissibility of a Limited Condition Transaction in accordance with the methodology set forth in Section 1.06.

“LCT Test Date” has the meaning specified in Section 1.06.
“Lender Party” and “Lender Recipient Party” means collectively, the Lenders and the Issuing Banks.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Incremental Facility Amendment or a Refinancing Facility Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.
“Letters of Credit” means any letter of credit (or with respect to any Issuing Bank, any bank guarantee (or similar instrument) as such Issuing Bank may in its sole discretion approve) denominated in Dollars or in an Alternative Currency issued pursuant to this Agreement by an Issuing Bank under the Revolving Commitments and shall include any Existing Letter of Credit (which shall be deemed issued hereunder on the Closing Date or on the date specified in the relevant notice to the Administrative Agent), other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05; provided that none of Goldman Sachs Bank USA, or CIBC Bank USA ~~or JPMorgan Chase Bank, N.A.~~ shall be obligated to issue any Letter of Credit other than standby letters of credit.
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means, with respect to any asset, (a) any mortgage, lien, pledge, hypothecation, charge, security interest or other encumbrance in, on or of such asset or (b) the interest of a vendor or a lessor under any conditional sale agreement or title retention agreement (or any capital lease or financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease be deemed to constitute a Lien.
“Limited Condition Transaction” means (i) any acquisition of any assets, business or person, or a merger or consolidation, in each case involving third parties, or similar Investment permitted hereunder (subject to Section 1.06) by the Borrower or one or more of the Restricted Subsidiaries, including by way of merger or amalgamation, whose consummation is not conditioned on the availability of, or on obtaining, third party financing (or, if such condition does exist, the Borrower or any Restricted Subsidiary, as applicable, would be required to pay any fee, liquidated damages or other amount or be subject to any indemnity, claim or other liability as a result of such third party financing not having been available or obtained) or (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.
“Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations of the Borrower under this Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations (including with respect to attorneys’ fees) and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (b) the due and punctual payment of all the obligations of each other Loan Party under or pursuant to each of the Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).
“Loan Documents” means this Agreement, any Incremental Facility Amendment, any Refinancing Facility Agreement, any Security Document, any agreement designating an additional Issuing Bank as contemplated by Section 2.04(j) and, except for purposes of Section 9.02, the Global Intercompany Note and any promissory notes delivered pursuant to Section 2.08(d) (and, in each case, any amendment, restatement, waiver, supplement or other modification to any of the foregoing) and any document designated as a Loan Document by the Administrative Agent and the Borrower.

“Loan Parties” means, collectively, the Borrower and each Subsidiary of the Borrower other than an Excluded Subsidiary (but including any Designated Subsidiary).
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement, including pursuant to any Incremental Facility Amendment or any Refinancing Facility Agreement.
“Long-Term Indebtedness” means any Indebtedness (excluding Indebtedness permitted by Section 6.01(a)(iv)) that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.
“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, (a) in the case of the Revolving Lenders, Lenders having Revolving Exposures and unfunded Revolving Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure and the unfunded Aggregate Revolving Commitment at such time and (b) in the case of the Term Lenders of any Class, Lenders holding outstanding Term Loans of such Class representing more than 50% of the aggregate principal amount of all Term Loans of such Class outstanding at such time; provided that whenever there are one or more Defaulting Lenders, the total outstanding Term Loans and Revolving Exposures of, and the unfunded Commitments of, each Defaulting Lender of any Class shall be excluded for purposes of making a determination of Majority in Interest.
“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition or results of operations of the Borrower and the Restricted Subsidiaries, taken as a whole, (b) the ability of the Loan Parties (taken as a whole) to perform their material obligations to the Lenders or the Administrative Agent under this Agreement or any other Loan Document or

(c) the material rights of, or remedies available to, the Administrative Agent or the Lenders under this Agreement or any other Loan Document.
“Material Indebtedness” means Indebtedness (other than the Loans, the Letters of Credit and the Guarantees under the Loan Documents and other than any Permitted Receivables Facility that is non-recourse to the Restricted Group other than in respect of Standard Securitization Undertakings), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the Restricted Subsidiaries in an aggregate principal amount exceeding $~~75,000,000~~100,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
“Material Real Property” means any fee-owned real property (i) with a Fair Market Value of more than $~~10,000,000~~25,000,000 that is owned by a Loan Party as of the ~~Closing~~Third Amendment Effective Date, with any such real property being specified in Schedule 1.01 or (ii) with a Fair Market Value of more than $~~10,000,000~~25,000,000 that is acquired after the date hereof by any Loan Party or owned by a Subsidiary that becomes a Loan Party pursuant to Section 5.11, in each case other than any Principal Domestic Manufacturing Plant (so long as any Indebtedness remains outstanding under the Existing Senior Note Indenture).
“Material Subsidiary” means each Restricted Subsidiary (a) the Consolidated Total Assets of which equal 5.0% or more of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries or (b) the consolidated revenues of which equal 5.0% or more of the consolidated revenues of the Borrower and the Restricted Subsidiaries, in each case as of the end of or for the most recent period of four consecutive fiscal quarters of the Borrower for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first delivery of any such financial statements, as of the end of or for the period of four consecutive fiscal quarters of the Borrower most recently ended prior to the date of this Agreement); provided that if, at the end of or for any such most recent period of four consecutive fiscal quarters, the combined Consolidated Total Assets or combined consolidated revenues of all Restricted Subsidiaries that pursuant to the criteria set forth in clauses (a) and (b) above (not including any Designated Subsidiary or any Restricted Subsidiary that constitutes an Excluded Subsidiary pursuant to another clause of the definition of “Excluded Subsidiary”) shall have exceeded 7.5% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries or 7.5% of the consolidated revenues of the Borrower and the Restricted Subsidiaries, respectively, then one or more of such excluded Restricted Subsidiaries shall for all purposes of this Agreement be designated by the Borrower to be Material Subsidiaries, until such excess shall have been eliminated.
“Maturity Date” means the Revolving Maturity Date, the Tranche A Term Maturity Date, the Tranche B Term Maturity Date or the maturity date with respect to any Class of Incremental Term Loans, Refinancing Term Loans or Other Revolving Commitments, including any series of any Class of Loans and / or Commitments as extended pursuant to Section 2.21, as the context requires.

“Maturity Date Extension Request” means a request by the Borrower, substantially in the form of Exhibit H hereto or such other form as shall be approved by the Administrative Agent, for the extension of the applicable Maturity Date pursuant to Section 2.21.
“Maximum Rate” has the meaning assigned to such term in Section 9.13.
“MFN Excluded Loans” means any Incremental Tranche B Term Loans or other Indebtedness to which MFN Protection would apply if such Indebtedness were incurred as Incremental Tranche B Term Loans that (a) together with the aggregate principal amount of all other Incremental Tranche B Term Loans and all other Indebtedness to which MFN Protection would apply if such Indebtedness were incurred as Incremental Tranche B Term Loans as required pursuant to the terms of this Agreement, is less than $200,000,000 at any time outstanding measured at the time of incurrence of such Indebtedness, (b) matures on or after the date that is at least 12 months after the Maturity Date of the Tranche B Term Loans, (c) is denominated in a currency other than Dollars or (d) is incurred in order to fund the consummation of a Permitted Acquisition or permitted Investment.
“MFN Protection” has the meaning assigned to such term in Section 2.20(b).

“MNPI” means material information concerning the Borrower, any Subsidiary or any Affiliate of any of the foregoing or their respective securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act. For purposes of this definition, “material information” means information concerning the Borrower, the Subsidiaries or any Affiliate of any of the foregoing or any of their respective securities that could reasonably be expected to be material for purposes of the United States Federal and State securities laws and, where applicable, foreign securities laws.
“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.
“Mortgage” means a mortgage, deed of trust or other security document granting a Lien on any Mortgaged Property owned by Loan Party to secure the Obligations. Each Mortgage shall be reasonably satisfactory in form and substance to the Administrative Agent.
“Mortgaged Property” means, initially, each parcel of Material Real Property existing on the ~~Closing~~Third Amendment Effective Date, if any, and identified on Schedule 1.01 and thereafter, each parcel of Material Real Property with respect to which a Mortgage is required to be granted pursuant to Section 5.11 or 5.12, as applicable.
“Multiemployer Plan” means a “multiemployer plan”, as defined in Section 4001(a)(3) of ERISA, and in respect of which the Borrower or any of its ERISA Affiliates makes or is obligated to make contributions or with respect to which any of them has any ongoing obligation or liability, contingent or otherwise.
“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earnout, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum, without duplication, of (i) all fees and out-of-pocket expenses paid in connection with such event by the Restricted Group (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (ii) in the case of a sale, transfer, lease or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), (x) the amount of all payments that are permitted hereunder and are made by the Restricted Group as a result of such event to repay Indebtedness (other than the Loans or other Indebtedness subject to an Acceptable Intercreditor Agreement) secured by such asset or Indebtedness that is otherwise subject to mandatory prepayment as a result of such event, (y) the pro rata portion of net cash proceeds thereof attributable to minority interests and not available for distribution to or for the account of the Borrower and the Restricted Subsidiaries as a result thereof and (z) the amount of any liabilities directly associated with such asset and retained by the Borrower or any Restricted Subsidiary and including pension and other post-employment benefit liabilities and liabilities related to environmental matters, and (iii) the amount of all taxes paid (or reasonably estimated to be payable), and the amount of any reserves established in accordance with GAAP to fund purchase price adjustment, indemnification and other liabilities (other than any earnout obligations, but including pension and other post-employment benefit liabilities and liabilities related to environmental matters) reasonably estimated to be payable, as a result of the occurrence of such event (including, without duplication of the foregoing, the amount of any distributions in respect thereof pursuant to Section 6.08(a)(xi)) (as determined reasonably and in good faith by a Financial Officer of the Borrower). For purposes of this definition, in the event any contingent liability reserve established with respect to any event as described in clause (b)(iii) above shall be reduced, the amount of such reduction shall, except to the extent such reduction is made as a result of a payment having been made in respect of the contingent liabilities with respect to which such reserve has been established, be deemed to be receipt, on the date of such reduction, of cash proceeds in respect of such event.
“Net Proceeds Prepayment Amount” has the meaning specified in Section 2.10(c).
“Net Working Capital” means, at any date, (a) the consolidated current assets of the Restricted Group as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Restricted Group as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.
“Non-Consenting Lender” means a Lender whose consent to a Proposed Change is not obtained.
“Non-SOFR Successor Rate” has the meaning assigned to such term in Section 2.13. “Obligations” means, collectively, (a) all the Loan Document Obligations of the Loan
Parties, (b) all the Secured Cash Management Obligations of the Loan Parties and the Restricted Subsidiaries and (c) all the Secured Hedging Obligations of the Loan Parties and the Restricted

Subsidiaries. For the avoidance of doubt, Obligations shall not include any Excluded Swap Obligations.
“Open Market Purchase” means the acquisition of Term Loans by any Purchasing Borrower Party through a broker, a trading platform or other customary source for the purchase of syndicated loans in the secondary market in a transaction conducted at an arms-length based upon either a quoted market price or other measure of fair market value, as determined by the Borrower in good faith.
“Original Pro Rata Maturity Date” means ~~March 19~~May 18, ~~2028~~2031. “Original Tranche B Term Maturity Date” means March 19, 2032.
“Other Connection Taxes” means, with respect to any Recipient, a Tax imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any other Loan Document, or sold or assigned an interest in this Agreement or any other Loan Document).
“Other Revolving Commitments” means one or more Classes of revolving credit commitments hereunder that result from a Refinancing Facility Agreement; provided that such Indebtedness constitutes Refinancing Facility Indebtedness.
“Other Revolving Loans” means one or more Classes of Loans funded in respect of Other Revolving Commitments.
“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18(b)).
“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent or the applicable Issuing Bank(s), as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent or the applicable Issuing Bank(s), as the case may be, in accordance with banking industry rules on interbank compensation; provided, further, that if the Overnight Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Participant” has the meaning assigned to such term in Section 9.04(c). “Participant Register” has the meaning assigned to such term in Section 9.04(c).
“Participating Member State” means any member state of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with the legislation of the European Community relating to the Economic and Monetary Union.
“Payment” has the meaning assigned to it in Section 8.04(b).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in Section 4002 of ERISA and any successor entity performing similar functions.
“Perfection Certificate” means a certificate in the form of Exhibit C or any other form approved by the Administrative Agent.

“Permitted Acquisition” means any acquisition or similar Investment permitted pursuant to Section 6.04(b).
“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Borrower’s common Equity Interests purchased by the Borrower in connection with the issuance of any Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the issuer from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Borrower from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction. For the avoidance of doubt, a Permitted Bond Hedge Transaction shall be treated as an Investment for all purposes under this Agreement.
“Permitted Encumbrances” means, with respect to any Person:
(a)    Liens imposed by law for Taxes, assessments or governmental charges that (i) are not yet overdue for a period of more than 30 days or not subject to penalties for nonpayment, (ii) are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or (iii) for property taxes on any property that such Person or one of its subsidiaries has determined to abandon if the sole recourse for such Tax, assessments, or charges is to such property;
(b)    Liens with respect to outstanding motor vehicle fines and carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’, construction contractors’ and other like Liens imposed by law or landlord liens specifically created by contract, arising in the ordinary course of business and securing obligations that are not overdue by more than 45 days or are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or other Liens arising out of or securing judgments or awards against such Person with respect to which such Person shall be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(c)    pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, health, disability or employee benefits and other social security laws or similar legislation or regulations and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;
(d)    pledges and deposits made (i)(x) to secure the performance of bids, tenders, trade contracts (other than for payment of Indebtedness), governmental contracts, leases (other than Capital Lease Obligations), public or statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;
(e)    judgment and attachment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 7.01 and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
(f)    easements, survey exceptions, charges, ground leases, protrusions, encroachments on use of real property or reservations of, or rights of others for, licenses, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, any zoning, building or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property, servicing agreements, site plan agreements, developments agreements, contract zoning agreements, subdivision agreements, facilities sharing agreements, cost sharing agreements and other agreements pertaining to the use or development of any of the real property of the Borrower and the Restricted Subsidiaries, restrictions, rights-of-way and similar encumbrances (including minor defects or irregularities in title) on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not individually or in the aggregate materially interfere with the ordinary conduct of business of the Borrower and its Subsidiaries, taken as a whole, including leases, subleases, licenses, sublicenses, occupancy agreements or assignments of or in respect of real or personal property;
(g)    banker’s liens, rights of setoff or similar rights and remedies and other customary and ordinary course Liens, in each case, as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Indebtedness;
(h)    Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases, accounts or consignments entered into by the Borrower and the Restricted Subsidiaries or purported Liens evidenced by filings of precautionary Uniform Commercial Code (or similar filings under applicable law) financing statements or similar public filings;

(i)    Liens of a collecting bank arising in the ordinary course of business under Section 4-208 (or the applicable corresponding section) of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;
(j)    (i) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property or rights (other than IP Rights) subject to any lease, sublease, license or sublicense or concession agreement held by the Borrower or any Restricted Subsidiary in the ordinary course of business and (ii) deposits of cash with the owner or lessor of premises leased and operated by the Borrower or any of its Subsidiaries in the ordinary course of business of the Borrower and such
Subsidiary to secure the performance of the Borrower’s or such Subsidiary’s obligations under the terms of the lease for such premises;
(k)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(l)    Liens that are contractual rights of set-off;
(m)    Liens (i) of a collection bank arising under Section 4-208 of the New York Uniform Commercial Code or Section 4-210 of the Uniform Commercial Code applicable in other States on items in the course of collection, (ii) attaching to pooling accounts, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, or (iii) in favor of a banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law or under general terms and conditions encumbering deposits, deposit accounts, securities accounts, cash management arrangements (including the right of set-off and netting arrangements) or other funds maintained with such institution or in connection with the issuance of letters of credit, bank guarantees or other similar instruments and which are within the general parameters customary in the banking or finance industry;
(n)    Liens encumbering customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(o)    Liens in respect of the leasing of equipment to customers in the ordinary course of the Restricted Group’s financing business;
(p)    Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s accounts payable or similar obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(q)    deposits made or other security provided in the ordinary course of business to secure liability to insurance brokers, carriers, underwriters or under self-insurance arrangements in respect of such obligations;
(r)    Liens on the Equity Interests or other securities of Unrestricted Subsidiaries to the extent securing obligations of such Unrestricted Subsidiaries, which obligations shall be non-recourse to the Restricted Group;
(s)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
(t)    Liens on Permitted Receivables Facility Assets incurred and transferred in connection with a Permitted Receivables Facility, including Liens on such assets resulting from precautionary    Uniform    Commercial    Code    (or    equivalent    statutes)    filings    or    from recharacterization of any such sale as a financing or loan;

(u)    non-exclusive licenses or sublicenses of IP Rights granted in the ordinary course of business that do not materially interfere with the business of the Borrower or any Restricted Subsidiary;
(v)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto or on funds received from insurance companies on account of third party claims handlers and managers;
(w)    agreements to subordinate any interest of the Borrower or any Restricted Subsidiary in any accounts receivable or other proceeds arising from consignment of inventory by the Borrower or any Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business;
(x)    with respect to any entities that are not Loan Parties, other Liens and privileges arising mandatorily by Law;
(y)    Liens arising pursuant to Section 107(l) of the Comprehensive Environmental Response, Compensation and Liability Act or similar lien provision of any other Environmental Law;
(z)    Liens on cash or Permitted Investments securing Hedging Agreements in the ordinary course of business;
(aa) rights of recapture of unused real property (other than any Material Real Property of Loan Parties) in favor of the seller of such property set forth in customary purchase agreements and related arrangements with any Governmental Authority;
(bb) Liens on the property of (x) any Loan Party in favor of any other Loan Party and (y) any Restricted Subsidiary that is not a Loan Party in favor of the Borrower or any Restricted Subsidiary;
(cc) Liens or security given to public utilities or to any municipality or Governmental Authority when required by the utility, municipality or Governmental Authority in connection with the supply of services or utilities to the Borrower and any other Restricted Subsidiaries; and
(dd)    receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof.;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness in respect of borrowed money, other than Liens referred to in clauses (r), (t) and (bb) above.

“Permitted First Lien Ratio Debt” has the meaning assigned to such term in 6.01(a)(xx). “Permitted Investments” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), maturing within one year from the date of acquisition thereof;

(b)    investments in commercial paper and variable and fixed rate notes maturing within 12 months from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 by S&P or P-2 by Moody’s;
(c)    investments in certificates of deposit, banker’s acceptances and demand or time deposits, in each case maturing within 12 months from the date of acquisition thereof, issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
(e)    “money market funds” that (i) comply with the criteria set forth in Rule 2a~~-7~~-7 of the Investment Company Act, (ii) are rated AAA- by S&P and Aaa3 by Moody’s and
(iii) have portfolio assets of at least $5,000,000,000;
(f)    asset-backed securities rated AAA by Moody’s or S&P, with weighted average lives of 12 months or less (measured to the next maturity date);
(g)    readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, and in each such case with a “stable” or better outlook, with maturities of 24 months or less from the date of acquisition;
(h)    Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated “AAA” (or the equivalent thereof) or better by S&P or “Aaa3” (or the equivalent thereof) or better by Moody’s (or reasonably equivalent ratings of another internationally recognized rating agency);
(i)    investment funds investing at least 95% of their assets in securities of the types described in clauses (a) through (h) above;

(j)    in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes; and
(k)    Dollars, Euros, Canadian dollars, Sterling or any other readily tradable currency held by it from time to time in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries.
“Permitted Junior Lien Refinancing Debt” means any secured Indebtedness incurred by the Borrower in the form of one or more series of senior secured notes or loans; provided that (i) such Indebtedness is secured by the Collateral on a junior lien basis to the Obligations and is not secured by any property or assets other than the Collateral, (ii) such Indebtedness constitutes Refinancing Facility Indebtedness, (iii) if not incurred pursuant to a Refinancing Facility Agreement, the security agreements relating to such Indebtedness are not materially more favorable (when taken as a whole) to the lenders or holders providing such Indebtedness than the existing Security Documents are to the Lenders and (iv) if not incurred pursuant to a Refinancing Facility Agreement, the holders of, or an agent, trustee or note agent acting on behalf of the holders of, such Indebtedness shall have become party to an Acceptable Intercreditor Agreement.

“Permitted Junior Secured Ratio Debt” has the meaning assigned to such term in 6.01(a)(xx).
“Permitted Pari Passu Refinancing Debt” means any secured Indebtedness incurred by the Borrower in the form of one or more series of senior secured notes or loans; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis with the Obligations and is not secured by any property or assets other than the Collateral, (ii) such Indebtedness constitutes Refinancing Facility Indebtedness, (iii) if not incurred pursuant to a Refinancing Facility Agreement, the security agreements relating to such Indebtedness are not materially more favorable (when taken as a whole) to the lenders or holders providing such Indebtedness than the existing Security Documents are to the Lenders and (vi) if not incurred pursuant to a Refinancing Facility Agreement, the holders of, or an agent, trustee or note agent acting on behalf of the holders of, such Indebtedness shall have become party to an Acceptable Intercreditor Agreement.
“Permitted PB Bank Revolving Line of Credit” means one or more revolving lines of credit to be provided by the Borrower or any of its Subsidiaries to The Pitney Bowes Bank, Inc. in an aggregate principal amount not to exceed $100,000,000.
“Permitted Receivables Facility” means one or more receivables facilities created under Permitted Receivables Facility Documents providing for (a) the factoring, sale, contribution or pledge by one or more of the Borrower or a Restricted Subsidiary (each a “Receivables Seller”) of Permitted Receivables Facility Assets (thereby providing financing to the Receivables Sellers) to a Receivables Entity (either directly or through another Receivables Seller), which in turn shall sell or pledge interests in the respective Permitted Receivables Facility Assets to third-party lenders or investors (which may be The Pitney Bowes Bank, Inc. or one of its subsidiaries) pursuant to the Permitted Receivables Facility Documents (with the Receivables Entity permitted to issue investor certificates, purchased interest certificates or other similar documentation evidencing interests in the Permitted Receivables Facility Assets) in return for the cash used by the Receivables Entity to purchase the Permitted Receivables Facility Assets from the respective Receivables Sellers or (b) the factoring, sale, contribution or pledge by one or more Receivables Sellers of Permitted Receivables Facility Assets to third-party lenders or investors (which may be The Pitney Bowes Bank, Inc. or one of its subsidiaries) pursuant to the Permitted Receivables Facility Documents in connection with Receivables-backed financing programs, in each case as more fully set forth in the Permitted Receivables Facility Documents; provided that in each case, of clause (a) and clause (b), such facilities are not recourse to the Borrower or any Restricted Subsidiary (other than a Receivables Entity) in any way other than pursuant to Standard Securitization Undertakings.
“Permitted Receivables Facility Assets” means (i) Receivables (whether now existing or arising in the future) of the Borrower and the Restricted Subsidiaries which are transferred or pledged pursuant to a Permitted Receivables Facility and any related Permitted Receivables Related Assets which are also transferred or pledged pursuant to such Permitted Receivables Facility and all proceeds thereof and (ii) loans to Subsidiaries secured by Receivables (whether now existing or arising in the future) and any Permitted Receivables Related Assets of the Borrower and the Restricted Subsidiaries which are made pursuant to a Permitted Receivables Facility.

“Permitted Receivables Facility Documents” means each of the documents and agreements entered into in connection with a Permitted Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests, all of which documents and agreements shall be in form and substance reasonably customary for transactions of this type as reasonably determined in good faith by the Borrower.
“Permitted Receivables Related Assets” means any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions or other financings involving Receivables, as determined in good faith by the Borrower and including for the avoidance of doubt related equipment, inventory, software, leases, loans, licenses and other contractual rights, as applicable, any accounts into which collections on such Receivables are received (and not containing any other material amounts) and the Equity Interests of any Receivables Entity, and any collections or proceeds of any of the foregoing.
“Permitted Unsecured Ratio Debt” has the meaning assigned to such term in 6.01(a)(xx).
“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by the Borrower in the form of one or more series of senior or subordinated unsecured notes or loans; provided that (i) such Indebtedness constitutes Refinancing Facility Indebtedness and (ii) such Indebtedness is not secured by any Lien or any property or assets.
“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Borrower’s common Equity Interests sold by the Borrower, substantially concurrently with any purchase by the Borrower of a related Permitted Bond Hedge Transaction.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any of its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” has the meaning assigned to such term in Section 9.01(d). “Prepayment Event” means:
(a)    any sale, transfer, lease or other disposition (including pursuant to a sale and leaseback transaction and by way of merger or consolidation) (for purposes of this defined term, collectively, “dispositions”) of any asset of any member of the Restricted Group, other than
(i) dispositions described in clauses (a) through (i) and (l), (m), (n) ~~and~~, (o) and (q) of Section 6.05, and (ii) dispositions of the Released Group;
(b)    any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of any member of the

Restricted Group with a fair market value immediately prior to such event equal to or greater than the greater of $~~25,000,000~~50,000,000 and ~~5~~10% of Consolidated EBITDA; or
(c)    the incurrence by any member of the Restricted Group of any Indebtedness, other than Indebtedness permitted to be incurred under Section 6.01;
provided that no “Prepayment Event” shall be deemed to have occurred with respect to any event described in clause (a) or (b) of this definition to the extent that (x) for any single such event (or series of related dispositions as applicable) the Net Proceeds of such event do not exceed the greater of
$~~25,000,000~~50,000,000 and ~~5~~10% of Consolidated EBITDA for the Test Period most recently ended prior to such date of determination or (y) for all such events in any fiscal year, the Net Proceeds of such events do not exceed the greater of
$~~50,000,000~~150,000,000 and ~~10~~25% of Consolidated EBITDA for the Test Period most recently ended prior to such date of determination.
“Principal Domestic Manufacturing Plant” means any “Principal Domestic Manufacturing Plant” as such term is defined in the Existing Senior Notes Documents as in effect on the Closing Date; provided that, without limitation of the foregoing, the Borrower shall have the right to determine in good faith that any plant, warehouse or other facility of the Borrower or any Subsidiary, including land and fixtures, constitutes a “Principal Domestic Manufacturing Plant” as such term is defined in the Existing Senior Notes Documents as in effect on the Closing Date and to designate such property as such by notice to the Administrative Agent.
“Pro Forma Basis” means, with respect to the calculation of the financial covenants contained in Sections 6.12 and 6.13 or any other calculations hereunder or otherwise for purposes of determining the Consolidated Total Net Leverage Ratio, Consolidated Interest Expense, the Consolidated Secured Net Leverage Ratio, the First Lien Net Leverage Ratio, the Consolidated Interest Coverage Ratio, Consolidated EBITDA as of any date, that such calculation shall give pro forma effect to (i) if such calculation is being made for the purposes described in clause (y) below, the transaction or event with respect to which the calculation of any such amount or ratio is to be made pursuant to this Agreement, as applicable (and, to the extent applicable, the use of proceeds thereof and the incurrence or repayment of any Indebtedness in connection therewith) and (ii) all other acquisitions, designations of Restricted Subsidiaries as Unrestricted Subsidiaries, designations of Unrestricted Subsidiaries as Restricted Subsidiaries, all issuances, incurrences or assumptions or repayments and prepayments of Indebtedness in connection therewith (with any such Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) (in each case, other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business) and all sales, transfers or other dispositions of any Equity Interests in a Restricted Subsidiary or all or substantially all assets of a Restricted Subsidiary or division or line of business of a Restricted Subsidiary outside the ordinary course of business (and any related prepayments or repayments of Indebtedness) (x) if such calculation is being made for purposes of determining actual compliance (and not compliance on a pro forma basis as per the requirements of any other provision of this Agreement) with the financial covenants contained in Sections 6.12 and 6.13 or for purposes of determining the Applicable Rate or the ECF Sweep Amount, that have occurred during the four consecutive fiscal quarter period of the Borrower with respect to which such calculation is being made or (y) if such calculation is being made for the purpose of determining whether any Incremental Extension of Credit may be made, any designation under Section 5.15 is permitted or any transaction or event subject to the limitations in Article VI or any other relevant limitations in this Agreement is permitted, that have occurred since the beginning of the four consecutive fiscal quarter period of the Borrower with respect to which such calculation is being made, in each case as if such transactions or events occurred on the first day of such four consecutive fiscal quarter period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Agreement applicable to such Indebtedness).
“Pro Rata Share” means, with respect to a Revolving Lender or Issuing Bank, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the Revolving Commitments of such Revolving Lender or Issuing Bank in its capacity as Revolving Lender and the denominator of which is the aggregate Revolving Commitments of all Revolving Lenders.
“Proposed Change” means a proposed amendment, modification, waiver or termination of any provision of this Agreement or any other Loan Document.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Purchasing Borrower Party” means any of the Borrower or any Restricted Subsidiary.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 9.20.
“Qualified Equity Interests” means Equity Interests of the Borrower, other than Disqualified Equity Interests.
“Receivables” means all accounts receivable and other rights to payment (including all rights to payment created by or arising from sales of goods, leases of goods, making of loans or the rendition of services rendered no matter how evidenced whether or not earned by performance) and property relating thereto.
“Receivables Entity” means a wholly owned Subsidiary of the Borrower (or another Person formed for the purposes of engaging in a Permitted Receivables Facility in which the Borrower or any of its Subsidiaries makes an Investment and to which the Borrower or any of its Subsidiaries transfers Permitted Receivables Facility Assets) which engages in no activities other than in connection with the financing of Receivables of the Receivables Sellers and which is designated (as provided below) as a “Receivables Entity” (a)no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any Restricted Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower or any Restricted Subsidiary in any way (other than pursuant to Standard Securitization Undertakings) or (iii) subjects any property or asset of the Borrower or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Borrower nor any Restricted Subsidiary has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Receivables Facility Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of Receivables)) on terms less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Borrower (as determined by the Borrower in good faith), and (c) to which neither the Borrower nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation shall be evidenced to the Administrative Agent by a certificate of a Financial Officer of the Borrower certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.
“Receivables Seller” has the meaning assigned to such term in the definition of “Permitted Receivables Facility”.
“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.
~~“Reference Debt” means (a) Senior Notes Due 2027 and (b) any Refinancing Indebtedness in respect thereof which has a scheduled maturity date that is not later than the date that is 91 days after the Original Tranche B Term Maturity Date.~~

“Refinanced Debt” has the meaning set forth in the definition of “Refinancing Facility Indebtedness”.
“Refinancing” has the meaning assigned to such term in Section 4.01(j).
“Refinancing Facility Agreement” means a Refinancing Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Refinancing Lenders, establishing commitments in respect of Refinancing Term Loans or Other Revolving Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.22.
“Refinancing Facility Indebtedness” means (a) Permitted Pari Passu Refinancing Debt,
(b) Permitted Junior Lien Refinancing Debt or (c) Permitted Unsecured Refinancing Debt or (d) other Indebtedness obtained pursuant to a Refinancing Facility Agreement, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, refinance or replace, in whole or part, existing Classes of Loans and / or Commitments hereunder (including any successive Refinancing Facility Indebtedness) (such existing Classes of Loans and / or Commitments and successive Refinancing Facility Indebtedness, the “Refinanced Debt”); provided that (i) the principal amount (or accreted value, if applicable) of such Refinancing Facility Indebtedness shall not exceed the principal amount (or accreted value, if applicable) of such Refinanced Debt except by an amount equal to the sum of accrued and unpaid interest, accrued fees and premiums (if any) with respect to such Refinanced Debt and fees and expenses associated with the refinancing of such Refinanced Debt with such Refinancing Facility Indebtedness; provided, however, that, as part of the same incurrence or issuance of Indebtedness as such Refinancing

Facility Indebtedness, the Borrower may incur or issue an additional amount of Indebtedness under Section 6.01 without violating this clause (i) (and, for purposes of clarity, (x) such additional amount of Indebtedness shall not constitute Refinancing Facility Indebtedness and (y) such additional amount of Indebtedness shall reduce the applicable basket under Section 6.01, if any, on a dollar-for-dollar basis); (ii) the stated final maturity of such Refinancing Facility Indebtedness shall not be earlier than the Latest Maturity Date of such Refinanced Debt, and such stated final maturity of such Refinancing Facility Indebtedness shall not be subject to any conditions that could result in such stated final maturity occurring on a date that precedes the Latest Maturity Date of such Refinanced Debt (provided that such Indebtedness may have “springing maturity” provisions that are not more favorable to the lenders or investors than those applicable to the Refinanced Debt); provided that, the requirements of this clause (ii) shall not apply to, (A) any Indebtedness consisting of a customary bridge facility so long as such bridge facility, subject to customary conditions, would either automatically be converted into or required to be exchanged for permanent refinancing that satisfy the requirements of this clause (ii), (B) any Indebtedness subject to Customary Escrow Provisions so long as the Long-Term Indebtedness that is released from escrow otherwise satisfies the requirements of this clause (ii) or (C) Inside Maturity Debt, (iii) such Refinancing Facility Indebtedness (other than revolving Indebtedness) shall have a weighted average life to maturity not shorter than the Refinanced Debt; (iv) such Refinancing Facility Indebtedness shall be incurred by the Borrower or any Subsidiary that is a Loan Party and shall not be guaranteed by any Subsidiary that is not a Loan Party and (v) the other terms and conditions of any Refinancing Facility Indebtedness shall reflect terms that are as agreed between the Borrower and the lender, holder or other provider of such Refinancing Facility Indebtedness; provided that, if any more restrictive financial maintenance covenant is added for the benefit of any Refinancing Facility Indebtedness, such financial maintenance covenant shall also be added for the benefit of each Facility then benefitting from a financial covenant (except to the extent such more restrictive financial maintenance covenant is applicable only to periods after the maturity date of such Facility) (all as determined on the date such Refinancing Facility Indebtedness is incurred).
“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews, replaces or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness shall not exceed the principal amount (or accreted value, if applicable) of such Original Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Original Indebtedness and any fees, premium and expenses relating to such extension, renewal, replacement or refinancing; (b) other than in the case of Inside Maturity Debt, either (i) the stated final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness or
(ii) such Refinancing Indebtedness shall not be required to mature or to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, asset sale, event of loss or a change in control, at final maturity, or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness) prior to the date 91 days after the Latest Maturity Date in effect on the date of such extension, renewal, replacement or refinancing; provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Refinancing Indebtedness shall be permitted so long as the weighted average life to maturity of such Refinancing Indebtedness shall be no shorter than the weighted average life to maturity of such Original Indebtedness remaining as of the date of such extension, renewal or refinancing; (c) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of the Borrower or any Restricted Subsidiary, in each case, that shall not have been (or shall not have been required to become pursuant to the terms of the Original Indebtedness) an obligor in respect of such Original Indebtedness, and shall not constitute an obligation of the Borrower if the Borrower shall not have been an obligor in respect of such Original Indebtedness (provided that Refinancing Indebtedness in respect of the Existing Senior Notes shall be permitted to be supported by Guarantees from the Loan Parties notwithstanding the foregoing requirements of this clause (c)); (d) if such Original Indebtedness shall have been subordinated to the Obligations, such Refinancing Indebtedness shall also be subordinated to the Obligations on terms not less favorable in any material respect to the Lenders (as determined in good faith by the Borrower) (provided that the terms of such subordination shall be deemed to meet the requirements of this clause (d) if such Refinancing Indebtedness is subject to an Acceptable Intercreditor Agreement referred to in clause (c) of the definition thereof); (e) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof) or, in the event Liens securing such Original Indebtedness shall have been contractually subordinated to any Lien securing the Obligations, by any Lien that shall not have been contractually subordinated to at least the same extent (as determined in good faith by the Borrower) (provided that Liens on the Collateral securing Refinancing Indebtedness in respect of Original Indebtedness that was secured by Liens on the Collateral on a junior basis to the Liens securing the Obligations shall be deemed to meet the requirements of this clause (e) if such Liens are on a junior basis to the Liens securing the Obligations and are governed by an Acceptable Intercreditor Agreement referred to in clause (b) of the definition thereof); and (f) the proceeds of such Refinancing Indebtedness are ~~promptly, subject to any advance notice requirements for the relevant prepayment, repurchase or redemption and other logistical considerations as determined in good faith by the Borrower,~~(i) applied to refinance, repurchase or redeem such Original Indebtedness~~; provided however that the proceeds of any Refinancing Indebtedness in respect of Original Indebtedness constituting Existing Senior Notes or other capital markets Indebtedness shall not be required to be applied to repurchase or redeem such Original Indebtedness prior to the date that is~~ within 120 days following the date of the incurrence of such Refinancing Indebtedness. or (ii) designated by the Borrower in writing to the Administrative Agent within 30 days following the incurrence of such Refinancing Indebtedness (without duplication of any Refinancing Indebtedness incurred in accordance with clause (i)) to replace the principal amount of Original Indebtedness that has been repurchased or redeemed by the Borrower prior to the incurrence of such Refinancing Indebtedness (to the extent such prior repurchase or redemption was not financed with the proceeds of Long-Term Indebtedness (other than revolving indebtedness)) (provided that, to the extent any prepayment, refinancing, repurchase, reduction or redemption of any Original Indebtedness increases the Incremental Dollar Basket, any Indebtedness incurred to prepay, refinance, repurchase, reduce or redeem such Original Indebtedness shall not constitute Refinancing Indebtedness).
“Refinancing Lender” means any Person that provides a Refinancing Term Loan or Other Revolving Commitments.

“Refinancing Term Loans” means one or more Classes of term loans incurred by the Borrower under this Agreement pursuant to a Refinancing Facility Agreement; provided that such Indebtedness constitutes Refinancing Facility Indebtedness.
“Register” has the meaning assigned to such term in Section 9.04(b)(iv).
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, trustees, managers, advisors, representatives and controlling persons of such Person or Affiliates.
“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within or upon any building, structure, facility or fixture.
“Released Group” means the Released Guarantors, Pitney Bowes Global Ecommerce (APAC) Co. Ltd., and each of their respective subsidiaries.
“Released Guarantors” means DRF Logistics, LLC and DRF, LLC.
“Relevant Rate” means with respect to any Loan and Letters of Credit denominated in (a) Dollars, Term SOFR, (b) Sterling, SONIA and (c) Euros, EURIBOR, as applicable.

“Repricing Transaction” means the prepayment or refinancing of all or a portion of the Tranche B Term Loans with the proceeds of the incurrence by the Borrower or any Subsidiary of any syndicated long-term bank debt financing or any other financing similar to such Tranche B Term Loans, in each case having a lower all-in yield (taking into account any original issue discount and upfront fees in respect of such financing and any pricing “floor” applicable thereto) than the interest rate margin applicable to such Tranche B Term Loans, other than any such prepayment or refinancing in connection with a Change in Control or Transformative Transaction.
“Required Covenant Lenders” means, at any time, Lenders having Revolving Exposures, unfunded Revolving Commitments, Tranche A Term Loans, and unfunded Tranche A Term Commitments together representing more than 50% of the sum of the Aggregate Revolving Exposure, unfunded Revolving Commitments, Tranche A Term Loans, and unfunded Tranche A Term Commitments at such time; provided that whenever there are one or more Defaulting Lenders, the total outstanding Revolving Exposures and Tranche A Term Loans of, and the unfunded Revolving Commitments and Tranche A Term Commitments of, each Defaulting Lender, shall be excluded for purposes of making a determination of Required Covenant Lenders.
“Required Lenders” means, at any time, Lenders having Revolving Exposures, Term Loans and unfunded Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure (with the aggregate of each Lender’s risk participation and funded participation in Letters of Credit being deemed “held” by such Lender for purposes of this definition), outstanding Term Loans and unfunded Commitments at such time; provided that whenever there is one or more Defaulting Lenders, the total outstanding Term Loans and

Revolving Exposures of, and the unfunded Commitments of, each Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (b) any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, writ, injunction, settlement agreement or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Rescindable Amount” has the meaning assigned to such term in Section 2.17(d). “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK
Financial Institution, a UK Resolution Authority.
“Restricted Debt” has the meaning assigned to such term in Section 6.08(b). “Restricted Debt Payments” has the meaning assigned to such term in Section 6.08(b).
“Restricted Group” means the Borrower and its Restricted Subsidiaries other than the Specified GEC Entities and their respective subsidiaries .

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) by the Borrower or any Restricted Subsidiary with respect to its Equity Interests, or any payment or distribution (whether in cash, securities or other property) by the Borrower or any Restricted Subsidiary, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of its Equity Interests.
“Restricted Subsidiary” means each Subsidiary of the Borrower other than an Unrestricted Subsidiary.
“Resulting Revolving Borrowings” has the meaning assigned to such term in Section 2.20(d).
“Reuters” means Thomson Reuters Corporation, a corporation incorporated under and governed by the Business Corporations Act (Ontario), Canada, or a successor thereto.
“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of an Alternative Currency Loan, (ii) with respect to an Alternative Currency Daily Rate Loan, each Interest Payment Date, (iii) each date of a continuation of an Alternative Currency Term Rate Loan pursuant to Section 2.06, and (iv) such additional dates as the Administrative Agent shall determine or a Majority in Interest of the Revolving Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance, amendment and/or extension of a Letter of Credit denominated in an Alternative Currency, (ii) each date of any payment by the applicable Issuing Bank under any Letter of Credit denominated in an Alternative Currency and (iii) such additional dates as the

Administrative Agent or the applicable Issuing Bank shall determine or a Majority in Interest of the Revolving Lenders shall require.
“Revolving Availability Period” means the period from and including the Closing Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of all the Revolving Commitments.
“Revolving Borrowing” means Revolving Loans of the same Class, Type and currency, made, converted or continued on the same date and, in the case of Term SOFR Revolving Loans or Alternative Currency Term Rate Revolving Loans, as to which a single Interest Period is in effect.
“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.22 and Section 9.04. The amount of each Lender’s Revolving Commitment as of the ~~Closing~~Third Amendment Effective Date is set forth on Schedule 2.01 attached to the Third Amendment. The aggregate amount of the Lenders’ Revolving Commitments as of the ~~Closing~~Third Amendment Effective Date is $~~265,000,000~~450,000,000.

“Revolving Commitment Increase” has the meaning assigned to such term in Section 2.20(a).
“Revolving Commitment Increase Lender” means, with respect to any Revolving Commitment Increase, each Additional Lender providing a portion of such Revolving Commitment Increase.
“Revolving Exposure” means, with respect to any Revolving Lender at any time, the sum of (a) the outstanding principal amount of such Revolving Lender’s Revolving Loans and (b) such Revolving Lender’s LC Exposure, in each case, at such time.
“Revolving Facility” means the aggregate Revolving Commitments, a given Class of Incremental Revolving Commitments, a given Class of Other Revolving Commitments or a given series of Revolving Commitments that has been extended pursuant to Section 2.21, as the context may require.
“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.
“Revolving Lender Parent” means, with respect to any Revolving Lender, any Person as to which such Revolving Lender is, directly or indirectly, a subsidiary.
“Revolving Loan” means a Loan made pursuant to clause (c) of Section 2.01. “Revolving Maturity Date” means the Original Pro Rata Maturity Date, as the same may be extended with respect to the Revolving Commitments and Revolving Loans pursuant to Section 2.21; provided that, (i) if, as of any date during the period commencing on September 14, 2026 and ending on March 15, 2027, (a) any 2027 Notes Reference Debt is outstanding and (b)
(x) the sum of (i) Unrestricted Cash (disregarding, solely for purposes of this definition, the cap in the definition of Unrestricted Cash) of the Borrower and the Restricted Subsidiaries, as of such date plus (ii) the Aggregate Revolving Commitment as of such date minus (iii) the Aggregate Revolving Exposure as of such date is less than (y) an amount equal to the sum of (A) 100% of the amount necessary to fund the repayment, repurchase or redemption in full of all such 2027 Notes Reference Debt then outstanding, together with all accrued interest, premiums, fees and other amounts payable in respect thereof and (B) $100,000,000 (any such date, a “2027 Notes Springing Pro Rata Maturity Date”), the Revolving Maturity Date shall instead be the 2027 Notes Springing Pro Rata Maturity Date, (ii) if, as of any date during the period commencing on December 14, 2028 and ending on March 15, 2029, (a) any 2029 Notes Reference Debt is outstanding and (b) (x) the sum of (i) Unrestricted Cash (disregarding, solely for purposes of this definition, the cap in the definition of Unrestricted Cash) of the Borrower and the Restricted Subsidiaries, as of such date plus (ii) the Aggregate Revolving Commitment as of such date minus (iii) the Aggregate Revolving Exposure as of such date is less than (y) an amount equal to the sum of (A) 100% of the amount necessary to fund the repayment, repurchase or redemption in full of all such 2029 Notes Reference Debt then outstanding, together with all accrued interest, premiums, fees and other amounts payable in respect thereof and (B) $100,000,000 (any such date, a “2029 Notes Springing Pro Rata Maturity Date”), the Revolving Maturity Date shall instead be the 2029 Notes Springing Pro Rata Maturity Date and (iii) if, as of any date during the period commencing on May 16, 2030 and ending on August 15, 2030, (a) any Convertible Notes Reference Debt is outstanding and (b) (x) the sum of (i) Unrestricted Cash (disregarding, solely for purposes of this definition, the cap in the definition of Unrestricted Cash) of the Borrower and the Restricted Subsidiaries, as of such date plus (ii) the Aggregate Revolving Commitment as of such date minus (iii) the Aggregate Revolving Exposure as of such date is less than (y) an amount equal to the sum of (A) 100% of the amount necessary to fund the repayment, repurchase or redemption in full of all such Convertible Notes Reference Debt then outstanding, together with all accrued interest, premiums, fees and other amounts payable in respect thereof and (B) $100,000,000 (any such date, a “Convertible Notes Springing Pro Rata Maturity Date”), the Revolving Maturity Date shall instead be the Convertible Notes Springing Pro Rata Maturity Date; provided further, in each case, if such date is not a Business Day, the Revolving Maturity Date shall be the immediately preceding Business Day (or in the case of the 2027 Notes Springing Pro Rata Maturity Date, the 2029 Notes Springing Pro Rata Maturity Date or the Convertible Notes Springing Pro Rata Maturity Date, the immediately succeeding Business Day).
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria, Crimea, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, Canada or His Majesty’s Treasury of the United Kingdom or (b) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, Canada or His Majesty’s Treasury of the United Kingdom.
“Scheduled Unavailability Date” has the meaning specified in Section 2.13.
“SEC” means the United States Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.
“Secured Cash Management Obligations” means the due and punctual payment of any and all obligations of the Borrower and each Restricted Subsidiary, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in respect of Cash Management Services that (i) are owed to the Administrative Agent or an Arranger or an Affiliate thereof, or to any Person that was the Administrative Agent or an Arranger or an

Affiliate thereof on the Closing Date or at the time the agreements in respect of such obligations were entered into or incurred or that becomes the Administrative Agent or an Arranger or an Affiliate thereof thereafter, (ii) are owed on the Closing Date to a Person that is a Lender or an Affiliate of a Lender as of the Closing Date, (iii) are owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred or becomes a Lender or an Affiliate of a Lender thereafter, unless such obligations are designated in writing by the Borrower and the applicable counterparty to the Administrative Agent to not be included as Secured Cash Management Obligations or (iv) solely until the 180th day following the Closing Date (or such later date as is agreed to by the Administrative Agent acting in its sole discretion exercised in good faith), are owed to Citibank, N.A. or an Affiliate thereof or to Royal Bank of Canada or an Affiliate thereof.
“Secured Hedging Obligations” means the due and punctual payment of any and all obligations of the Borrower and each Restricted Subsidiary arising under each Hedging Agreement that (i) is with a counterparty that is the Administrative Agent or an Arranger or an Affiliate thereof, or any Person that was the Administrative Agent or an Arranger or an Affiliate thereof on the Closing Date or at the time such Hedging Agreement was entered into or that becomes the Administrative Agent or an Arranger or an Affiliate thereof thereafter, (ii) is in effect on the Closing Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Closing Date or (iii) is entered into after the Closing Date with a counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into or that becomes a Lender or an Affiliate of a Lender thereafter, unless such obligations are designated in writing by the Borrower and the applicable counterparty to the Administrative Agent to not be included as Secured Cash Management Obligations. Notwithstanding the foregoing, in the case of any Excluded Swap Guarantor, “Secured Hedging Obligations” shall not include Excluded Swap Obligations of such Excluded Swap Guarantor.
“Secured Parties” means, collectively, (a) the Lenders, (b) the Administrative Agent,
(c) each Issuing Bank, (d) each provider of Cash Management Services the obligations under which constitute Secured Cash Management Obligations, (e) each counterparty to any Hedging Agreement the obligations under which constitute Secured Hedging Obligations and (f) the successors and assigns of each of the foregoing.
“Securities Act” means the United States Securities Act of 1933.
“Security Documents” means the Guarantee Agreement, the Collateral Agreement, each Acceptable Intercreditor Agreement, each Mortgage, each intellectual property security agreement, and each other security agreement or other instrument or document executed and delivered by any Loan Party pursuant to any of the foregoing or pursuant to Section 5.11, 5.12 or 5.14.
“Senior Notes Due 2027” has the meaning assigned to such term in the definition of “Existing Senior Notes”.
“Senior Notes Due 2029” has the meaning assigned to such term in the definition of “Existing Senior Notes”.

“Shared Non-Guarantor Debt” means, at any time of determination, all Indebtedness incurred by Restricted Subsidiaries that are not Loan Parties under Sections 6.01(a)(vii), 6.01(a)(xix) and 6.01(a)(xx).
“Shared Non-Guarantor Debt Cap” means, at any time of determination, an aggregate amount equal to the greater of $~~100,000,000~~145,000,000 and ~~20.0~~25.0% of Consolidated EBITDA for the most recently ended Test Period.
“Shared Non-Guarantor Investments” means, at any time of determination, all outstanding Investments by Loan Parties in Restricted Subsidiaries that are not Loan Parties made pursuant to Sections 6.04(b) (including the aggregate amount of cash consideration paid in respect of Investments (including in the form of loans or advances made to Restricted Subsidiaries that are not Loan Parties) by Loan Parties involving the acquisition of (x) Restricted Subsidiaries that do not become Loan Parties or (y) assets to be acquired by Persons that are not Loan Parties), 6.04(e), 6.04(f), 6.04(g) (without duplication of amounts otherwise included in this definition of Shared Non-Guarantor Investments) and 6.04(r); provided that, for the avoidance of doubt, the amount of Investments outstanding by the Loan Parties in Restricted Subsidiaries that are not Loan Parties shall be reduced by the amount of the initial Shared Non-Guarantor Investments in such Restricted Subsidiaries that subsequently become Loan Parties.
“Shared Non-Guarantor Investments Cap” means, at any time of determination, an aggregate amount not to exceed the greater of $~~187,500,000~~215,000,000 and 37.5% of Consolidated EBITDA for the most recently ended Test Period; provided that extensions of credit ~~not to exceed $100,000,000 made under the revolving line of credit provided by Pitney Bowes Global Financial Services LLC, a Subsidiary of the Borrower, to The Pitney Bowes~~

~~Bank, Inc. as in effect on the Closing Date (including any amendments, extensions, renewals or replacements thereof that do not increase the aggregate maximum amount thereof)~~under the Permitted PB Bank Revolving Line of Credit shall be deemed not to utilize capacity under the Shared Non-Guarantor Investments Cap.
“Shared Services Agreement” means that certain Shared Services Agreement, dated as of August 8, 2024, as in effect on such date, by and among Pitney Bowes Inc., Pitney Bowes Global Ecommerce LLC and Pitney Bowes Global Logistics LLC.
“Similar Business” means (1) any business conducted or proposed to be conducted by the Borrower or any of its Restricted Subsidiaries (or any Subsidiary thereof) on the Closing Date, and any reasonable extension thereof, or (2) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Borrower and its Restricted Subsidiaries (or any Subsidiary thereof) are engaged or propose to be engaged on the Closing Date.
“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time that is satisfactory to the Administrative Agent.
“SOFR Scheduled Unavailability Date” has the meaning specified in Section 2.13. “SOFR Successor Rate” has the meaning specified in Section 2.13.
“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.
“Specified ECF Percentage” means, with respect to any fiscal year of the Borrower, (a) if the First Lien Net Leverage Ratio as of the last day of such fiscal year is greater than 1.00:1.00, 50%, (b) if the First Lien Net Leverage Ratio as of the last day of such fiscal year is less than or equal to 1.00:1.00 but greater than 0.50:1.00, 25%, and (c) if the First Lien Net Leverage Ratio as of the last day of such fiscal year is less than or equal to 0.50:1.00, 0%.
“Specified Foreign Jurisdictions” means the United Kingdom and any political subdivision thereof and any other jurisdiction reasonably acceptable to the Administrative Agent.
“Specified Foreign Subsidiary” means each Designated Subsidiary organized in a Specified Foreign Jurisdiction.

“Specified GEC Bankruptcy Event” means, each Specified GEC Entity shall have become a debtor in a U.S. Bankruptcy Case in furtherance of the completion of the Ecommerce Restructuring.
“Specified GEC DIP Financing” means a senior secured superpriority postpetition term loan facility to be advanced and made available by Pitney Bowes International Holdings, Inc., a Delaware corporation as lender to one or more Specified GEC Entities pursuant to the terms and subject to the conditions of an order of the United States Bankruptcy Court for the Southern District of Texas, or any appellate court having jurisdiction over the GEC Bankruptcy Cases, which term loan facility will be on arm’s length terms and provide for a maturity date no later than March 31, 2025.
“Specified GEC Entity” means each of (i) PBGEC and (ii) PBGL, and any successors to the foregoing.
“Specified GEC Entity Bankruptcy Distribution” has the meaning assigned to such term in Section 2.10(e).

“Specified GEC Entity Bankruptcy Distribution Amount” has the meaning assigned to such term in Section 2.10(e).
“Specified GEC Note” means that certain secured senior takeback note between the Released Guarantors, as payors and Opps XI PTBW Holdings, L.P., a Delaware limited partnership, and Opps XII PTBW Holdings, L.P., a Delaware limited partnership, collectively, as payees.
“Specified H1 2025 Adjustments” shall have the meaning assigned to such term in the definition of “Consolidated EBITDA”.
~~“Springing Pro Rata Maturity Date” shall have the meaning assigned to such term in the definition of “Revolving Maturity Date”.~~
“Springing Tranche B Term Maturity Date” shall have the meaning assigned to such term in the definition of “Tranche B Term Maturity Date”.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any Restricted Subsidiary thereof in connection with the Permitted Receivables Facility which are customary in a Receivables financing transaction, as determined in good faith by the Borrower.
“Sterling” or “£” means the lawful currency of the United Kingdom of Great Britain and Northern Ireland.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than

50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held (unless parent does not Control such entity), or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Borrower other than the Specified GEC Entities and their respective subsidiaries.
“Successor Borrower” has the meaning assigned to such term in Section 6.03(a)(v). “Successor Rate” has the meaning specified in Section 2.13.
“Supported QFC” has the meaning assigned to it in Section 9.20.

“Swap Obligations” means, with respect to the Borrower or any other Loan Party, an obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of § 1a(47) of the Commodity Exchange Act.
“Syndication Agents” means, collectively, CIBC Bank USA, Truist Bank, Citizens Bank, N.A., Mizuho Bank, Ltd. and Goldman Sachs Bank USA.
“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.
“TARGET Day” means any day on which T2 is open for the settlement of payments in
Euro.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Borrowings” means the Tranche A Term Borrowings, the Tranche B Term Borrowings, the Incremental Term Loans and/or the Refinancing Term Loans, as the context requires.
“Term Commitments” means, collectively, the Tranche A Term Commitments, Tranche B Term Commitments and any commitments to make Incremental Term Loans or Refinancing Term Loans.
“Term Facility” means the Tranche A Term Loans, the Tranche B Term Loans, a given Class of Incremental Term Loans, a given Class of Refinancing Term Loans, and a given series of a Class of Term Loans extended pursuant to Section 2.21, as the context may require.
“Term Lenders” means, collectively, the Tranche A Term Lenders, the Tranche B Term Lenders and /or any Lenders with an outstanding Incremental Term Loan or Refinancing Term Loan or a Commitment to make an Incremental Term Loan or a Refinancing Term Loan, in each case as the context requires.
“Term Loans” means, collectively, the Initial Term Loans, any Incremental Term Loans and any Refinancing Term Loans.

“Term SOFR” means:
(a)    for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities

Business Days prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto;
provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.
“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.
“Term SOFR Replacement Date” has the meaning assigned to it in Section 2.13.
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Test Period” means, as of any date of determination ~~(a) for purposes of Section 6.13~~, the period of four consecutive fiscal quarters for which financial statements have been delivered under Section 5.01(a) or (b) ~~and (b) for all other purposes under this Agreement, the period of four consecutive fiscal quarters for which financial statements are internally available~~.
“Third Amendment” means the Third Amendment to Credit Agreement, dated as of May 18, 2026, among the Borrower, the Guarantors, the Lenders and Issuing Banks party thereto and the Administrative Agent.
“Third Amendment Effective Date” means May 18, 2026.
“Tranche A Term Borrowing” means Tranche A Term Loans of the same Class and Type made, converted or continued on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect.
“Tranche A Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche A Term Loan hereunder on the Closing Date, expressed as an amount representing the maximum principal amount of the Tranche A Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. ~~The initial amount of each Lender’s Tranche A Term Commitment is set forth on Schedule 2.01. The initial aggregate amount of the Lenders’ Tranche A Term Commitments is $160,000,000.~~
“Tranche A Term Lender” means a Lender with a Tranche A Term Commitment or an outstanding Tranche A Term Loan.
“Tranche A Term Loan” means a Loan made pursuant to clause (a) of Section 2.01. ~~As of the Closing~~ The amount of each Lender’s Tranche A Term Loan as of the Third Amendment

Effective Date is set forth on Schedule 2.01 attached to the Third Amendment. As of the Third Amendment Effective Date, the aggregate amount of outstanding Tranche A Term Loans is
$~~160,000,000~~152,000,000.
“Tranche A Term Maturity Date” means the earlier of (a) the Original Pro Rata Maturity Date, as the same may be extended with respect to the Tranche A Term Loans pursuant to Section 2.21, ~~and~~ (b) the 2027 Notes Springing Pro Rata Maturity Date, (c) the 2029 Notes Springing Pro Rata Maturity Date and (d) the Convertible Notes Springing Pro Rata Maturity Date; provided that if such date is not a Business Day, the Tranche A Term Maturity Date shall be the immediately preceding Business Day (or in the case of the 2027 Notes Springing Pro Rata Maturity Date, the 2029 Notes Springing Pro Rata Maturity Date or the Convertible Notes Springing Pro Rata Maturity Date, the immediately succeeding Business Day).
“Tranche B Term Borrowing” means Tranche B Term Loans of the same Class and Type made, converted or continued on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect.
“Tranche B Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche B Term Loan hereunder on the Closing Date, expressed as an amount representing the maximum principal amount of the Tranche B Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Tranche B Term Commitment as of the Closing Date is set forth on Schedule 2.01. The initial aggregate amount of the Lenders’ Tranche B Term Commitments as of the Closing Date is $615,000,000.
“Tranche B Term Lender” means each Lender with an outstanding Tranche B Term
Loan.
“Tranche B Term Loans” means the Tranche B Term Loans ~~and the~~made on the Closing
Date. As of the Closing Date, the outstanding principal amount of the Tranche B Term Loans is
$615,000,000.
“Tranche B Term Maturity Date” means the Original Tranche B Term Maturity Date, as the same may be extended pursuant to Section 2.21; provided that, if, as of any date during the period commencing on December 14, 2026 and ending on March 15, 2027, (a) any 2027 Notes Reference Debt is outstanding and (b) the 2027 Notes Springing Pro Rata Maturity Date has occurred, the Tranche B Term Maturity Date shall instead be the date that is 91 days after the

2027 Notes Springing Pro Rata Maturity Date (such date, the “Springing Tranche B Term Maturity Date”); provided further, in each case, if such date is not a Business Day, the Tranche B Term Maturity Date shall be the immediately preceding Business Day (or in the case of the Springing Tranche B Term Maturity Date, the immediately succeeding Business Day).
“Transformative Transaction” means any merger, acquisition, disposition, dissolution, consolidation or Investment by the Borrower or any Restricted Subsidiary that either (a) is not permitted by the terms of this Agreement immediately prior to the consummation of such transaction, (b) is for consideration in excess of $500,000,000 or (c) if permitted by the terms of this Agreement immediately prior to the consummation of such transaction, would not provide the Borrower and its Restricted Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith.
“Transactions” means, collectively, the execution, delivery and performance by each Loan Party of the Loan Documents (including this Agreement) to which it is to be a party, the borrowing of Loans and the use of the proceeds thereof (including the Refinancing) and the issuance of Letters of Credit hereunder.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Term SOFR or EURIBOR (or more generally, whether such Loan or Borrowing is a Term SOFR Borrowing, Alternative Currency Term Rate Loan or an Alternative Currency Term Rate Borrowing), the Base Rate or the Alternative Currency Daily Rate.
“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“U.S. Bankruptcy Case” means a case under the Bankruptcy Code.
“U.S. Government Securities Business Day” means any Business Day except for a day on which the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
“U.S. Person” means (i) for purposes of Sections 3.17 and 6.15 hereof, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States and (ii) for all other purposes, a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.20.
“U.S. Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.16(f)(ii)(B)(3).

“Unaudited Financial Statements” the unaudited condensed consolidated balance sheet of the Borrower as of September 30, 2024, and the related unaudited condensed consolidated statements of income, comprehensive income and cash flows for the nine months ended on September 30, 2024.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York.
“Unrestricted Cash” means, at any time, cash and Permitted Investments of the Borrower and the Restricted Subsidiaries maintained in deposit accounts in the United States which are not “restricted” for purposes of GAAP up to an aggregate amount, at any time, of
$~~50,000,000~~125,000,000.
“Unrestricted Subsidiaries” means (a) any Subsidiary that is formed or acquired after the Closing Date and is designated as an Unrestricted Subsidiary by the Borrower pursuant to Section 5.15 subsequent to the Closing Date and (b) any Subsidiary of an Unrestricted Subsidiary~~. As of the Closing~~; provided that, for the avoidance of doubt, in no event shall The Pitney Bowes Bank, Inc. constitute an Unrestricted Subsidiary. As of the Third Amendment Effective Date, there are no Unrestricted Subsidiaries.
“Unrestricted Subsidiary Reconciliation Statement” means in connection with the delivery of financial statements pursuant to Section 5.01(a) or (b) (solely to the extent required under Section 5.01(c)), an unaudited financial statement (in substantially the same form) prepared on the basis of consolidating the accounts of the Borrower and the Restricted Subsidiaries and treating Unrestricted Subsidiaries as if they were not consolidated with the Borrower and otherwise eliminating all accounts of Unrestricted Subsidiaries, together with an explanation of reconciliation adjustments in reasonable detail.
“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.
“wholly owned Subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than directors’ qualifying shares) are, as of such date, owned, controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.
“Wind Down Costs” means amounts paid by a Specified GEC Entity during a GEC Bankruptcy Case (i) pursuant to “first day” or other similar relief granted by a United States Bankruptcy Court authorizing such payments, (ii) in the ordinary course of business, (iii) on account of any right to payment constituting a cost or expense of administration incurred during a GEC Bankruptcy Case of a kind specified under section 503(b) of the Bankruptcy Code and entitled to priority under sections 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including (y) the actual and necessary costs and expenses incurred during a GEC Bankruptcy Case and (z) claims for professional services rendered or costs incurred during a GEC Bankruptcy Case by any person retained by a Specified GEC Entity or official committee of unsecured creditors by order of a United States Bankruptcy Court pursuant to sections 327, 328,
329, 330, 331, 503(b), or 1103 of the Bankruptcy Code, (iv) any other claim entitled to priority of payment as specified in section 507(a) of the Bankruptcy Code, and (v) in connection with the assumption or assumption and assignment of an executory contract or unexpired lease as required under section 365(a) of the Bankruptcy Code.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means any Loan Party, the Administrative Agent and, in the case of any U.S. federal withholding Tax, any other withholding agent, if applicable.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02. ~~SECTION 1.02.~~ Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term SOFR Loan” or an “Alternative Currency Term Rate Loan”) or by Class and Type (e.g., a “Term SOFR Revolving Loan” or an “Alternative Currency Term Rate Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term SOFR Borrowing” or an “Alternative Currency Term Rate Borrowing”) or by Class and Type (e.g., a “Term SOFR Revolving Borrowing” or an “Alternative Currency Term Rate Revolving Borrowing”).
SECTION 1.03. Terms Generally~~Terms Generally~~. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise or except as expressly provided herein,
(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan

Documents), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), unless otherwise expressly stated to the contrary, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.04. ~~SECTION 1.04.~~ Accounting Terms; GAAP; Borrower Representative~~.~~ .
(a)    Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that (i) if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision (including any definition) hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to Accounting Standard Codifications), to value any Indebtedness of the Borrower or any Subsidiary at “fair value”, as defined therein. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, any lease that would have been considered an operating lease under GAAP as in effect as of December 15, 2018 shall be treated as an operating lease for all purposes under this Agreement and the other Credit Documents, and obligations in respect thereof shall be excluded from the definition of Indebtedness.
(b)    The Borrower is hereby authorized to act as an agent and representative of the other Loan Parties party hereto in providing and receiving notices, consents, certificates, other writing or statements on behalf of the other Loan Parties for purposes hereof (including for purposes of Article II). Unless otherwise provided therein, the Administrative Agent may assume any notice, consent, certificate, other writing or statement received from the Borrower is made on behalf of the other Loan Parties, and shall be entitled to rely on, and shall incur no liability by acting upon, any such notice, consent, certificate, other writing or statement accordingly.
SECTION 1.05. ~~SECTION 1.05.~~ Pro Forma Calculations. All relevant calculations for purposes of determining compliance with the financial covenants contained in Sections 6.12 and 6.13 (or pro forma compliance with the same for purposes of the requirements of any other relevant provision) or otherwise for purposes of determining the Consolidated Total Net Leverage Ratio, the Consolidated Interest Expense, the Consolidated Secured Net Leverage Ratio, the First Lien Net Leverage Ratio, the Consolidated Interest Coverage Ratio or

Consolidated EBITDA for any purpose under this Agreement shall be made on a Pro Forma Basis.
SECTION 1.06.    ~~SECTION 1.06.~~    Limited    Condition    Transaction;    Certain Calculations~~.~~ .
(a)    Notwithstanding anything in this Agreement or any Loan Document to the contrary, when calculating any applicable financial ratio or test or determining other compliance with this Agreement (including the determination of compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom) in connection with the consummation of a Limited Condition Transaction, the date of determination of such ratio and determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom or other applicable covenant shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be deemed to be (i) in the case of a Limited Condition Transaction described in clause (i) of the definition thereof, the date the definitive agreements for such Limited Condition Transaction are entered into and (ii) in the case of a Limited Condition Transaction described in clause (ii) of the definition thereof, the date of giving of the irrevocable notice of redemption therefor (the “LCT Test Date”) and if, after such financial ratios and tests and other provisions are measured on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable period being used to calculate such financial ratio ending prior to the LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratios and provisions, such provisions shall be deemed to have been complied with; provided that at the option of the Borrower, the relevant ratios and baskets may be recalculated at the time of consummation of such Limited Condition Transaction. For the avoidance of doubt, (x) if any of such financial ratios or tests are exceeded (or, with respect to the Consolidated Interest Coverage Ratio, not reached) as a result of fluctuations in such ratio or test (including due to fluctuations in Consolidated EBITDA or otherwise) at or prior to the consummation of the relevant Limited Condition Transaction, such financial ratios and tests and other provisions will not be deemed to have been exceeded (or, with respect to the Consolidated Interest Coverage Ratio, not reached) as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (y) such financial ratios and tests and other provisions shall not be tested at the time of consummation of such Limited Condition Transaction or related transaction. For the avoidance of doubt, if the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any financial ratio or test (excluding, for the avoidance of doubt, any ratio contained in Sections 6.12 or 6.13) or basket availability with respect to any Limited Condition Transaction on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or, in the case of a Limited Condition Transaction described in clause (i) thereof, the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such subsequent transaction is permitted under this Agreement or any Loan Document, any such ratio, test or basket shall be required to comply with any such ratio, test or basket on a Pro Forma Basis assuming such Limited Condition Transaction and the other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated until such time as the applicable Limited

Condition Transaction has actually closed or the definitive agreement with respect thereto has been terminated or expires.
(b)    In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Agreement that requires that any representations and warranties are true and correct such condition shall, at the option of the Borrower, be deemed satisfied, so long as such representations and warranties are true and correct (to the extent required by such provisions) as of the LCT Test Date for such Limited Condition Transaction. For the avoidance of doubt, if the Borrower has exercised its option under the first sentence of this paragraph, and any representation and warranty shall fail to be true and correct following the LCT Test Date for the applicable Limited Condition Transaction and prior to or on the date of the consummation of such Limited Condition Transaction, any such failure shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder.
(c)    Notwithstanding anything to the contrary herein, with respect to any Indebtedness or Liens incurred in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, any tests based on the Consolidated Total Net Leverage Ratio, Consolidated Interest Expense, the First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio, the Consolidated Interest Coverage Ratio or Consolidated EBITDA) (any such amounts, the “Fixed Amounts”) substantially concurrently with any Indebtedness or Liens incurred in reliance on a provision of this Agreement that requires compliance with a financial ratio or test (including any tests based on the Consolidated Total Net Leverage Ratio, Consolidated Interest Expense, the First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio, the Consolidated Interest Coverage Ratio or Consolidated EBITDA) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the incurrence of the Incurrence-Based Amounts (including, for the avoidance of doubt, when making any such calculation on a Pro Forma Basis).
SECTION 1.07. Divisions~~Divisions~~. For all purposes under this Agreement, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
SECTION 1.08.    ~~SECTION 1.08.~~ Interest Rates; Licensing~~.~~ .
(a)    The Administrative Agent does not warrant, nor accept responsibility for, nor shall the Administrative Agent have any liability with respect to, the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing)

or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
(b)    By agreeing to make Loans under this Agreement, each Lender is confirming it has all licenses, permits and approvals necessary for use of the reference rates referred to herein and it will do all things necessary to comply, preserve, renew and keep in full force and effect such licenses, permits and approvals.
SECTION 1.09.    ~~SECTION 1.09.~~ Alternative Currency Calculations~~.~~ .
(a)    The Administrative Agent or the applicable Issuing Bank, as applicable, shall determine the Dollar Equivalent amounts of Loans and Letters of Credit denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable Issuing Bank, as applicable; provided that for the purposes of any determination under Section 6.01, 6.02, 6.04 or 6.05 or under Article VII, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into the Dollar Equivalent at the currency exchange rates in effect on the date of such determination (with such currency exchange rates being determined by the Borrower in good faith); provided that no Default shall arise as a result of any limitation set forth in Section 6.01, 6.02, 6.04 or 6.05 being exceeded solely as a result of changes in currency exchange rates from the currency exchange rates applicable at the time or times the applicable transaction was initially consummated in reliance on the applicable exception to the limitation set forth in such Section.
(b)    Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of an Alternative Currency Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in an

Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable Issuing Bank, as the case may be.
ARTICLE II~~ARTICLE II~~

The Credits
SECTION 2.01.    Commitments. Subject to the terms and conditions set forth herein,

(a)    ~~SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, (a)~~ each Tranche A Term Lender agrees to make a Tranche A Term Loan denominated in Dollars to the Borrower on the Closing Date in a principal amount not exceeding its Tranche A Term Commitment, (b) each Tranche B Term Lender agrees to make a Tranche B Term Loan denominated in Dollars to the Borrower on the Closing Date in a principal amount not exceeding its Tranche B Term Commitment and (c) each Revolving Lender agrees to make Revolving Loans denominated in Dollars or an Alternative Currency to the Borrower from time to time, in each case during the Revolving Availability Period, in an aggregate principal amount that will not result in such Revolving Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or the Aggregate Revolving Exposure exceeding the Aggregate Revolving Commitment. Tranche A Term Loans and Tranche B Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.
SECTION 2.02.    ~~SECTION 2.02.~~ Loans and Borrowings..
(a)    Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)    Subject to Section 2.15, each Borrowing shall be comprised entirely of (i) in the case of Borrowings in Dollars, Base Rate Loans or Term SOFR Loans and (ii) in the case of Borrowings in any Alternative Currency, Alternative Currency Term Rate Loans or Alternative Currency Daily Rate Loans, as applicable, in each case of the same Alternative Currency, in each case as the Borrower may request in accordance herewith. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan advanced to it in accordance with the terms of this Agreement.
(c)    At the commencement of each Interest Period for any Term SOFR Borrowing or Alternative Currency Term Rate Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the applicable Borrowing Multiple and not less than the applicable Borrowing Minimum; provided that a Term SOFR or Alternative Currency Term Rate Borrowing that results from a continuation of an outstanding Term SOFR or Alternative Currency Term Rate Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each Base Rate Revolving Borrowing, Term SOFR Revolving Borrowing, Alternative Currency Term Rate Revolving Borrowing and/or Alternative Currency Daily Rate Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the applicable Borrowing Multiple and not less than the applicable Borrowing Minimum. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not be more than a total of ten Term SOFR or Alternative Currency Term Rate Borrowings at any time outstanding unless the Administrative Agent otherwise agrees. Notwithstanding anything to the contrary herein, a Base Rate Revolving Borrowing may be in an aggregate amount that is equal to the entire unfunded balance of the Aggregate Revolving Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e).
SECTION 2.03. ~~SECTION 2.03.~~ Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by submitting a Borrowing Request (a) in the case of a Term SOFR Borrowing denominated in Dollars, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, (b) in the case of an Alternative Currency Term Rate Borrowing denominated in Euro, not later than 11:00 a.m., at the Applicable Time, four Business Days before the date of the proposed Borrowing, (c) in the case of an Alternative Currency Daily Rate Borrowing denominated in Sterling, not later than 11:00 a.m., New York City time, five Business Days before the date of the proposed Borrowing, and
(a)     ~~(d)~~ in the case of a Base Rate Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable (provided that the Borrowing Request in connection with any acquisition or other investment permitted under Section 6.04 may be conditioned on the closing of such acquisition or other investment, as applicable) and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request signed by a Financial Officer of the Borrower. Each such Borrowing Request shall specify the following information (to the extent applicable, in compliance with Sections 2.01 and 2.02):
(i)    specifying the Class of the requested Borrowing;
(ii)    the currency and the aggregate amount of such Borrowing;
(iii)    the requested date of such Borrowing, which shall be a Business
Day;
(iv)    whether such Borrowing is to be a Base Rate Borrowing, a Term
SOFR Borrowing, an Alternative Currency Term Rate Borrowing or an Alternative Currency Daily Rate Borrowing;

(v)    in the case of a Term SOFR Borrowing or Alternative Currency Term Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;
(vi)    the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05(a), or, if the Borrowing is being requested to finance the reimbursement of an LC Disbursement in accordance with Section 2.04(e), the identity of the Issuing Bank that made such LC Disbursement; and
(vii)    that as of such date Sections 4.02(a) and 4.02(b) are satisfied.

If no election as to the Type of Borrowing is specified, then, if the specified currency of such Borrowing is Dollars, the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Term SOFR Borrowing or Alternative Currency Term Rate Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. If no currency is specified with respect to any requested Revolving Loan, the Borrower shall be deemed to have selected Dollars. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04.    ~~SECTION 2.04.~~ Letters of Credit~~.~~ .
(a)    General. Subject to the terms and conditions set forth herein, the Borrower may request (and each Issuing Bank shall issue) Letters of Credit for the Borrower’s own account (or for the account of any Restricted Subsidiary so long as such Issuing Bank has completed its customary “know your client” procedures with respect to such Subsidiary), in each case, denominated in Dollars or any Alternative Currency and in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Revolving Availability Period. The Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the account of any Subsidiary as provided above, the Borrower will be fully responsible for the reimbursement of LC Disbursements, the payment of interest thereon and the payment of fees due under Section 2.11(b) in respect thereof to the same extent as if it were the sole account party in respect of such Letter of Credit. Notwithstanding anything contained in any letter of credit application or other agreement (other than this Agreement or any Security Document) submitted by the Borrower to, or entered into by the Borrower with, any Issuing Bank relating to any Letter of Credit, (i) all provisions of such letter of credit application or other agreement purporting to grant Liens in favor of such Issuing Bank to secure obligations in respect of such Letter of Credit shall be disregarded, it being agreed that such obligations shall be secured to the extent provided in this Agreement and in the Security Documents, and (ii) in the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of such letter of credit application or such other agreement, as applicable, the terms and conditions of this Agreement shall control. On the Closing Date (or on the date specified in the relevant notice to the Administrative Agent), each Existing Letter of Credit shall, without any further action by any Person, be deemed to have been issued as a Letter of Credit hereunder (without any breakage or transfer charges in connection therewith) and shall for all purposes hereof (including paragraphs (d) and (e) of this Section) be treated as and constitute a Letter of Credit.
(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit (other than any automatic renewal permitted pursuant to paragraph
(c) of this Section), the Borrower shall hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by such Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the requested date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the currency and amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be requested by the applicable Issuing Bank as necessary to enable such Issuing Bank to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. An Issuing Bank shall not be obligated to issue any trade Letter of Credit (unless it otherwise consents) and no Letter of Credit shall be issued, amended, renewed or extended unless (and upon issuance, amendment, renewal or extension of any Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the sum of the LC Exposure shall not exceed the LC Sublimit, (ii) the Aggregate Revolving Exposure shall not exceed the Aggregate Revolving Commitment, (iii) the Revolving Exposure of each Revolving Lender shall not exceed its Revolving Commitment, (iv) the face amount of the Letters of Credit issued by the applicable Issuing Bank shall not exceed the LC Commitment of such Issuing Bank (unless it otherwise agrees) and (~~iv~~v) following the effectiveness of any Maturity Date Extension Request with respect to the Revolving Commitments of any Class, the LC Exposure in respect of all Letters of Credit of such Class having an expiration date after the fifth Business Day prior to the applicable Existing Maturity Date shall not exceed the aggregate Revolving Commitments of such Class of the Consenting Lenders extended pursuant to Section 2.21. Each Issuing Bank agrees that it shall not permit any issuance, amendment, renewal or extension of a Letter of Credit to occur unless it shall give to the Administrative Agent written notice thereof as required under paragraph (l) of this Section. Notwithstanding anything herein to the contrary, an Issuing Bank shall have no obligation hereunder to issue any Letter of Credit if (x) any law applicable to such Issuing Bank from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit the issuance of letters of credit generally or the Letter of Credit in particular or (y) such issuance shall violate such Issuing Bank’s internal policies that are applicable to letters of credit generally.
(c)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date (unless such Letters of Credit have been cash collateralized or backstopped on or prior to such fifth Business Day pursuant to arrangements reasonably satisfactory to the applicable Issuing Bank); provided that (x) any Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional periods (but not beyond the date that is five Business Days prior to the Revolving Maturity Date (unless such Letters of Credit have been cash collateralized or backstopped on or prior to such fifth Business Day pursuant to arrangements reasonably satisfactory to the applicable Issuing Bank)) unless the applicable Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then-applicable expiration date that such Letter of Credit will not be renewed and (y) clause (c)(i) above shall not apply to a Letter of Credit if such long-dated Letter of Credit is consented to by the applicable Issuing Bank. For the avoidance of doubt, if the Revolving Maturity Date in respect of any Class of Revolving Commitments shall be extended pursuant to Section 2.21, “Revolving Maturity Date” as referenced in this paragraph shall refer, with respect to the Class of Letters of Credit associated with such Class of Revolving Commitments, to the Revolving Maturity Date in respect of any Class of Revolving Commitments as extended pursuant to Section 2.21; provided that, notwithstanding anything in this Agreement (including Section 2.21 hereof) or any other Loan Document to the contrary, the Revolving Maturity Date, as such term is used in reference to any Issuing Bank or any Letter of Credit issued thereby, may not be extended with respect to any Issuing Bank without the prior written consent of such Issuing Bank.
(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, the Issuing Bank that is the issuer of such Letter of Credit hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Such payment by the Revolving Lenders shall be made
(i) if the currency of the applicable LC Disbursement or reimbursement payment shall be in Dollars, then in Dollars and (ii) if the currency of the applicable LC Disbursement or reimbursement shall be an Alternative Currency, then in Dollars in an amount equal to the Dollar Equivalent of such LC Disbursement or reimbursement payment, calculated by the Administrative Agent using the Exchange Rate on the applicable LC Participation Calculation Date. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender further acknowledges and agrees that, in issuing, amending, renewing or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representations and warranties of the Borrower deemed made pursuant to Section 4.02 unless, at least one Business Day prior to the time such Letter of Credit is issued, amended, renewed or extended (or, in the case of an automatic renewal permitted pursuant to paragraph (c) of this Section, at least one Business Day prior to the time by which the election not to extend must be made by the applicable Issuing Bank), the Majority in Interest of the Revolving Lenders shall have notified the applicable Issuing Bank (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02(a) or 4.02(b) would not be satisfied if such Letter of Credit were then issued, amended, renewed or extended (it being understood and agreed that, in the event any Issuing Bank shall have received any such notice, no Issuing Bank shall have any obligation to issue, amend, renew or extend any Letter of Credit until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).
(e)    Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, then the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount in the currency of such LC Disbursement equal to such LC Disbursement not later than 12:00 noon, at the Applicable Time, on the Business Day immediately following the day that the Borrower receives such notice; provided that, in the case of an LC Disbursement denominated in Dollars in an amount equal to or in excess of $500,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a Base Rate Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Base Rate Revolving Borrowing. If the Borrower fails to reimburse any LC Disbursement by the time specified above in this paragraph, the applicable Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the currency and amount of the payment then due from the Borrower in respect thereof and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each applicable Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the amount then due from the Borrower in Dollars (in the case of any such amount denominated in an Alternative Currency, in an amount equal to the Dollar Equivalent thereof calculated by the Administrative Agent as set forth in paragraph (d) above), in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders under this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the applicable Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of a Base Rate Revolving Borrowing as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
(f)    Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision thereof or hereof, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect,
(iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction in a final and nonappealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit, and any such acceptance or refusal shall be deemed not to constitute gross negligence or willful misconduct.
(g)    Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the Borrower in writing (via hand delivery, facsimile or other electronic imaging) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the applicable Revolving Lenders with respect to any such LC Disbursement in accordance with paragraph (e) of this Section.
(h)    Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement in full, at (i) in the case of any LC Disbursement denominated in Dollars, and at all times following the conversion to Dollars of the reimbursement obligation with respect to any LC Disbursement made in Euro or Sterling pursuant to paragraph (e) of this Section, at the rate per annum then applicable to Base Rate Revolving Loans and (ii) in the case of an LC Disbursement denominated in any other Alternative Currency, at all times prior to the conversion of the reimbursement obligation with respect thereto to Dollars pursuant to paragraph (e) of this Section, at a rate per annum determined by the applicable Issuing Bank (which determination will be conclusive absent manifest error) to represent its cost of funds plus the Applicable Rate used to determine interest applicable to Term SOFR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement in full when due pursuant to paragraph (e) of this Section, then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the Borrower reimburses the applicable LC Disbursement in full.
(i)    Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day on which the Borrower receives notice from the Administrative

Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, a Majority in Interest of the Revolving Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash (in the currency of each applicable Letter of Credit) equal to the LC Exposure of the Revolving Lenders with respect to the Letters of Credit issued on behalf of the Borrower as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Section 7.01. The Borrower also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.10(b), 2.19(c) or 2.21(c). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Notwithstanding the terms of any Security Document, moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to (i) the consent of a Majority in Interest of the Revolving Lenders (treating the Classes of Revolving Commitments and Revolving Loans as one Class) and (ii) in the case of any such application at a time when any Revolving Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders), the consent of each Issuing Bank), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.10(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower to the extent that, after giving effect to such return, the Aggregate Revolving Exposure in respect of the Revolving Commitments or Revolving Loans would not exceed the Aggregate Revolving Commitment and no Default shall have occurred and be continuing. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.19(c), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower to the extent that, after giving effect to such return, no Issuing Bank shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Revolving Commitments of the non-Defaulting Lenders and/or the remaining cash collateral and no Default shall have occurred and be continuing.
(j)    Designation of Additional Issuing Banks. The Borrower may, at any time and from time to time with notice to the Administrative Agent, designate as additional Issuing Banks one or more Revolving Lenders, that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the

Administrative Agent and the Borrower and shall specify the LC Commitment of such Issuing Bank, executed by the Borrower, the Administrative Agent and such designated Revolving Lender and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Revolving Lender in its capacity as an issuer of Letters of Credit hereunder.
(k)        Resignation or Termination of an Issuing Bank. Any Issuing Bank may resign as a “Issuing Bank” hereunder upon 30 days’ prior written notice to the Administrative Agent, the Lenders, and the Borrower; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant Issuing Bank shall have identified a successor Issuing Bank reasonably acceptable to the Borrower willing to accept its appointment as successor Issuing Bank and the effectiveness of such resignation shall be conditioned upon such successor assuming the rights and duties of the Issuing Bank. In the event of any such resignation as Issuing Bank, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Bank hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of the resigning Issuing Bank except as expressly provided above. The Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the third Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such resignation or termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account    of    the    resigning    or    terminated    Issuing    Bank    pursuant    to    Section    2.11(b). Notwithstanding the effectiveness of any such resignation or termination, the resigning or terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an
Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or termination, but shall not be required to issue any additional Letters of Credit.
(l)    Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent
(i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date, amount and currency of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the currency and amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(m)    LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.
SECTION 2.05.    ~~SECTION 2.05.~~ Funding of Borrowings..
(a)    Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., at the Applicable Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower and designated by the Borrower in the applicable Borrowing Request; provided that Base Rate Revolving Loans made to finance the reimbursement of an LC Disbursement denominated in Dollars as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.04(e) to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption and in its sole discretion, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, (A) in the case of Loans denominated in Dollars, the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of Loans denominated in an Alternative Currency, the applicable Overnight Rate or (ii) in the case of the Borrower, the interest rate applicable to (A) in the case of Loans denominated in Dollars, Base Rate Loans of the applicable Class and (B) in the case of Loans denominated in an Alternative Currency, the interest rate applicable to the subject Loan pursuant to Section 2.12. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
SECTION 2.06.    ~~SECTION 2.06.~~ Interest Elections~~.~~ .
(a)    Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a Term SOFR Borrowing or Alternative Currency Term Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type (provided that Borrowings denominated in an Alternative Currency may not be converted into Base Rate Borrowings but instead must be prepaid in the original currency of such Loan) or to continue such Borrowing and, in the case of a Term SOFR Borrowing or Alternative Currency Term Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)    To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election in writing by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or other electronic transmission to the Administrative Agent of a written Interest Election Request signed by a Financial Officer of the Borrower.
(c)    Each Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be a Base Rate Borrowing,
Term SOFR Borrowing or Alternative Currency Term Rate Borrowing; and
(iv)    if the resulting Borrowing is to be a Term SOFR Borrowing or Alternative Currency Term Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Term SOFR Borrowing or Alternative Currency Term Rate Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Term SOFR Borrowing or Alternative Currency Term Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a Term SOFR Borrowing, such Borrowing shall be converted to a Base Rate Borrowing and (ii) in the case of an Alternative Currency Term Rate Borrowing denominated in an Alternative Currency, such Borrowing shall be continued as a Borrowing of the applicable Type for an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default under clause (h) or (i) of Section 7.01 has occurred and is continuing with respect to the Borrower, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of a Majority in Interest of the Lenders of any Class has notified the Borrower of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, (i) no outstanding Borrowing denominated in Dollars may be converted to or continued as a Term SOFR Borrowing, (ii) unless repaid, each Term SOFR Borrowing denominated in Dollars shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each Alternative Currency Term Rate Borrowing denominated in an Alternative Currency shall be continued as an Alternative Currency Term Rate Borrowing with an Interest Period of one month’s duration.
SECTION 2.07.    ~~SECTION 2.07.~~ Termination and Reduction of Commitments..
(a)    Unless previously terminated, (i) the Tranche A Term Commitments and Tranche B Term Commitments shall automatically terminate and be reduced to $0 on the Closing Date upon the making of the Tranche A Term Loans or Tranche B Term Loans respectively and (ii) the Revolving Commitments shall automatically terminate and be reduced to
$0 on the Revolving Maturity Date.
(b)    The Borrower may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; provided that (i) each partial reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the Aggregate Revolving Exposure would exceed the Aggregate Revolving Commitment.
(c)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination or reduction of the Revolving Commitments delivered under this paragraph may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.
SECTION 2.08.    ~~SECTION 2.08.~~ Repayment of Loans; Evidence of Debt~~.~~ .
(a)    The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan made by such Revolving Lender to the Borrower on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Tranche A Term Lender the then unpaid principal amount of each Tranche A Term Loan made by such Tranche A Term Lender to the Borrower as provided in Section 2.09 and (iii) to the Administrative Agent for the account of each Tranche B Term Lender the then unpaid principal amount of each Tranche B Term Loan made by such Tranche B Term Lender as provided in Section 2.09.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The records maintained by the Administrative Agent and the Lenders shall be prima facie evidence of the existence and amounts of the obligations of the Borrower in respect of Loans made to the Borrower, LC Disbursements, interest and fees due or accrued, in each case, with respect to the Borrower hereunder; provided that the failure of the Administrative Agent or any Lender to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement. In the event of any inconsistency between the entries made pursuant to paragraphs (b) and (c) of this Section, the Register and corresponding accounts maintained by the Administrative Agent pursuant to paragraph (c) of this Section shall control.
(c)    The Administrative Agent shall, in connection with maintenance of the Register in accordance with Section 9.04(b)(iv) maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal, premium, interest or fees due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)    Any Lender may request that Loans of any Class made by it be evidenced by a promissory note, substantially in the form of Exhibit M. In such event, the Borrower of such Loans shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.
SECTION 2.09.    ~~SECTION 2.09.~~ Amortization of Term Loans..
(a)    Subject to adjustment pursuant to paragraph (c) of this Section, the Borrower shall repay to the Administrative Agent, for the account of each Tranche A Term Lender, Tranche A Term Borrowings on each date set forth below (provided that if any such date is not a Business Day, such payment shall be due on the immediately preceding Business Day) in an amount equal to the outstanding principal amount of Tranche A Term Borrowings as of the ~~Closing~~Third Amendment Effective Date multiplied by the percentage set forth below, with the unpaid balance being payable on the Tranche A Term Maturity Date:

Date	Amount
June 30, ~~2025~~2026	1.250%
September 30, ~~2025~~2026	1.250%
December 31, ~~2025~~2026	1.250%
March 31, ~~2026~~2027	1.250%

June 30, ~~2026~~2027	1.875%
September 30, ~~2026~~2027	1.875%
December 31, ~~2026~~2027	1.875%
March 31, ~~2027~~2028	1.875%
June 30, ~~2027~~2028	2.50%

Date	Amount
September 30, ~~2027~~2028	2.50%
December 31, ~~2027~~2028	2.50%
~~Tranche A Term Maturity Date~~March 31, 2029	~~Balance of any remaining outstanding principal amount of Tranche A Term Loans~~2.50%
June 30, 2029	2.50%
September 30, 2029	2.50%
December 31, 2029	2.50%
March 31, 2030	2.50%
June 30, 2030	2.50%
September 30, 2030	2.50%
December 31, 2030	2.50%
March 31, 2031	2.50%

(b)    To the extent not previously paid, the Borrower shall pay to the Administrative Agent for the account of the Tranche A Term Lenders the then unpaid principal amount of the Tranche A Term Loans on the Tranche A Term Maturity Date.
(c)    Any prepayment by the Borrower of a Term Borrowing of any Class (including pursuant to mandatory prepayment) shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section as directed in writing by the Borrower and absent such direction, in direct order of maturity; provided that (A) any prepayment of any Class of Incremental Term Borrowings shall be applied to subsequent scheduled repayments as provided in the applicable Incremental Facility Amendment and (B) any prepayment of Term Borrowings of any Class contemplated by Section
2.22 shall be applied to subsequent scheduled repayments as provided in such Section.
(d)    Prior to any repayment of any Term Borrowings of any Class under this Section, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent in writing (via hand delivery, facsimile or other electronic imaging) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Term Borrowing shall be applied ratably to the Loans included in the repaid Term Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

(e)    The Borrower shall repay to the Administrative Agent, for the account of each Tranche B Term Lender, Tranche B Term Loans on the last day of each fiscal quarter (provided that if any such date is not a Business Day, such payment shall be due on the immediately preceding Business Day), commencing with the fiscal quarter ending June 30, 2025, in an amount equal to 0.25% of the outstanding principal amount of the Tranche B Term Loans on the Closing Date, with the unpaid balance being payable on the Tranche B Term Maturity Date.
(f)    In the event that any Incremental Term Loans or Refinancing Term Loans are made, such Incremental Term Loans or Refinancing Term Loans, as applicable, shall be repaid by the Borrower in the amounts and on the dates set forth in the Incremental Facility Amendment or Refinancing Facility Agreement with respect thereto and on the applicable Maturity Date thereof.
SECTION 2.10.    ~~SECTION 2.10.~~ Prepayment of Loans..
(a)    The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, subject to Section 2.10(i) below and Section 2.14.
(b)    In the event and on each occasion that the Aggregate Revolving Exposure exceeds the Aggregate Revolving Commitment (including as a result of any revaluation of the Dollar Equivalent of any Loan or Letter of Credit pursuant to Section 1.09), the Borrower shall, within one Business Day, prepay its Revolving Borrowings (or, if no such Revolving Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent in accordance with Section 2.04(i)) in an aggregate amount equal to such excess.
(c)    In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Restricted Subsidiary in respect of any Prepayment Event (including by the Administrative Agent as loss payee in respect of any Prepayment Event described in clause (b) of the definition of the term “Prepayment Event”), the Borrower shall, within five Business Days after such Net Proceeds are received, prepay Term Borrowings in an aggregate amount equal to 100% of the amount of such Net Proceeds (or, if the Borrower or any of its Restricted Subsidiaries has incurred Indebtedness that is permitted under Section 6.01 that is secured, on an equal and ratable basis with the Term Loans, by a Lien on the Collateral permitted under Section 6.02, and such Indebtedness is required to be prepaid or redeemed with the Net Proceeds of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, then by such lesser percentage of such Net Proceeds such that such Indebtedness receives no greater than a ratable percentage of such Net Proceeds based upon the aggregate principal amount of the Term Loans and such Indebtedness then outstanding; provided that to the extent the holders of such other Indebtedness decline to have such Indebtedness prepaid or redeemed, the amount so declined shall promptly (and in any event within five Business Days after the date of such rejection) be applied to prepay Term Borrowings in accordance with the terms hereof) (such Net Proceeds amount, as reduced in accordance with the proviso to this paragraph (c), the “Net Proceeds Prepayment Amount”); provided that, in the case of any event described in clause (a) or

(d)     ~~(b)~~ of the definition of the term “Prepayment Event” and so long as no Event of Default under Section 7.01(a), 7.01(b) or, solely with respect to the Borrower, Section 7.01(h) or 7.01(i) has occurred and be continuing if the Borrower shall, on or prior to the date of the required prepayment, deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower intends to cause the Net Proceeds from such event (or a portion thereof specified in such certificate) to be applied within 365 days after receipt of such Net Proceeds to be reinvested in the business of the Borrower or its Restricted Subsidiaries, or to enter into an acquisition permitted by this Agreement, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds that have not been so applied by the end of such 365-day period (or within a period of 180 days thereafter if by the end of such initial 365-day period the Borrower or one or more Restricted Subsidiaries shall have committed to invest such proceeds), at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied.
(e)    ~~(d)~~ Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2025, the Borrower shall prepay Tranche B Term Borrowings in an aggregate amount equal to the Specified ECF Percentage of Excess Cash Flow for such fiscal year (such amount, as reduced in accordance with the provisos to this paragraph (d), the “ECF Sweep Amount”); provided that (i) such amount shall be reduced by the aggregate amount of cash used for voluntary prepayments, repurchases or redemptions of Term Borrowings, Revolving Borrowings (but only to the extent accompanied by a permanent reduction of the corresponding Commitment) and other Indebtedness (but only, in the case of revolving indebtedness, to the extent accompanied by a permanent reduction of the corresponding commitments) secured by the Collateral on a pari passu basis with the Tranche B Term Borrowings (including, in each case, pursuant to “Dutch Auction” provisions, Open Market Purchases and yank-a-bank provisions at the actual purchase price paid in cash), in each case, during such fiscal year (and, at the Borrower’s option (and without deducting such amounts against the subsequent fiscal year’s prepayment computation pursuant to this paragraph (d)), after the end of such fiscal year but prior to the date on which the prepayment pursuant to this Section for such fiscal year is required to have been made) (except in each case to the extent financed with the proceeds of Long-Term Indebtedness (other than revolving indebtedness)), (ii)
(A) prepayments pursuant to this paragraph (d) shall only be required for any fiscal year if the amount of ECF Sweep Amount for such fiscal year is greater than $5,000,000 and (B) for the avoidance of doubt, only amounts in excess of $5,000,000 shall be prepaid pursuant to this paragraph (d) and (iii) to the extent the amounts deducted pursuant to the clause (i) in this proviso exceed the amounts that would otherwise be payable pursuant to this paragraph (d) in any given fiscal year, the excess thereof may be applied, in the Borrower’s discretion, to any amount of Excess Cash Flow payable pursuant to this paragraph (d) in subsequent fiscal years. Each prepayment pursuant to this paragraph shall be made on or before the date that is five (5) Business Days after the date on which financial statements are delivered pursuant to Section 5.01(a) with respect to the fiscal year for which Excess Cash Flow is being calculated; provided, further, that if the Borrower or any of its Restricted Subsidiaries has incurred Indebtedness that is permitted under Section 6.01 that is secured, on an equal and ratable basis with the Term Loans, by a Lien on the Collateral permitted under Section 6.02, and such Indebtedness is required to be prepaid or redeemed with Excess Cash Flow, then the Borrower may apply the

Excess Cash Flow on a pro rata or less than pro rata basis based upon the aggregate principal amount of the Term Loans and such Indebtedness then outstanding to the prepayment of such other Indebtedness (provided, however, that to the extent the holders of such other Indebtedness decline to have such Indebtedness prepaid or redeemed, the amount so declined shall promptly (and in any event within five Business Days after the date of such rejection) be applied to prepay Term Borrowings in accordance with the terms hereof).
(f)    ~~(e)~~ In the event that any distribution (whether in cash, securities or other property) is made to any creditor of, or holder of interests in, a Specified GEC Entity (other than
(A) in satisfaction of (x) the Specified GEC DIP Financing or (y) Wind Down Costs, (B) to the extent such distribution is funded by either forgiveness of the Specified GEC DIP Financing and/or a settlement contribution from (i) the Borrower or its Subsidiaries or (ii) any other creditor of a Specified GEC Entity, up to $20,000,000 in the aggregate or (C) any distribution to a Specified GEC Entity) after the occurrence of a Specified GEC Bankruptcy Event or in connection with the Ecommerce Restructuring (any such distribution, a “Specified GEC Entity Bankruptcy Distribution” and the aggregate amount of all such distributions the “Specified GEC Entity Bankruptcy Distribution Amount”), then the Borrower shall, within five (5) Business Days (or such later time as the Administrative Agent may agree) after the payment of such Specified GEC Entity Bankruptcy Distribution, prepay Term Borrowings in an aggregate amount equal to 100% of the Specified GEC Entity Bankruptcy Distribution Amount (or, if the Borrower or any of its Restricted Subsidiaries has incurred Indebtedness that is permitted under Section 6.01 that is secured, on an equal and ratable basis with the Term Loans, by a Lien on the Collateral permitted under Section 6.02, and such Indebtedness is required to be prepaid or redeemed with the Net Proceeds of such Specified GEC Entity Bankruptcy Distribution, then by such lesser percentage of such Net Proceeds such that such Indebtedness receives no greater than a ratable percentage of such Net Proceeds based upon the aggregate principal amount of the Term Loans and such Indebtedness then outstanding; provided that to the extent the holders of such other Indebtedness decline to have such Indebtedness prepaid or redeemed, the amount so declined shall promptly (and in any event within five Business Days after the date of such rejection) be applied to prepay Term Borrowings in accordance with the terms hereof).
(g)    ~~(f)~~ Notwithstanding any other provisions of Section 2.10(c) or (d), (A) to the extent that any of or all the Net Proceeds of any Prepayment Event by or Excess Cash Flow of a Foreign Subsidiary of the Borrower giving rise to a prepayment pursuant to Section 2.10(c) or (d) (a “Foreign Prepayment Event”) are prohibited or delayed by applicable local law from being repatriated to the Borrower, the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be taken into account in determining the amount to be applied to repay Term Loans at the times provided in Section 2.10(c) or (d), as the case may be, and such amounts may be retained by such Subsidiary, and once the Borrower has determined in good faith that such repatriation of any of such affected Net Proceeds or Excess Cash Flow is permitted under the applicable local law, then the amount of such Net Proceeds or Excess Cash Flow will be taken into account as soon as practicable in determining the amount to be applied (net of additional taxes payable or reserved if such amounts were repatriated, to the extent not already taken into account under the definitions of “Net Proceeds” or “Excess Cash Flow”) to the repayment of the Term Loans pursuant to Section 2.10(c) or (d), as applicable, (B) to the extent that and for so long as the Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event or Excess Cash Flow of a Foreign Subsidiary of the Borrower would have a material adverse tax consequence with respect to such Net Proceeds or Excess Cash Flow, the amount of Net Proceeds or Excess Cash Flow so affected will not be required to be taken into account in determining the amount to be applied to repay Term Loans at the times provided in Section 2.10(c) or Section 2.10(d), as the case may be, and such amounts may be retained by such Subsidiary; provided that when the Borrower determines in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event or Excess Cash Flow would no longer have a material adverse tax consequence with respect to such Net Proceeds or Excess Cash Flow, such Net Proceeds or Excess Cash Flow shall be taken into account as soon as practicable in determining the amount to be applied (net of additional taxes payable or reserved against if such amounts were repatriated, to the extent not already taken into account under the definitions of “Net Proceeds” or “Excess Cash Flow”) to the repayment of the Term Loans pursuant to Section 2.10(c) or Section 2.10(d), as applicable, and
(C) to the extent that and for so long as the Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event or Excess Cash Flow would give rise to a risk of liability for the directors of such Subsidiary, the Net Proceeds or Excess Cash Flow so affected will not be required to be taken into account in determining the amount to be applied to repay Term Loans at the times provided in Section 2.10(c) or Section 2.10(d), as the case may be, and such amounts may be retained by such Subsidiary.
(h)    ~~(g)~~ Prior to any optional prepayment of Borrowings under this Section, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment delivered pursuant to paragraph (h) of this Section. In the event of any mandatory prepayment of Term Borrowings made pursuant to Section 2.10(c) or 2.10(e) at a time when Term Borrowings of more than one Class remain outstanding, the aggregate amount of such prepayment shall be allocated among the Term Borrowings of each such Class (including the Tranche B Term Loans and, to the extent provided in the Incremental Facility Amendment or Refinancing Facility Agreement for any Class of other Incremental Term Loans or Refinancing Term Loans, respectively, the Borrowings of such Class) pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class; provided that any Term Lender (including each Tranche B Term Lender and, to the extent provided in the Incremental Facility Amendment or Refinancing Facility Agreement for any Class of other Incremental Term Loans or Refinancing Term Loans, any Lender that holds Term Loans of such Class) may elect, by notice to the Administrative Agent in writing (via hand delivery, facsimile or other electronic imaging) at least one Business Day prior to the required prepayment date, to decline all or any portion of any prepayment of its Loans pursuant to this Section (other than
(x) an optional prepayment pursuant to paragraph (a) of this Section or (y) a mandatory prepayment triggered by an event described in clause (c) of the definition of the term “Prepayment Event”, neither of which may be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay such Loans may be retained by the Borrower.
(i)    ~~(h)~~ The Borrower shall notify the Administrative Agent in writing (via hand delivery, facsimile or other electronic imaging) of any optional prepayment and, to the extent practicable, any mandatory prepayment hereunder (i) in the case of a prepayment of a Term SOFR Borrowing, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days before the date of prepayment, (ii) in the case of a prepayment of an Alternative Currency Term Rate Borrowing, not later than 11:00 a.m., at the Applicable Time, four Business Days before the date of prepayment, (iii) in the case of a prepayment of a Base Rate Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment and

(iv) in the case of an Alternative Currency Daily Rate Borrowing denominated in Sterling, not later than 11:00 a.m., New York City time, five Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that (A) if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07 and (B) a notice of prepayment of Term Borrowings pursuant to paragraph (a) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.
(j)    ~~(i)~~ (i) In the event that, on or prior to the date that is six months after the Closing Date, the Borrower (A) prepays, repays, refinances, substitutes or replaces any Tranche B Term Loans in connection with a Repricing Transaction (including, for the avoidance of doubt, any prepayment made as a result of a Prepayment Event described in clause (c) thereof that constitutes a Repricing Transaction) or (B) effects any amendment, modification or waiver of, or consent under, this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each applicable Tranche B Term Lender, (I) in the case of clause (A), a premium of 1.00% of the aggregate principal amount of the Tranche B Term Loans so prepaid, repaid, refinanced, substituted or replaced and (II) in the case of clause (B), a fee equal to 1.00% of the aggregate principal amount of the Tranche B Term Loans that are the subject of such Repricing Transaction outstanding immediately prior to such amendment. If, on or prior to the date that is six months after the Closing Date, all or any portion of the Tranche B Term Loans held by any Tranche B Term Lender are prepaid, repaid, refinanced, substituted or replaced pursuant to Section 2.18 as a result of, or in connection with, such Tranche B Term Lender not agreeing or otherwise consenting to any waiver, consent, modification or amendment in connection with a Repricing Transaction, such prepayment, repayment, refinancing, substitution or replacement will be made at 101% of the principal amount so prepaid, repaid, refinanced, substituted or replaced. All such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction in Dollars and in immediately available funds.
SECTION 2.11.    ~~SECTION 2.11.~~ Fees~~.~~ .
(a)    The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Pro Rata Share of the Aggregate Revolving

Commitments, a commitment fee in Dollars equal to the Applicable Rate times the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (i) the outstanding

Revolving Loans and (ii) the outstanding Letters of Credit, subject to adjustment as provided in Section 2.19. The commitment fee shall accrue at all times during the Revolving Availability Period, including at any time during which one or more of the conditions in Article IV is not met~~, and shall be due and payable quarterly in arrears on the last Business Day of each~~. The commitment fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth day following such last day of March, June, September and December, as applicable, commencing with the first such date to occur after the Closing Date, and on the last day of the Revolving Availability Period (provided that, if the accrued commitment fee shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day). The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender.
(b)    The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate then used to determine the interest rate applicable to Term SOFR Revolving Loans or Alternative Currency Term Rate Revolving Loans, as applicable, on the average daily amount of such Lender’s aggregate LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which all of such Lender’s Revolving Commitments terminate and the date on which such Lender ceases to have any LC Exposure and (ii) to each Issuing Bank a fronting fee, which shall accrue at a rate per annum equal to 0.125% on the average daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of all the Revolving Commitments and the date on which there ceases to be any such LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth day following such last day, commencing on the first such date to occur after the Closing Date; provided that (x) all such fees shall be payable on the date on which all the Revolving Commitments terminate and any such fees accruing after the date on which all the Revolving Commitments terminate shall be payable on demand and (y) if any participation fee or fronting fee shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.
(c)    The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d)    The Borrower agrees to pay to the Arrangers and the Administrative Agent, for the account of each applicable Arranger and Lender, such other fees as shall have been separately agreed upon in writing (including pursuant to the Fee Letter and including upfront fees, which may be in the form of original issues discounts to the Loans) in the amounts and at the times so specified.
(e)    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Revolving Lenders entitled thereto. Fees paid hereunder shall not be refundable under any circumstances.
SECTION 2.12.    ~~SECTION 2.12.~~ Interest~~.~~ .
(a)    The Loans comprising each Base Rate Borrowing shall bear interest at the Base Rate plus the Applicable Rate. The Loans comprising each Alternative Currency Daily Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Alternative Currency Daily Rate plus the Applicable Rate.
(b)    The Loans comprising each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate. The Loans comprising each Alternative Currency Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Alternative Currency Term Rate for such Interest Period, in each case plus the Applicable Rate.
(c)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, and an Event of Default under Section 7.01(a), (b), (h) or (i) shall have occurred and be continuing, such overdue amount shall bear interest, on and from such date, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other overdue amount, 2.00% per annum plus the rate applicable to Base Rate Revolving Loans as provided in paragraph (a) of this Section. Payment or acceptance of the increased rates of interest provided for in this paragraph (c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent, any Issuing Bank or any Lender.
(d)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of a Revolving Loan of any Class, upon termination of the Revolving Commitments of such Class; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Base Rate Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of a Term SOFR Loan or Alternative Currency Term Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
SECTION 2.13.    ~~SECTION 2.13.~~ Inability to Determine Rates..

(a)    If in connection with any request for a Term SOFR Loan or an Alternative Currency Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate for the Relevant Rate for the applicable Agreed Currency has been determined in accordance with Section 2.13(b) or Section 2.13(c) and the circumstances under clause (i) of Section 2.13(b) or of Section 2.13(c) or the Scheduled Unavailability Date, or the SOFR Scheduled Unavailability Date, has occurred with respect to such Relevant Rate (as applicable), or (B) adequate and reasonable means do not otherwise exist for determining the Relevant Rate for the applicable Agreed Currency for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Term SOFR Loan or an Alternative Currency Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that the Relevant Rate with respect to a proposed Loan denominated in an Agreed Currency for any requested Interest Period or determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.
Thereafter, (x) the obligation of the Lenders to make or maintain Loans in the affected currencies, as applicable, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended in each case to the extent of the affected Agreed Currency Loans or Interest Period or determination date(s), as applicable, and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 2.13(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.
Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, or continuation of or conversion to Term SOFR Loans, or Borrowing of, or continuation of Alternative Currency Loans to the extent of the affected Alternative Currency Loans or Interest Period or determination date(s), as applicable or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount specified therein and (ii) (A) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately and
(B) any outstanding affected Alternative Currency Loans, at the Borrower’s election, shall either
(1) be converted into a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Alternative Currency Loan immediately, in the case of an Alternative Currency Daily Rate Loan or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan or (2) be prepaid in full immediately, in the case of an Alternative Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan; provided that if no election is made by the Borrower (x) in the case of an Alternative Currency Daily Rate Loan, by the date that is three Business Days after receipt by the Borrower of such notice or (y) in the case of an Alternative Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Alternative Currency Term Rate Loan, the Borrower shall be deemed to have elected clause (1) above.

(b)    Replacement of Term SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:
(i)    adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)    CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans denominated in Dollars, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative basis the interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer representative or available permanently or indefinitely, the “SOFR Scheduled Unavailability Date”); then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”).
If the Successor Rate is Daily Simple SOFR, all interest payments will be made on a monthly basis.
Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 2.13(b)(i) or (ii) have occurred with respect to the SOFR Successor Rate then in effect, then, in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current SOFR Successor Rate in accordance with this Section
2.13 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such alternative benchmark, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such benchmarks (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “SOFR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment
(c)    Replacement of Relevant Rate or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:
(i)    adequate and reasonable means do not exist for ascertaining the Relevant Rate (other than Term SOFR) for an Agreed Currency (other than Dollars) because none of the tenors of such Relevant Rate (other than Term SOFR) under this Agreement is available or published on a current basis, and such circumstances are unlikely to be temporary; or
(ii)    the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate (other than Term SOFR) for an Agreed Currency (other than Dollars) under this Agreement shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans denominated in such Agreed Currency (other than Dollars), or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate (other than Term SOFR) for such Agreed Currency (other than Dollars) (the latest date on which all tenors of the Relevant Rate for such Agreed Currency (other than Dollars) under this Agreement are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”);
or if the events or circumstances of the type described in Section 2.13(c) (i) or (ii) have occurred with respect to the Successor Rate then in effect, then, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Agreed Currency or any then current Successor Rate for an Agreed Currency in accordance with this Section 2.13 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the
U.S. and denominated in such Agreed Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such benchmarks (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Non-SOFR Successor Rate”, and collectively with the SOFR Successor Rate, each a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
(d)    Successor Rate. The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.
(e)    For purposes of this Section 2.13, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in the relevant Alternative Currency shall be excluded from any determination of Required Lenders with respect to such Alternative Currency.
SECTION 2.14.    ~~SECTION 2.14.~~ Increased Costs..
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any Issuing Bank;
(ii)    impose on any Lender or any Issuing Bank or the applicable interbank market any other condition, cost or expense (in each case, other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and
(C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender, such Issuing Bank or such other Recipient, the Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as applicable, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as applicable, for such additional costs or expenses incurred or reduction suffered.
(b)    If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then, from time to time upon the request of such Lender or such Issuing Bank, the Borrower will pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
(c)    A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section and the calculation thereof shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as applicable, the amount shown as due on any such certificate within 30 days after receipt thereof.
(d)    Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Recipient pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 180 days prior to the date that such Recipient notifies the Borrower of the Change in Law giving rise to such increased costs or expenses or reductions and of such Recipient’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(e)    Notwithstanding any other provision of this Section, no Recipient shall demand compensation for any increased cost or reduction pursuant to this Section (i) unless it certifies that at the time it is the general policy or practice of such Recipient to demand such compensation in similar circumstances under comparable provisions of other credit agreements and (ii) if such increased cost or reduction is due to market disruption, unless such circumstances generally affect the banking market and when the Required Lenders have made such a request.
SECTION 2.15. ~~SECTION 2.15.~~ Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time pursuant to the last sentence of this Section 2.15, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (other than loss of anticipated profits) incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of any Interest Period, relevant interest payment date or payment period, as applicable, for such Loan, if applicable (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)    any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;
(c)    any assignment of an Alternative Currency Term Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 2.18 or 9.02(c); or
(d)    any failure by any Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency.
For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 2.15, each Lender shall be deemed to have funded each Alternative Currency Term Rate Loan made by it at the Alternative Currency Term Rate for such Loan by a matching deposit or other borrowing in the offshore interbank eurodollar market for such currency for a comparable amount and for a comparable period, whether or not such Alternative Currency Term Rate Loan was in fact so funded.
A certificate of any Lender setting forth any amount tor amounts that such Lender is entitled to received pursuant to this Section and the reasons therefor, and showing the calculation thereof, shall be delivered to the Borrower and conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof. Notwithstanding the foregoing, this Section will not apply to losses, costs or expenses resulting from Taxes.

SECTION 2.16.    ~~SECTION 2.16.~~ Taxes~~.~~ .
(a)    Payment Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under this Agreement or any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax in respect of any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the applicable Lender (or, in the case of payments made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such

Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)    Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including any Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case that are payable or paid by the Administrative Agent in connection with this Agreement or any other Loan Document and, in each case, any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from, or reduction of, withholding Tax with respect to any payments made under this Agreement or any other Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
(ii)    Without limiting the generality of the foregoing:
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B)    any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two of whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, executed originals of IRS Form W-8BEN or Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to such tax treaty;
(2)    executed originals of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payments under any Loan Documents are effectively connected with such Lender’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or Form W-8BEN-E; or
(4)    to the extent a Foreign Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9 and/or another certification document from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of such direct or indirect partner(s);
(C)    any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed originals of any other documentation prescribed by applicable law as a basis for claiming exemption from, or a reduction in, U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under this Agreement or any other Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by applicable law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the

Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.16(f)(ii)(D), “FATCA” shall include any amendments made to FATCA after the Closing Date.
(E)    On or before the date on which any Administrative Agent (and any successor or replacement Administrative Agent) becomes Administrative Agent hereunder, it shall deliver to the Borrower two executed originals of whichever of the following is applicable (i) if the Administrative Agent is a U.S. Person, IRS Form W-9 certifying that such Administrative Agent is exempt from U.S. federal backup withholding Tax or (ii) if the Administrative Agent is not a U.S. Person, (A) with respect to payments received for its own account, IRS Form W-8ECI and (ii) with respect to payments received on account of any Lender, IRS Form W-8IMY (together with all required accompanying documentation) certifying that the Administrative Agent is a U.S. branch and may be treated as a U.S. Person for purposes of applicable U.S. federal withholding Tax. Notwithstanding anything to the contrary in this Section 2.16(f)(ii)(E), the Administrative Agent shall not be required to provide any documentation that the Administrative Agent is not legally eligible to deliver as a result of a Change in Law after the date on which such Administrative Agent became the Administrative Agent.
Each Lender and the Administrative Agent agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.
Notwithstanding any other provision of this Section 2.16(f), no Lender shall be required to deliver any documentation that such Lender is not legally eligible to deliver. Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 2.16(f).
(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.16(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.16(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.16(g) the payment of which would place such indemnified party in a less favorable net after-Tax position than such indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.16(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    Survival. Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under the Loan Documents.

(i)    For purposes of this Section, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.
SECTION 2.17.    ~~SECTION 2.17.~~ Payments Generally; Pro Rata Treatment; Sharing of Setoffs~~.~~ .
(a)    Except to the extent otherwise provided herein, the Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 11:00 a.m., New York City time), on the date when due, in immediately available funds, without any defense, setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account or accounts as may be specified by the Administrative Agent, except that payments required to be made directly to any Issuing Bank shall be so made, payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under this Agreement or any other Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan or LC Disbursement shall, except as otherwise expressly provided herein, be made in the currency of such Loan or LC Disbursement; all other payments hereunder and under each other Loan Document shall be made in Dollars.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(c)    If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact and shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the aggregate amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Commitments and /or Loans or participations in LC Disbursements to any Eligible Assignee, to the Borrower or any Subsidiary or other Affiliate thereof in a transaction that complies with the terms of Section 9.04(e). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. For purposes of clause (b) of the definition of “Excluded Taxes,” a participation acquired pursuant to this Section 2.17(c) shall be treated as having been acquired on the earlier date(s) on which the applicable Lender acquired the applicable interest in the Commitment(s) or Loan(s) to which such participation relates.
(d)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders or the applicable Issuing Banks, as applicable, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders or any Issuing Bank hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such Issuing Bank, in same day funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d) or (e), 2.05(a) or (b), 2.16(e), 2.17(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof),
(i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
SECTION 2.18.    ~~SECTION 2.18.~~ Mitigation Obligations; Replacement of Lenders~~.~~ .
(a)    If any Lender requests compensation under Section 2.14, or if any Loan Party is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or its participation in any Letter of Credit affected by such event, or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as applicable, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agree to pay all reasonable and documented assignment fees in connection with any such designation or assignment and delegation.
(b)    If (i) any Lender has requested compensation under Section 2.14, (ii) a Loan Party is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, (iii) any Lender has become a Defaulting Lender or (iv) any Lender has become a Declining Lender under Section 2.21, then the Borrower may (x) at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.14 or 2.16) and obligations under this Agreement and the other Loan Documents (or, in the case of any such assignment and delegation resulting from a Lender having become a Declining Lender, all its interests, rights and obligations under this Agreement and the other Loan Documents as a Lender of the applicable Class with respect to which such Lender is a Declining Lender) to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable (and, if a Revolving Commitment is being assigned, each Issuing Bank), which consent shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and unreimbursed participations in LC Disbursements, accrued interest thereon, accrued but unpaid fees and all other amounts payable to it hereunder (including, if applicable, the prepayment fee pursuant to Section 2.10(i) (with such assignment being deemed to be an optional prepayment for purposes of determining the applicability of such Section)) (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class) from the assignee (in the case of such principal and accrued interest and fees (other than any fee payable pursuant to Section 2.10(i)) or the Borrower (in the case of all other amounts (including any fee payable pursuant to Section 2.10(i)), (C) the Borrower or such assignee shall have paid (unless waived) to the Administrative

Agent the processing and recordation fee specified in Section 9.04(b), (D) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a material reduction in such compensation or payments and (E) such assignment and delegation does not conflict with applicable law or (y) terminate the Commitment of such Lender in respect of the applicable Class and repay all Obligations of the Borrower owing to such Lender relating to the Loans and participations held by such Lender under such Class as of such termination date. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.
SECTION 2.19. Defaulting Lenders~~Defaulting Lenders~~. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    commitment fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.11(a);
(b)    the Commitments, Loans and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders adversely affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof;
(c)    if any LC Exposure exists at the time a Revolving Lender becomes a Defaulting Lender, then:
(i)    all or any part of the LC Exposure (other than any portion thereof attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.04(e) and 2.04(f)) of such Defaulting Lender shall be reallocated among the non-Defaulting Revolver Lenders in accordance with their respective Applicable Percentages but only to the extent that (x) the sum of all non-Defaulting Revolving Lenders’ Revolving Exposures plus such Defaulting Lender’s LC Exposure does not exceed the sum of all non-Defaulting Revolving Lenders’ Revolving Commitments and (y) such reallocation does not cause the aggregate Revolving Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Revolving Commitment; provided that, subject to Section 9.17, no reallocation under this clause (ii) shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation;
(ii)    if the reallocation described in clause (ii) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the
Administrative Agent cash collateralize for the benefit of the Issuing Banks the portion of such Defaulting Lender’s LC Exposure that has not been reallocated in accordance with the procedures set forth in Section 2.04(i) for so long as such LC Exposure is outstanding;

(iii)    if any portion of such Defaulting Lender’s LC Exposure is cash collateralized pursuant to clause (iii) above, the Borrower shall not be required to pay participation fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such portion of such Defaulting Lender’s LC Exposure for so long as such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)    if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (ii) above, then the fees payable to the Lenders pursuant to Sections 2.11(a) and 2.11(b) shall be adjusted to give effect to such reallocation; and
(v)    if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (ii) or (iii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all participation fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
(d)    so long as such Revolving Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend, renew or extend any Letter of Credit unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be fully covered by the Revolving Commitments of the non-Defaulting Revolving Lenders and/or cash collateral provided by the Borrower in accordance with Section 2.19(c), and participating interests in any such issued, amended, renewed or extended Letter of Credit will be allocated among the non-Defaulting Revolving Lenders in a manner consistent with Section 2.19(c)(i) (and such Defaulting Lender shall not participate therein).
In the event that (i) a Bankruptcy Event with respect to a Revolving Lender Parent shall occur following the Closing Date and for so long as such Bankruptcy Event shall continue or (ii) any applicable Issuing Bank has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Issuing Bank shall not be required to issue, amend, renew or extend any Letter of Credit, unless such Issuing Bank shall have entered into arrangements with the Borrower or the applicable Revolving Lender, satisfactory to such Issuing Bank to defease any risk to it in respect of such Lender hereunder.
In the event that the Administrative Agent, the Borrower and each applicable Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused the applicable Revolving Lender to be a Defaulting Lender, then the LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Revolving Lender’s Revolving Commitment and on such date such Revolving Lender shall purchase at par such of the Revolving Loans of the applicable Class of the other Revolving Lenders of such Class as the
Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such Revolving Loans of such Class in accordance with its Applicable Percentage; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Revolving Lender was a Defaulting Lender; provided further that, except as otherwise expressly agreed by the affected parties, no change hereunder from a Defaulting Lender to a non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Revolving Lender’s having been a Defaulting Lender.
SECTION 2.20.    ~~SECTION 2.20.~~ Incremental Extensions of Credit~~.~~ .
(a)    At any time and from time to time, commencing on the ~~Closing~~Third Amendment Effective Date and ending on the Latest Maturity Date, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (i) to add one or more additional tranches of term loans (the “Incremental Term Loans”), (ii) one or more increases in the aggregate amount of any Class of Term Loans (each such increase, a “Incremental Term Loan Increase”), (iii) to add one or more additional tranches of revolving commitments (each, an “Incremental Revolving Commitment”, and the loans made pursuant thereto, the “Incremental Revolving Loans”), or (iv) solely during the Revolving Availability Period, one or more increases in the aggregate amount of the Revolving Commitments (each such increase, a “Revolving Commitment Increase” and, together with the Incremental Term Loans, any Incremental Term Loan Increase, any Alternative Incremental Facility Debt and the Incremental Revolving Commitments, the “Incremental Extensions of Credit”, the Incremental Revolving Commitments and the Incremental Revolving Loans, together with the Incremental Term Loans, any Revolving Commitment Increase and any Incremental Term Loan Increase, the “Incremental Facilities”)), in an aggregate principal amount for all such Incremental Extensions of Credit (measured at the time of incurrence of any Incremental Extension of Credit) of up to (i) the sum of (x) the greater of $~~200,000,000~~300,000,000 and ~~40~~50% of Consolidated EBITDA for most recently ended Test Period, plus (y) the amount of any voluntary prepayments of the Term Loans, any Alternative Incremental First Lien Facility Debt, permanent reductions in the amount of the Revolving Commitments or delayed draw commitments in respect of Indebtedness secured by Liens on the Collateral on pari passu basis with the Obligations (provided that such delayed draw commitments were incurred assuming such amounts as fully drawn) and any other voluntary prepayment of Indebtedness secured by Liens on the Collateral on a pari passu basis with the Obligations (provided that, to the extent such Indebtedness is in the form of revolving indebtedness, such prepayment is accompanied by a permanent reduction in commitments) (including through (x) “Dutch Auctions” open to all Lenders of the applicable Class on a pro rata basis in accordance with procedures of the type described in Section 9.04(e) and (y) Open Market Purchases pursuant to Section 9.04(e), which, in the case of any such prepayment, repurchase, redemption or retirement, shall be credited to the extent of the principal (or face) amount of Indebtedness so prepaid, repaid, retired or repurchased), in each case, to the extent not funded with Long-Term Indebtedness (other than revolving indebtedness) and occurring prior to, substantially contemporaneously with, or as a permitted use of proceeds of, the incurrence of such Incremental Extension of Credit (the sum of (x) and (y), the “Incremental Dollar Basket”), plus (ii) additional amounts if after giving effect to the incurrence of such additional amount and the application of the proceeds therefrom (assuming that the full amount of such Incremental
Extensions of Credit (or commitments therefor) being established on such date has been funded on such date and excluding any amounts incurred concurrently in reliance on the Incremental Dollar Basket)) (A) in the case of Indebtedness secured by the Collateral on a pari passu basis with the Liens securing the Obligations, the First Lien Net Leverage Ratio as of the last day of the most recently ended Test Period, on a Pro Forma Basis, does not exceed the greater of (I) 2.50:1.00 and (II) if such Indebtedness is incurred in connection with a Permitted Acquisition or permitted Investment, the First Lien Net Leverage Ratio in effect immediately prior to the incurrence of such Indebtedness; (B) in the case of Indebtedness secured by the Collateral on a junior lien basis with the Liens securing the Initial Term Loans, the Consolidated Secured Net Leverage Ratio as of the last day of the most recently ended Test Period, on a Pro Forma Basis, does not exceed the greater of (I) 3.00:1.00 and (II) if such Indebtedness is incurred in connection with a Permitted Acquisition or permitted Investment, the Consolidated Secured Net Leverage Ratio in effect immediately prior to the incurrence of such Indebtedness; and (C) in the case of Indebtedness that is unsecured, either (I) the Consolidated Total Net Leverage Ratio as of the last day of the most recently ended Test Period, on a Pro Forma Basis, does not exceed the greater of (i) 4.75:1.00 and (ii) if such Indebtedness is incurred in connection with a Permitted Acquisition or permitted Investment, the Consolidated Total Net Leverage Ratio in effect immediately prior to the incurrence of such Indebtedness, or (II) the Consolidated Interest Coverage Ratio for the most recently ended Test Period, on a Pro Forma Basis, is not less than the lesser of (i) 2.00:1.00 and (ii) if such Indebtedness is incurred in connection with a Permitted Acquisition or permitted Investment, the Consolidated Interest Coverage Ratio in effect immediately prior to the incurrence of such Indebtedness; (it being understood that if the proceeds of the relevant Incremental Extensions of Credit will be applied to finance a Limited Condition Transaction and the Borrower has made an LCT Election, compliance with the First Lien Net Leverage Ratio, Consolidated Secured Net Leverage Ratio, Consolidated Total Net Leverage Ratio or Consolidated Interest Coverage Ratio test, as applicable, prescribed above may be determined as of the LCT Test Date in respect of such Limited Condition Transaction on a Pro Forma Basis) (“Incremental Ratio Basket”) (such maximum amount of Indebtedness permitted at any time of determination being the “Incremental Available Amount”); provided that, at the time of each such request and upon the effectiveness of each Incremental Facility Amendment, (A) no Event of Default has occurred and is continuing or shall result therefrom (or, in the event the proceeds of any Incremental Extension of Credit are used to finance any Limited Condition Transaction permitted hereunder for which the Borrower has made an LCT Election, no Event of Default shall exist and be continuing as of the LCT Test Date for such Limited Condition Transaction) and (B) the representations and warranties of the Borrower and each other Loan Party, as applicable, set forth in the Loan Documents would be true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality or Material Adverse Effect, in all respects) on and as of the date of, and immediately after giving effect to, the incurrence of such Incremental Extension of Credit (or, if incurred in connection with a Limited Condition Transaction, on the LCT Test Date) (provided that in the event the proceeds of any Incremental Extension of Credit are used to finance any Investment permitted hereunder, such condition precedent related to the making and accuracy of such representations and warranties may be waived or limited as agreed between the Borrower and the Lenders providing such Incremental Extension of Credit, without the consent of any other Lenders). Each Class of Incremental Term Loans and Incremental Revolving Commitments, and each Revolving Commitment Increase, shall be in an integral multiple of the $5,000,000 and be in an aggregate principal amount that is not less than $25,000,000; provided that such amount may be less than $25,000,000 if such amount represents all the remaining availability under the aggregate principal amount of Incremental Extensions of Credit set forth above.
(b)    The Incremental Facilities (i) shall be documented pursuant to an Incremental Facility Amendment, (ii) shall not have a borrower other than the Borrower,
(iii) shall not be secured by any property or assets other than the Collateral or guaranteed by any Subsidiaries other than the Loan Parties and (iv) shall, except as otherwise set forth herein, be on terms and subject to conditions as agreed between the Borrower and the Lenders providing the applicable Incremental Extension of Credit; provided that, if any more restrictive financial maintenance covenant is added for the benefit of any Incremental Facility, such financial maintenance covenant shall also be added for the benefit of each Facility then benefitting from a financial maintenance covenant (except to the extent such more restrictive financial maintenance covenant is applicable only to periods after the maturity date of such Facility) (all as determined on the date such Incremental Facility is incurred); provided, further, that, (A) any Incremental Tranche A Term Loan that is (x) secured by Liens on the Collateral on a pari passu basis with the Tranche A Term Loans shall not have (1) a final maturity date earlier than the Tranche A Term Maturity Date (but may have “springing maturity” provisions that are not more favorable to the lenders than those contained in this Agreement with respect to the Tranche A Term Loans) or (2) a weighted average life to maturity that is shorter than the remaining weighted average life to maturity of the then-remaining Tranche A Term Loans (without giving effect to any prior payments that would otherwise modify such weighted average live to maturity) or (y) secured by Liens on the Collateral on a junior basis to the Tranche A Term Loans or is unsecured shall not
(1) have a final maturity date earlier than the date that is ninety-one (91) days after the Tranche A Term Maturity Date (but may have “springing maturity” provisions that are not more favorable to the lenders than those contained in this Agreement with respect to the then outstanding Term Loans) or (2) be subject to scheduled amortization or require scheduled payments of principal or be subject to any mandatory redemption, repurchase, repayment or sinking fund obligation (except, in each case, upon the occurrence of an event of default, event of loss, asset sale or a change in control or at final maturity, or if such payment, redemption, repurchase, repayment or sinking fund obligation is subject to prior payment in full of the Tranche A Term Loans), in each case, prior to the date that is ninety-one (91) days after the Tranche A Maturity Date; provided that the requirements set forth in the foregoing clause (A) shall not apply to (I) any Indebtedness consisting of a customary bridge facility so long as such bridge facility converts into Long-Term Indebtedness that satisfies this clause (A) or (II) any Indebtedness subject to Customary Escrow Provisions so long as the Long-Term Indebtedness that is released from escrow otherwise satisfies this clause (A); (B) any Incremental Tranche B Term Loan that is (x) secured by Liens on the Collateral on a pari passu basis with the Tranche B Term Loans shall not have (1) a final maturity date earlier than the Maturity Date for any then outstanding Term Loans (but may have “springing maturity” provisions that are not more favorable to the lenders than those contained in this Agreement with respect to the then outstanding Term Loans) or (2) a weighted average life to maturity that is shorter than the longest remaining weighted average life to maturity of any Term Facility then in effect (without giving effect to any prior payments that would otherwise modify such weighted average live to maturity) or (y) secured by Liens on the Collateral on a junior basis to the Tranche B Term Loans or is unsecured shall not (1) have a final maturity date earlier than the date that is ninety-one (91) days after the latest maturity date for any Term Facility then in effect (but may have “springing maturity” provisions that are not more favorable to the lenders than those contained in this Agreement with respect to the then outstanding Term Loans then in) or (2) be subject to scheduled amortization or require scheduled payments of principal or be subject to any mandatory redemption, repurchase, repayment or sinking fund obligation (except, in each case, upon the occurrence of an event of default, event of loss, asset sale or a change in control or at final maturity, or if such payment, redemption, repurchase, repayment or sinking fund obligation is subject to prior payment in full of the Term Loans), in each case, prior to the date that is ninety-one (91) days after the latest maturity date of any Term Facility then in effect; provided that the requirements set forth in the foregoing clause (B) shall not apply to (I) any Indebtedness consisting of a customary bridge facility so long as such bridge facility converts into Long-Term Indebtedness that satisfies this clause (B), (II) any Indebtedness subject to Customary Escrow Provisions so long as the Long-Term Indebtedness that is released from escrow otherwise satisfies this clause (B) or (III) any Inside Maturity Debt; (C) any Incremental Revolving Commitment or any Revolving Commitment Increase shall not have a maturity date that is earlier than the Revolving Maturity Date (but may have “springing maturity” provisions that are not more favorable to the lenders than those contained in this Agreement with respect to the then outstanding Revolving Loans) and shall not require any scheduled amortization or mandatory commitment reductions prior to the Revolving Maturity Date and (D) any Incremental Term Loan Increase shall be treated the same as the Class of Term Loans being increased (including with respect to maturity date thereof), shall be considered to be part of the Class of Term Loans being increased and shall be on the same terms applicable to such Term Loans. Notwithstanding anything to the contrary in this Agreement and for the avoidance of doubt, any Incremental Facility Amendment may contain “most favored lender” and call protection provisions and other provisions then customary for loans of such Type. Notwithstanding the foregoing, if the all-in-yield applicable to any broadly syndicated Incremental Tranche B Term Loan incurred prior to the date that is 24 months after the Closing Date and that is secured by the Collateral on pari passu basis with the Initial Term Loans (but excluding any MFN Excluded Loans) determined as of the initial funding date for such Incremental Tranche B Term Loan is more than 0.50% higher than the corresponding all-in-yield applicable to the Tranche B Term Loans, then the interest rate margin for the Tranche B Term Loans, shall be increased by an amount equal to the difference between the all-in-yield with respect to such Incremental Tranche B Term Loan and the corresponding all-in-yield on the Tranche B Term Loans, as applicable, minus 0.50% (for purposes of such calculation and with respect to any such facility, (x) subject to clause (z) below, all-in yield shall be deemed to include all upfront fees and original issue discount (based on a four-year average life to maturity or, if less, the remaining life to maturity) payable to all lenders providing such facility, (y) if the Incremental Tranche B Term Loan includes an interest rate floor greater than the applicable interest rate floor with respect to the Tranche B Term Loans and such floor is greater than the Term SOFR for a 3-month Interest Period at such time, such excess amount (above the greater of such floor and such Term SOFR) shall be equated to the applicable interest rate margin for purposes of determining whether an increase to the interest rate margin under the Tranche B Term Loans shall be required, but only to the extent an increase in the interest rate floor in the Tranche B Term Loans, as applicable, would cause an increase in the interest rate then in effect thereunder, and in such case, the interest rate floor (but not the interest rate margin) applicable to the Tranche B Term Loans, shall be increased to the extent of such excess and (z) all-in yield shall exclude structuring, advisory, success, underwriting, commitment, arrangement, ticking, amendment, consent and similar fees payable in connection therewith whether or not shared with all lenders providing such facility and any other fees not paid by the Borrower generally to all lenders providing such facility ratably or, if only one lender (or affiliated group of lenders) is providing such facility, are fees of the type not customarily shared with lenders generally) (the “MFN Protection”).
(c)    Any additional bank, financial institution, existing Lender or other Person that elects to extend Incremental Extensions of Credit under Incremental Facilities (i) shall, to the extent a consent would be required under Section 9.04 if such additional bank, financial institution, existing Lender or other Person were taking an assignment of Loans or Commitments, be approved by the Borrower and the Administrative Agent (and, in the case of any Incremental Revolving Commitment or Revolving Commitment Increase, each applicable Issuing Bank) (such approval not be unreasonably withheld) (any such bank, financial institution, existing Lender or other Person being called an “Additional Lender”) and (ii) if not already a Lender, shall become a Lender under this Agreement pursuant to an amendment (an

“Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each such Additional Lender and the Administrative Agent. No Lender shall be obligated to provide any Incremental Extension of Credit unless it so agrees. Commitments in respect of any Incremental Extension of Credit under Incremental Facilities shall become Commitments (or in the case of any Revolving Commitment Increase to be provided by an existing Revolving Lender, an increase in such Lender’s Revolving Commitment) under this Agreement upon the effectiveness of the applicable Incremental Facility Amendment. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement or to any other Loan Document as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section (including to provide for voting provisions applicable to the Additional Lenders comparable to the provisions of clause (B) of the second proviso of Section 9.02(b) and, for the avoidance of doubt, any amendment to the definition “Loan Document Obligations” and “Obligations” as required to effect the existing of unsecured on junior lien Indebtedness).
(d)    On the date of effectiveness of any Revolving Commitment Increase,
(i) the aggregate principal amount of the Revolving Loans outstanding (the “Existing Revolving Borrowings”) immediately prior to the effectiveness of such Revolving Commitment Increase shall be deemed to be repaid, (ii) each Revolving Commitment Increase Lender that shall have had a Revolving Commitment prior to the effectiveness of such Revolving Commitment Increase shall pay to the Administrative Agent in same day funds an amount equal to the amount, if any, by which (A) (1) such Revolving Commitment Increase Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate principal amount of the Resulting Revolving Borrowings (as hereinafter defined) exceeds (B) (1) such Revolving Commitment Increase Lender’s Applicable Percentage (calculated without giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate principal amount of the Existing Revolving Borrowings, (iii) each Revolving Commitment Increase Lender that shall not have had a Revolving Commitment prior to the effectiveness of such Revolving Commitment Increase shall pay to the Administrative Agent in same day funds an amount equal to (1) such Revolving Commitment Increase Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate principal amount of the Resulting Revolving Borrowings, (iv) after the Administrative Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent shall pay to each Revolving Lender of the applicable Class the portion of such funds that is equal to the amount, if any, by which (A) (1) such Revolving Lender’s Applicable Percentage (calculated without giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate principal amount of the Existing Revolving Borrowings, exceeds (B) (1) such Revolving Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate principal amount of the Resulting Revolving Borrowings, (v) after the effectiveness of such Revolving Commitment Increase, the Borrower shall be deemed to have made new Revolving Borrowings (the “Resulting Revolving Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Existing Revolving Borrowings and of the Types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03 (and the Borrower shall deliver such Borrowing Request), (vi) each Revolving Lender of the applicable Class shall be deemed to hold its Applicable Percentage of each Resulting Revolving Borrowing (calculated after giving effect to the effectiveness of such

Revolving Commitment Increase) and (vii) the Borrower shall pay each Revolving Lender any and all accrued but unpaid interest on its Loans comprising the Existing Revolving Borrowings. The deemed payments of the Existing Revolving Borrowings made pursuant to clause (i) above shall be subject to compensation by the Borrower pursuant to the provisions of Section 2.15 if the date of the effectiveness of such Revolving Commitment Increase occurs other than on the last day of the Interest Period relating thereto. Upon each Revolving Commitment Increase pursuant to this Section, each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Revolving Commitment Increase Lender, and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to such Revolving Commitment Increase and each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit held by each Revolving Lender (including each such Revolving Commitment Increase Lender) will equal such Revolving Lender’s Applicable Percentage.
(e)    Notwithstanding anything to the contrary contained in this Section, unless the Administrative Agent shall agree otherwise, after giving effect to any transaction contemplated in this Section, there shall not be more than ten Classes of Loans or Commitments (including any revolving and term loan facilities) hereunder at any one time outstanding.
(f)    The Borrower may (i) incur Incremental Facilities under the Incremental Dollar Basket or the Incremental Ratio Basket in such order as it may elect in its sole discretion and shall be allowed to classify under which basket such Incremental Facilities are being incurred at the time of such incurrence and (ii) later reclassify Indebtedness incurred under the Incremental Dollar Basket as incurred under the Incremental Ratio Basket, if at the time of such reclassification, the Borrower would have been permitted to incur such Indebtedness under the Incremental Ratio Basket.

SECTION 2.21.    ~~SECTION 2.21.~~ Extension of Maturity Date..
(a)    The Borrower may, by delivery of a Maturity Date Extension Request to the Administrative Agent (which shall promptly deliver a copy thereof to each of the Lenders) not less than 30 days prior to the then-existing Maturity Date for the applicable Class of Commitments and/or Loans hereunder to be extended (the “Existing Maturity Date”), request that the Lenders extend the Existing Maturity Date in accordance with this Section; provided that, for the avoidance of doubt, each Lender may elect to agree or not agree, in its sole discretion, to an extension of a Maturity Date. Each Maturity Date Extension Request shall (i) specify the applicable Class of Commitments and/or Loans hereunder to be extended, (ii) specify the date to which the applicable Maturity Date is sought to be extended, (iii) specify the changes, if any, to the Applicable Rate to be applied in determining the interest payable on the Loans of, and fees payable hereunder to, Consenting Lenders (as defined below) in respect of that portion of their Commitments and/or Loans extended to such new Maturity Date and the time as of which such changes will become effective (which may be prior to the Existing Maturity Date) and (iv) specify any other amendments or modifications to this Agreement to be effected in connection with such Maturity Date Extension Request; provided that no such changes or modifications requiring approvals pursuant to the provisos to Section 9.02(b) shall become effective prior to the Existing Maturity Date unless such other approvals have been obtained. In the event a Maturity Date Extension Request shall have been delivered by the

Borrower, each Lender shall have the right to agree to the extension of the Existing Maturity Date and other matters contemplated thereby on the terms and subject to the conditions set forth therein (each Lender agreeing to the Maturity Date Extension Request being referred to herein as a “Consenting Lender” and each Lender not agreeing thereto being referred to herein as a “Declining Lender”), which right may be exercised by written notice thereof, specifying the maximum amount of the Commitment and/or Loans of such Lender with respect to which such Lender agrees to the extension of the Maturity Date, delivered to the Borrower (with a copy to the Administrative Agent) not later than a day to be agreed upon by the Borrower and the Administrative Agent following the date on which the Maturity Date Extension Request shall have been delivered by the Borrower (it being understood and agreed that any Lender that shall have failed to exercise such right as set forth above shall be deemed to be a Declining Lender). If a Lender elects to extend only a portion of its then existing Commitment and/or Loans, it will be deemed for purposes hereof to be a Consenting Lender in respect of such extended portion and a Declining Lender in respect of the remaining portion of its Commitment and/or Loans, and the aggregate principal amount of each Type and currency of Loans of the applicable Class of such Lender shall be allocated ratably among the extended and non-extended portions of the Loans of such Lender based on the aggregate principal amount of such Loans so extended and not extended. If Consenting Lenders shall have agreed to such Maturity Date Extension Request in respect of Commitments and/or Loans held by them, then, subject to paragraphs (d) and (h) of this Section, on the date specified in the Maturity Date Extension Request as the effective date thereof (the “Extension Effective Date”), (i) the Existing Maturity Date of the applicable Commitments and/or Loans shall, as to the Consenting Lenders, be extended to such date as shall be specified therein, (ii) the terms and conditions of the applicable Commitments and/or Loans of the Consenting Lenders (including interest and fees (including Letter of Credit fees) payable in respect thereof) shall be modified as set forth in the Maturity Date Extension Request and (iii) such other modifications and amendments hereto specified in the Maturity Date

Extension Request shall (subject to any required approvals (including those of the Required Lenders if applicable) having been obtained) become effective.
(b)    Notwithstanding the foregoing, the Borrower shall have the right, in accordance with the provisions of Sections 2.19(b) and 9.04, at any time prior to the Existing Maturity Date, to replace a Declining Lender (for the avoidance of doubt, only in respect of that portion of such Lender’s Commitment and/or Loans subject to a Maturity Date Extension Request that it has not agreed to extend) with a Lender or other financial institution that will agree to such Maturity Date Extension Request, and any such replacement Lender shall for all purposes constitute a Consenting Lender in respect of the Commitment and/or Loans assigned to and assumed by it on and after the effective time of such replacement.
(c)    If a Maturity Date Extension Request has become effective hereunder:
(i)    solely in respect of a Maturity Date Extension Request that has become effective in respect of the Revolving Commitments, not later than the fifth Business Day prior to the Existing Maturity Date, the Borrower shall make prepayments of Revolving Loans and shall provide cash collateral in respect of Letters of Credit, in each case, in the manner set forth in Section 2.04(i), such that, after giving effect to such prepayments and such provision of cash collateral, the Aggregate Revolving Exposure as of such date will not exceed the aggregate Revolving Commitments of the Consenting Lenders extended pursuant to this Section (and the Borrower shall not be permitted thereafter to request any Revolving Loan or any issuance, amendment, renewal or extension of a Letter of Credit if, after giving effect thereto, the Aggregate Revolving Exposure would exceed the aggregate amount of the Revolving Commitments so extended);
(ii)    solely in respect of a Maturity Date Extension Request that has become effective in respect of the Revolving Commitments, on the Existing Maturity Date, the Revolving Commitment of each Declining Lender shall, to the extent not assumed, assigned or transferred as provided in paragraph (b) of this Section, terminate, and the Borrower shall repay all the Revolving Loans made by each Declining Lender to the Borrower to the extent such Loans shall not have been so purchased, assigned and transferred, in each case together with accrued and unpaid interest and all fees and other amounts owing to such Declining Lender hereunder, it being understood and agreed that, subject to satisfaction of the conditions set forth in Section 4.02, such repayments may be funded with the proceeds of new Revolving Borrowings made simultaneously with such repayments by the Consenting Lenders, which such Revolving Borrowings shall be made ratably by the Consenting Lenders in accordance with their extended Revolving Commitments; and
(iii)    solely in respect of a Maturity Date Extension Request that has become effective in respect of a Class of Term Loans, on the Existing Maturity Date, the Borrower shall repay all the Loans of such Class made by each Declining Lender to the Borrower, to the extent such Loans shall not have been so purchased, assigned and transferred, in each case together with accrued and unpaid interest and all fees and other amounts owing to such Declining Lender hereunder, it being understood and agreed that, subject to satisfaction of the conditions set forth in Section 4.02, such repayments may be funded with the proceeds of new Revolving Borrowings made simultaneously with such repayments by the Revolving Lenders.
(d)    The Borrower may, at its election, specify as a condition to consummating any Maturity Date Extension Request that a minimum amount (to be determined and specified in the relevant Maturity Date Extension Request in the Borrower’s sole discretion and as may be waived by the Borrower) of Loans and / or Commitments of any or all applicable Classes be tendered.
(e)    Notwithstanding any provision of this Agreement to the contrary, it is hereby agreed that no extension of an Existing Maturity Date in accordance with the express terms of this Section, or any amendment or modification of the terms and conditions of the Commitments and the Loans of the Consenting Lenders effected pursuant thereto, shall be deemed to (i) violate the last sentence of Section 2.07(c) or Section 2.17(b) or 2.17(c) or any other provision of this Agreement requiring the ratable reduction of Commitments or the ratable sharing of payments or (ii) require the consent of all Lenders or all affected Lenders under Section 9.02(b).
(f)    The Borrower, the Administrative Agent and the Consenting Lenders may enter into an amendment to this Agreement (any such amendment, an “Extension Amendment”) to effect such modifications as may be necessary to reflect the terms of any Maturity Date Extension Request that has become effective in accordance with the provisions of this Section.
(g)    Notwithstanding anything to the contrary contained in this Section, unless the Administrative Agent shall agree otherwise, after giving effect to any transaction contemplated in this Section, there shall not be more than ten Classes of Loans or Commitments (including any revolving and term loan facilities) hereunder at any one time outstanding.
(h)    Solely in respect of a Maturity Date Extension Request in respect of the Revolving Commitments and/or the Tranche A Term Loans, the effectiveness of the Extension Effective Date shall be subject to the satisfaction on the Extension Effective Date of each of the conditions set forth in clauses (a) and (b) of Section 4.02 (it being understood and agreed that all references to a Borrowing or the issuance, amendment, renewal or extension of a Letter of Credit in clauses (a) and (b) of Section 4.02 shall be deemed to refer to the applicable extension of the applicable Existing Maturity Date).
SECTION 2.22.    ~~SECTION 2.22.~~ Refinancing Facilities~~.~~ .
(a)    The Borrower may, on one or more occasions, by written notice to the Administrative Agent, obtain Refinancing Facility Indebtedness under this Agreement in the form of Refinancing Term Loans or Other Revolving Commitments. Each such notice shall specify the date on which the Borrower proposes that such Refinancing Facility Indebtedness shall be made, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent; provided that:

(i)    no Event of Default of the type set forth in Section 7.01(a), (b),
(h) (with respect to the Borrower) or (i) (with respect to the Borrower) shall have occurred and be continuing;
(ii)    substantially concurrently with the incurrence of such Refinancing Facility Indebtedness, the Borrower shall repay or prepay then outstanding Borrowings of the applicable Class being refinanced made to the Borrower (together with any accrued but unpaid interest thereon and any prepayment premium with respect thereto) (and, with respect to any revolving indebtedness being refinanced, terminate the applicable Commitments with respect thereto) in an aggregate principal amount equal to the Net Proceeds of such Refinancing Facility Indebtedness; provided that any such prepayment of Term Borrowings of such Class shall be applied to reduce the subsequent scheduled repayments of Term Borrowings of such Class to be made pursuant to the applicable provisions of Section 2.09 ratably, and
(iii)    such notice shall set forth, with respect to the Refinancing Facility Indebtedness established thereby, to the extent applicable, the following terms thereof:
(a) the designation of such Refinancing Term Loans, Other Revolving Commitments and Other Revolving Loans as a new “Class” and “Facility” for all purposes hereof, (b) the stated termination and maturity dates applicable to the Refinancing Term Loans or Other Revolving Commitments and Other Revolving Loans of such Class, (c) amortization applicable thereto and the effect thereon of any prepayment of such Refinancing Term Loans, (d) the interest rate or rates applicable to the Loans and / or Commitments of such Class, (e) the fees applicable to the Loans and / or Commitments of such Class, (f) any original issue discount applicable thereto, (g) the initial Interest Period or Interest Periods applicable to of such Class and (h) any voluntary or mandatory commitment reduction or prepayment requirements applicable to Loans and / or Commitments of such Class and any restrictions on the voluntary or mandatory reductions or prepayments of Loans and / or Commitments of such Class; provided that (1) the prepayment requirements applicable to any Refinancing Term Loans may provide that such Refinancing Term Loans may participate in any mandatory prepayment on a pro rata basis or less than pro rata basis with any Class of existing Term Loans, but may not provide for prepayment requirements on a greater than pro rata basis with any then existing Class of Term Loans, (2) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Other Revolving Commitments (and related outstandings), (B) repayments required upon the maturity date of the Other Revolving Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (4) below)) of Other Revolving Loans after the date of obtaining any Other Revolving Commitments shall be made on a pro rata basis with all other Revolving Commitments, (3) subject to the provisions of Section 2.04(c) to the extent dealing with Letters of Credit which mature or expire after a maturity date when there exist Other Revolving Commitments with a longer maturity date, all Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Commitments in respect of Revolving Loans (and except as provided in Section 2.04(c), without giving effect to changes thereto on an earlier maturity date with respect to Letters of Credit theretofore incurred or issued), (4) the permanent repayment of Other Revolving Loans with respect to, and termination of, Other Revolving Commitments after the date of obtaining any Other Revolving Commitments shall be made on a pro rata basis with all other Commitments in respect of Revolving Loans, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class and (5) assignments and participations of Other Revolving Commitments and Other Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans.
(b)    Any Lender or any other Eligible Assignee approached by the Borrower to provide all or a portion of the Refinancing Facility Indebtedness may elect or decline, in its sole discretion, to provide any Refinancing Facility Indebtedness.
(c)    Any Refinancing Term Loans or Other Revolving Commitments shall be established pursuant to a Refinancing Facility Agreement executed and delivered by the Borrower, each Refinancing Lender providing such Refinancing Facility Indebtedness and the Administrative Agent, which shall be consistent with the provisions set forth in clause (a) above and otherwise as agreed between the Borrower and such Refinancing Lenders (but which shall not require the consent of any other Lender, but shall, with respect to any Other Revolving Commitments, require the consent of each Issuing Bank to the extent such consent would be required for an assignment of Revolving Commitments and Revolving Loans to such Refinancing Lender under Section 9.04(b)). Each Refinancing Facility Agreement shall be binding on the Lenders, the Loan Parties and the other parties hereto and may effect amendments to the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect provisions of this Section, including any amendments necessary to treat such Refinancing Facility Indebtedness as a new “Class” of Loans and / or Commitments and new “Facility” hereunder, including, for the avoidance of doubt, any amendment to the definition “Loan Document Obligations” and “Obligations” as required to effect the existing of unsecured on junior lien Indebtedness. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Facility Agreement.
(d)    Notwithstanding anything to the contrary contained in this Section, unless the Administrative Agent shall agree otherwise, after giving effect to any transaction contemplated in this Section, there shall not be more than ten Classes of Loans or Commitments (including any revolving and term loan facilities) hereunder at any one time outstanding.
SECTION 2.23.    ~~SECTION 2.23.~~ Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate..
(a)    All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or

366 days, as the case may be, and actual days elapsed. All computations of interest for Alternative Currency Loans shall be made on the basis of a year as set forth on Schedule 2.23 for such Alternative Currency and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)    If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders (each acting in good faith) determine that (i) the Consolidated Total Net Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Total Net Leverage Ratio would have resulted in a higher Applicable Rate for any period (the “Applicable Period”), the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable Issuing Bank(s), as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, automatically and without further action by the Administrative Agent, any Lender or any Issuing Bank), an amount equal to the excess of the amount of interest and fees that should have been paid for the Applicable Period over the amount of interest and fees actually paid for such period. This clause (b) shall not limit the rights of the Administrative Agent, any Lender or any Issuing Bank, as the case may be, under Section 2.11(b) or 2.12(c) or under Article VII. The Borrower’s obligations under this clause (b) shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.
ARTICLE III~~ARTICLE III~~

Representations and Warranties
The Borrower (with respect to itself and, where applicable, the Restricted Subsidiaries and/or the Subsidiaries) represents and warrants to the Administrative Agent, each of the Issuing Banks and each of the Lenders that:
SECTION 3.01. ~~SECTION 3.01.~~ Organization; Powers. Each of the Borrower and the Restricted Subsidiaries (a) is duly organized, validly existing and, to the extent that such concept is applicable in the relevant jurisdiction, in good standing (to the extent such concept exists in the relevant jurisdictions) under the laws of the jurisdiction of its organization (except, in the case of any Restricted Subsidiary, to the extent the failure to be so could not (either individually or in the aggregate) reasonably be expected to result in a Material Adverse Effect),
(b) has the corporate or other organizational power and authority to carry on its business as now conducted, to execute, deliver and perform its obligations under this Agreement and each other Loan Document and (c) except where the failure to be so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and, to the extent that such concept exists in the relevant jurisdiction, is in good standing in, every jurisdiction where such qualification is required.
SECTION 3.02. ~~SECTION 3.02.~~ Authorization; Due Execution and Delivery; Enforceability. This Agreement has been duly authorized, executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party, as applicable, enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03. ~~SECTION 3.03.~~ Governmental Approvals; No Conflicts. Except as set forth on Schedule 3.03, the execution, delivery and performance by each Loan Party of each Loan Document to which it is a party (a) as of the date such Loan Document is executed, do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except (i) filings necessary to perfect Liens created under the Loan Documents or
(ii) where failure to obtain such consent or approval, or make such registration or filing, in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (b) will not violate any Requirement of Law applicable to the Borrower or any Restricted Subsidiary, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by the Borrower or any Restricted Subsidiary or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation thereunder, except with respect to any violation, default, payment, repurchase, redemption, termination, cancellation or acceleration under this clause (c) or clause
(b) above that would not reasonably be expected to have a Material Adverse Effect and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Restricted Subsidiary, except Liens created under the Loan Documents or permitted by Section 6.02.
SECTION 3.04. ~~SECTION 3.04.~~ Financial Condition; No Material Adverse Change~~.~~ .
(a)    The Audited Financial Statements and the Unaudited Financial Statements present fairly, in all material respects, the financial position of the Borrower and the Subsidiaries on a combined consolidated basis as of such dates and their results of operations and cash flows for the period covered thereby, and were prepared in accordance with GAAP consistently applied throughout the period covered thereby except as otherwise expressly noted therein, subject to normal year-end audit adjustments and, in the case of the Unaudited Financial Statements, the absence of footnotes.
(b)    Since December 31, 2023, no event, change or condition has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect.
SECTION 3.05.    ~~SECTION 3.05.~~ Properties~~.~~ .

(a)    Each of the Borrower and the Restricted Subsidiaries has good title to, or valid leasehold (or license or similar) interests in or other limited property interests in, all its real and personal property necessary for the conduct of its business (including the Mortgaged Properties), (i) free and clear of Liens, other than Liens expressly permitted by Section 6.02 and
(ii) except for minor defects in title or interest that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)    To the knowledge of the Borrower or any Restricted Subsidiary, (i) each of the Borrower and the Restricted Subsidiaries owns, or has a valid and enforceable right to use, any and all trademarks, service marks, trade names, corporate names, logos, domain names, URLs, copyrights (including published and unpublished works of authorship and website and mobile content), rights in software, patents, patent rights, trade secrets, database rights, design rights and any and all other intellectual property or similar proprietary rights throughout the world and all common law rights, registrations and applications for registrations, renewals, extensions, reissuances and divisionals therefor (collectively, “IP Rights”) that are used in or necessary for its business as currently conducted, and (ii) the use thereof by the Borrower and each Restricted Subsidiary does not infringe upon, misappropriate or otherwise violate the rights of any other Person, except, in each case of (i) and (ii), for any such failures to own or have rights to use, or any such infringements, misappropriations or other violations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No claim or litigation regarding any IP Rights owned or used by the Borrower or any Restricted Subsidiary is pending or, to the knowledge of the Borrower or any Restricted Subsidiary, threatened against the Borrower or any Restricted Subsidiary that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.
SECTION 3.06.    ~~SECTION 3.06.~~ Litigation and Environmental Matters~~.~~ .
(a)    There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any Restricted Subsidiary that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(b)    Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law for its operations as currently conducted, (ii) has received written notice of any claim with respect to any Environmental Liability or, to the knowledge of the Borrower or any Restricted Subsidiary, there is a reasonable basis for any such Environmental Liability or (iii) is reasonably expected to incur any Environmental Liability.
SECTION 3.07. ~~SECTION 3.07.~~ Compliance with Laws. Each of the Borrower and the Restricted Subsidiaries is in compliance with all Requirements of Law, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08. ~~SECTION 3.08.~~ Sanctions; Anti-Corruption Laws. The Borrower and its Subsidiaries have implemented and maintain in effect policies and procedures designed to promote compliance by the Borrower, the Subsidiaries and their respective directors, officers, employees, controlled affiliates and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower and the Subsidiaries and their respective officers and employees (when acting in their role as officers and employees) and, to the knowledge of the Borrower, the respective directors, controlled affiliates and agents of the Borrower and its Subsidiaries (in their capacity as such) are in compliance in all material respects with Anti-Corruption Laws and applicable

Sanctions and are not engaged in any activity that would reasonably be expected to result in the Borrower or any Subsidiary being designated as a Sanctioned Person. None of the Borrower, any Subsidiary or any of their respective directors, officers, controlled affiliates, agents or employees is a Sanctioned Person. None of the Borrower or any Subsidiary is operating, organized or resident in any Sanctioned Country.
SECTION 3.09. ~~SECTION 3.09.~~ Investment Company Status. None of the Borrower or any other Loan Party is required to register as an “investment company” under the Investment Company Act.
SECTION 3.10. ~~SECTION 3.10.~~ Federal Reserve Regulations. None of the Borrower or any Restricted Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors) or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, for any purpose that violates the provisions of Regulations U or X of the Board of Governors.
SECTION 3.11. Taxes~~Taxes~~. Except to the extent that failure to do so would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, each of the Borrower and each Restricted Subsidiary (a) has timely filed or caused to be timely filed all Tax returns and reports required to have been filed by it and (b) has timely paid or caused to be timely paid all Taxes required to have been paid by it (including in its capacity as a withholding agent), except where the validity or amount thereof is being contested in good faith by appropriate proceedings and where the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves therefor in conformity with GAAP.
SECTION 3.12.    ~~SECTION 3.12.~~ ERISA~~.~~ .
(a)    Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur.
(b)    Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) each Foreign Pension Plan is in compliance in all material respects with all Requirements of Law applicable thereto and the respective requirements of the governing documents for such plan, (ii) with respect to each Foreign Pension Plan, none of the Borrower, its Affiliates or any of their respective directors, officers, employees or agents has engaged in a transaction that could subject the Borrower or any Restricted Subsidiary, directly or indirectly, to a tax or civil penalty and (iii) with respect to each

Foreign Pension Plan, any underfunding has been reflected in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with GAAP.
SECTION 3.13. Disclosure~~Disclosure~~. As of the Closing Date, no reports, financial statements, certificates or other written information furnished by or on behalf of the Borrower or any Restricted Subsidiary to the Arrangers, the Administrative Agent, any Issuing Bank or any Lender on or before the Closing Date in connection with the negotiation of this Agreement or any other Loan Document, included herein or therein or furnished hereunder or thereunder (as modified or supplemented by other information so furnished and taken as a whole) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represents only that such information, when taken as a whole, was prepared in good faith based upon assumptions believed by it to be reasonable at the time so furnished (it being understood and agreed that (i) such projected financial information is merely a prediction as to future events and are not to be viewed as facts, (ii) such projected financial information is subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower or any of the Restricted Subsidiaries and (iii) no assurance can be given that any particular projected financial information will be realized and that actual results during the period or periods covered by any such projected financial information may differ significantly from the projected results and such differences may be material).
SECTION 3.14. Subsidiaries~~Subsidiaries~~. As of the Closing Date, Schedule 3.14 sets forth the name of, and the ownership interest of the Borrower and each Subsidiary in, each Subsidiary and identifies each Subsidiary that is a Loan Party, after giving effect to the Transactions.
SECTION 3.15. Solvency~~Solvency~~. As of the ~~Closing~~Third Amendment Effective Date, after giving effect to the ~~Transactions~~transactions contemplated by the Third Amendment,
(a) the fair value of the assets of the Borrower and the Subsidiaries, on a consolidated basis, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of the Borrower and the Subsidiaries, on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Borrower and the Subsidiaries, on a consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) the Borrower and the Subsidiaries, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted. For purposes of this Section, the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
SECTION 3.16.    ~~SECTION 3.16.~~ Collateral Matters~~.~~ .
(a)    Each Security Document (other than a Mortgage or an Acceptable Intercreditor Agreement) is effective to create (to the extent described therein) in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, enforceable security interest in the Collateral to the extent intended to be created thereby and (x) when all financing statements and other appropriate filings or recordings are made in the appropriate offices as may be required under applicable law and filings and recordation with the United States Patent and Trademark Office and the United States Copyright Office (which filings or recordings shall be made to the extent required by the applicable Security Document) and (y) when the taking of possession by the Administrative Agent (or its agent or bailee in accordance with the terms of any Acceptable Intercreditor Agreement then in effect) of such Collateral with respect to which a security interest may be perfected by possession (which possession shall be given to the Administrative Agent (or its agent or bailee in accordance with the terms of any Acceptable Intercreditor Agreement then in effect) to the extent possession by the Administrative Agent (or its agent or bailee in accordance with the terms of any Acceptable Intercreditor Agreement then in effect) is required by the applicable Security Document) occurs, together with appropriate stock powers or other similar instruments of transfer duly executed in blank, then the security interests created by such Security Documents shall constitute so far as possible under relevant law fully perfected Liens on, and security interests in (in each case with respect to such Liens and security interests, to the extent intended to be created thereby and required to be perfected under the Loan Documents) all right, title and interest of the Loan Parties in such Collateral in each case prior and superior in right to any other Person, subject to Liens permitted under Section 6.02.
(b)    Each Mortgage, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all the applicable mortgagor’s right, title and interest in and to the Mortgaged Properties subject thereto and the proceeds thereof under the laws of the relevant jurisdiction as indicated in the Mortgage, and when the Mortgages have been filed in the jurisdictions specified therein, the Mortgages will constitute a fully perfected security interest in all right, title and interest of the mortgagors in the Mortgaged Properties and the proceeds thereof under the laws of the relevant jurisdiction as indicated in the Mortgage, prior and superior in right to any other Person, but subject to Liens permitted under Section 6.02.
(c)    Upon the recordation of the Collateral Agreement (or short-form intellectual property security agreements in form and substance substantially similar to the Patent Security Agreement, Trademark Security Agreement and/or Copyright Security Agreement (each as defined in the Collateral Agreement)) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in paragraph (a) of this Section, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Collateral Agreement) described therein in which a security interest may be perfected by such filing of such documents in the United States of America, in each case prior and superior in right to any other Person, but subject to Liens permitted under Section 6.02 (it being understood and agreed that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary pursuant to Section 4.05(e) of the Collateral Agreement or to perfect a security interest in such Intellectual Property acquired by the Loan Parties after the Closing Date).
SECTION 3.17.    ~~SECTION 3.17.~~ Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries is a ‘covered foreign person’ as that term is used in the Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
ARTICLE IV~~ARTICLE IV~~
Conditions
SECTION 4.01. Closing Date~~Closing Date~~. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)    The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile transmission or other electronic imaging of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
(b)    The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders) of (i) Vinson & Elkins, LLP, external counsel for the Loan Parties and (ii) Day Pitney LLP, external Connecticut counsel for the Loan Parties, in each case (A) dated as of the Closing Date and (B) in form and substance reasonably satisfactory to the Administrative Agent.
(c)    The Administrative Agent shall have received a copy of (i) each organizational document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the responsible officers of each Loan Party executing the Loan Documents to which it is a party,
(iii) copies of resolutions of the board of directors or managers, shareholders, partners, and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of Loan Documents to which it is a party, certified as of the Closing Date by a secretary, an assistant secretary or a responsible officer of such Loan Party as being in full force and effect without modification or amendment and (iv) a good standing certificate (to the extent such concept, or an analogous concept, exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation.
(d)    The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer or the President or a Vice President of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.
(e)    The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced at least three Business Days prior to the Closing Date (or such shorter period agreed by the Borrower in its sole discretion), reimbursement or payment of all reasonable, documented and invoiced out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder, under any other

Loan Document or under any other agreement entered into by any of the Arrangers, the Administrative Agent and the Lenders, on the one hand, and any of the Loan Parties, on the other hand; provided that such amounts may be offset against the proceeds of the Term Loans.
(f)    (i) The Administrative Agent shall have received, at least three Business Days prior to the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, that has been requested at least 10 Business Days prior to the Closing Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and a Lender has requested in a written notice to the Borrower at least 10 Business Days prior to the Closing Date a Beneficial Ownership Certification in relation to the Borrower, such Lender shall have received such Beneficial Ownership Certification with respect to the Borrower at least three Business Days prior to the Closing Date (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the conditions set forth in this clause (f) shall be deemed to be satisfied).
(g)    Except as provided by Section 5.14 herein, the Collateral and Guarantee Requirement shall have been satisfied, and the Administrative Agent, on behalf of the Secured Parties, shall have a perfected security interest in the Collateral of the type and priority described in each Security Document (except as otherwise set forth in the Collateral and Guarantee Requirement or Section 5.14). The Administrative Agent shall have received a completed Perfection Certificate dated the Closing Date and signed by a Financial Officer or legal officer of the Borrower, together with all attachments contemplated thereby.
(h)    The Administrative Agent shall have received evidence that the insurance required by Section 5.07(a) and the Security Documents is in effect; provided that to the extent that, notwithstanding its use of commercially reasonable efforts in respect thereof, the Borrower is unable to comply with Section 5.07(a), such compliance shall not constitute a condition precedent under this Section but shall instead be required within 30 days following the Closing Date (or such longer period as the Administrative Agent may agree to in writing (including electronic mail) in its sole discretion exercised in good faith).
(i)    The Lenders shall have received a certificate from a Financial Officer of the Borrower, substantially in the form of Exhibit J, certifying as to the solvency of the Borrower and its Subsidiaries as of the Closing Date on a consolidated basis after giving effect to the Transactions.
(j)    Prior to or substantially contemporaneously with the initial funding of Loans on the Closing Date, all principal, premium, if any, interest, fees and other amounts due or outstanding under the Borrower’s Existing Credit Agreement and the First Lien Note Purchase Agreement shall in each case have been or shall be paid in full, the commitments thereunder (as applicable) shall have been or shall be terminated and any guarantees and Liens existing in connection therewith shall have been or shall be discharged and released, and the Administrative Agent shall have received reasonably satisfactory evidence thereof (collectively, the “Refinancing”).

(k)    The Borrower shall have delivered to the Administrative Agent the notice required by Section 2.03.
The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding.

SECTION 4.02. ~~SECTION 4.02.~~ Each Credit Event. On or after the Closing Date, the obligations of the Lenders to make Loans on the occasion of any Borrowing (except for ~~Borrowings under any Incremental Facility~~the conversion or continuation of a Borrowing or, to the extent otherwise provided in the applicable Incremental Facility Amendment in accordance with Section 2.20(c), any Borrowings under any Incremental Facility), and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions subject to the provisions set forth herein in connection with Limited Condition Transactions (including, for the avoidance of doubt, with respect to the testing of clauses (a) and (b)):
(a)    The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality or Material Adverse Effect, in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date.
(b)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.
(c)    The Borrower shall have delivered to the Administrative Agent a request for Borrowing that complies with the requirements set forth in Section 2.03.
Each Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section) (other than as set forth above in this Section with respect to the Borrowings under any Incremental Facility), and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
ARTICLE V~~ARTICLE V~~
Affirmative Covenants
From and including the Closing Date and until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts (other than contingent amounts not yet due) payable under this Agreement or any other Loan Document shall have been paid in full and all Letters of Credit (other than those collateralized or back-stopped on terms reasonably satisfactory to the applicable Issuing Bank)

shall have expired or been terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
SECTION 5.01. ~~SECTION 5.01.~~ Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent, which shall furnish to each Lender, the following:

(a)    within 100 days after the end of each fiscal year of the Borrower (or such later date as Form 10-K of the Borrower is required to be filed with the SEC taking into account any extension granted by the SEC, provided that the Borrower gives the Administrative Agent notice of any such extension), its audited consolidated balance sheet and audited consolidated statements of income, comprehensive income, stockholders’ equity and cash flows as of the end of and for such fiscal year, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, prepared in accordance with generally accepted auditing standards and reported on by an independent public accountants of recognized national standing (without a “going concern” or like qualification, exception or statement and without any qualification or exception as to the scope of such audit, but may contain a “going concern” or like qualification that is due to (i) an upcoming maturity date of any Indebtedness occurring within one year from the time such opinion is delivered or (ii) any potential inability to satisfy a financial maintenance covenant on a future date or in any future period) to the effect that such financial statements present fairly in all material respects the financial condition, results of operations and cash flow of the Borrower and its Subsidiaries on a consolidated basis as of the end of and for such fiscal year and accompanied by a narrative report describing the financial position, results of operations and cash flow of the Borrower and its consolidated Subsidiaries;
(b)    within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or such later date as Form 10-Q of the Borrower is required to be filed with the SEC taking into account any extension granted by the SEC, provided that the Borrower gives the Administrative Agent notice of any such extension), its unaudited consolidated balance sheet and unaudited consolidated statements of income, comprehensive income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and accompanied by a narrative report describing the financial position, results of operations and cash flow of the Borrower and its consolidated Subsidiaries;
(c)    concurrently with each delivery of financial statements under clause (a) or
(d)     ~~(b)~~ above (or otherwise within five Business Days thereof), a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations (A) demonstrating compliance with the covenants contained in Sections 6.12 and

6.13 and (B) in the case of financial statements delivered under clause (a) above and, solely to the extent the Borrower would be required to prepay the Term Loans pursuant to Section 2.10(d), beginning with the financial statements for the fiscal year of the Borrower ending December 31, 2025, of Excess Cash Flow and (iii) at any time when there is any Unrestricted Subsidiary, including as an attachment with respect to each such financial statement, an Unrestricted Subsidiary Reconciliation Statement (except to the extent that the information required thereby is separately provided with the public filing of such financial statement);

(e)    ~~(d)~~ within 90 days after the end of each fiscal year of the Borrower (or such longer period as permitted under Section 5.01(a)), a detailed consolidated budget for the current fiscal year (including selected balance sheet items and consolidated statements of projected income and free cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget);
(f)    ~~(e)~~ concurrently with each delivery of financial statements under clause (a) above (or otherwise within five Business Days thereof), a certificate of a Financial Officer or legal officer of the Borrower setting forth the information required pursuant to the Perfection Certificate delivered on the Closing Date or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 5.01(e); and
(g)    ~~(f)~~ promptly after the same becomes publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Restricted Subsidiary with the SEC or with any national securities exchange, or distributed by the Borrower to the holders of its Equity Interests generally, as applicable;
(h)    ~~(g)~~ promptly following any request therefor, but subject to the limitations set forth in the proviso to the last sentence of Section 5.08 and Section 9.12, such other information regarding the operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition of the Borrower or any Restricted Subsidiary, or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent, any Issuing Bank or any Lender, may reasonably request; provided that none of the Borrower or any Restricted Subsidiary will be required to provide any information (i) that constitutes non-financial trade secrets or non-financial proprietary information of the Borrower or any Restricted Subsidiary or any of their respective customers and suppliers, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives) is prohibited by applicable Requirements of Law or (iii) the revelation of which would violate any confidentiality obligations owed to any third party by the Borrower or any Restricted Subsidiary (not created in contemplation thereof); provided, further, that if any information is withheld pursuant to clause (i), (ii), or (iii) above, the Borrower or any Restricted Subsidiary shall promptly notify the Administrative Agent of such withholding of information and the basis therefor;.
Information required to be furnished pursuant to clause (a), (b), (f) or (g) of this Section shall be deemed to have been furnished if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on the Platform or shall be available on the website of the SEC at ~~http://www.sec.gov.~~http://www.sec.gov. Information required to be furnished pursuant to this Section may also be furnished by electronic communications pursuant to procedures approved by the Administrative Agent.
The Borrower shall conduct a quarterly meeting (which may be a telephonic meeting) that the Lenders may attend to discuss the financial condition and results of operations of the Borrower for the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b), at a date and time within 60 days of the end of such fiscal quarter (or, with respect to the fiscal quarter ending December 31 of each fiscal year, within 110 days of the end of such fiscal quarter) (but in any event, no earlier than the date financial statements of the Borrower are delivered pursuant to pursuant to Section 5.01(a) or (b))

to be determined by the Borrower with reasonable advance notice to the Administrative Agent; provided that the Borrower may satisfy the foregoing obligation with respect to any fiscal quarter if a quarterly public earnings call is held with respect to such fiscal quarter.
SECTION 5.02. ~~SECTION 5.02.~~ Notices of Material Events. The Borrower will furnish to the Administrative Agent, which shall furnish to each Issuing Bank and each Lender, promptly after a responsible officer of the Borrower acquires knowledge thereof (or in the case of clause (c), within 30 days after), written notice of the following:
(a)    the occurrence of any Default;
(b)    to the extent permitted by the Requirements of Law, the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Financial Officer or another executive officer of the Borrower or any Restricted Subsidiary, affecting the Borrower or any Restricted Subsidiary, that in each case would reasonably be expected to result in a Material Adverse Effect;
(c)    the occurrence of any Environmental Liability or ERISA Event that has resulted, or would reasonably be expected to result, in a Material Adverse Effect;
(d)    any other any development, circumstance, or event that has had or could reasonably be expected to have a Material Adverse Effect; and
(e)    the occurrence of a 2027 Notes Springing Pro Rata Maturity Date, a 2029 Springing Pro Rata Maturity Date, a Convertible Notes Springing Pro Rata Maturity Date and/or the Springing Tranche B Term Maturity Date, as applicable.
Each notice delivered under this Section (i) shall be in writing, (ii) shall contain a heading or a reference line that reads “Notice under Section 5.02 of the Credit Agreement dated as of February 7, 2025” and (iii) shall be accompanied by a written statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03. ~~SECTION 5.03.~~ Information Regarding Collateral. The Borrower will furnish to the Administrative Agent prompt written notice (and in any event, within 60 days) of any change (i) in any Loan Party’s legal name, as set forth in such Loan Party’s organizational documents, (ii) in the jurisdiction of incorporation or organization of any Loan Party, (iii) in the form of organization of any Loan Party, (iv) in any Loan Party’s organizational identification number (or the equivalent thereof in each applicable jurisdiction), if any, or, with respect to a Loan Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a Uniform Commercial Code financing statement (or the equivalent thereof in each applicable jurisdiction, including any Specified Foreign Jurisdiction, to the extent applicable), the Federal Taxpayer Identification Number of such Loan Party (or the equivalent thereof in the applicable jurisdiction of a Loan Party that is a Specified Foreign Subsidiary) or (v) with respect to any Loan Party that is a Specified Foreign Subsidiary, in such Specified Foreign Subsidiary’s sole place of business (if applicable) or chief executive office.
SECTION 5.04. ~~SECTION 5.04.~~ Existence; Conduct of Business. The Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to maintain, preserve, protect, enforce, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises and IP Rights in each case to the extent necessary for the conduct of its business; provided that the foregoing shall not prohibit (i) any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or (ii) the Borrower and each Restricted Subsidiary from allowing registered or applied-for IP Rights to lapse, expire, become abandoned or otherwise terminate in the ordinary course of business or where, in its reasonable business judgment, the lapse, expiration, abandonment or termination would not materially interfere with the business of the Borrower or any Restricted Subsidiary, as applicable.
SECTION 5.05. ~~SECTION 5.05.~~ Payment of Taxes. The Borrower will, and will cause each of its Restricted Subsidiaries to, pay its Tax liabilities before the same shall become delinquent or in default (including in its capacity as a withholding agent), except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
SECTION 5.06. ~~SECTION 5.06.~~ Maintenance of Properties. Except if failure to do so would not reasonably be expected to have a Material Adverse Effect, the Borrower will, and will cause each of its Restricted Subsidiaries to, keep and maintain all property necessary for the conduct of its business in good working order and condition, ordinary wear and tear excepted and casualty and condemnation excepted.
SECTION 5.07.    ~~SECTION 5.07.~~ Insurance~~.~~ .
(a)    The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurance companies (or, to the extent consistent with past practices of the Loan Parties or otherwise in accordance with applicable laws and good business practices, self-insurance), insurance in such amounts (with no greater risk retention) and against such risks as are consistent with the past practices of the Loan Parties or otherwise as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. The Borrower shall cause the main property and liability policies maintained by or on behalf of the Borrower to (a) name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder and

(b)    contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the loss payee (or lender loss payee where available) thereunder.
(b) With respect to each Mortgaged Property that is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, the applicable Loan Party has obtained, and will maintain, with financially sound and reputable insurance companies, such flood insurance as is required under the Flood Insurance Laws. The Borrower will furnish to the Lenders, upon reasonable request of the Administrative Agent, information in reasonable detail with respect to such insurance; provided that no Loan Party shall be required to deliver original copies of any insurance policies.
SECTION 5.08. ~~SECTION 5.08.~~ Books and Records; Inspection and Audit Rights. The Borrower will, and will cause each of its Restricted Subsidiaries to keep proper books of record and accounts in which full, true and correct entries, in conformity with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon at least 3 Business Days’ notice, to visit and inspect its properties, to examine and make extracts from its books and records, to discuss its affairs, finances and condition with its officers and independent accountants; provided that, unless an Event of Default shall have occurred and be continuing, the Borrower shall be provided an opportunity to participate in any such discussions with such accountants, all at such reasonable times during regular office hours but no more often than one
(1) time during any calendar year absent the existence of an Event of Default; provided that excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise visitation and inspection rights of the Administrative Agent and the Lenders under this Section; provided, further that none of the Borrower or any Restricted Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Requirement of Law or any binding agreement (not created in contemplation thereof) or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.
SECTION 5.09. ~~SECTION 5.09.~~ Compliance with Laws. The Borrower will, and will take reasonable action to cause each of its Restricted Subsidiaries to, comply with all Requirements of Law (including ERISA, Environmental Laws and the USA PATRIOT Act) with respect to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.10.    ~~SECTION 5.10.~~ Use of Proceeds; Letters of Credit~~.~~ .
(a)    The proceeds of the Term Loans incurred on the Closing Date, together with cash on hand and the proceeds of any Revolving Loans made on the Closing Date, will be used solely for (i) the payment of fees and expenses payable in connection with the Transactions,
(ii) the refinancing of all outstanding obligations of the Borrower under the Borrower’s Existing Credit Agreement and (iii) general corporate purposes. Thereafter, the proceeds of the Revolving Loans, as well as the proceeds of any Incremental Extension of Credit (unless otherwise provided in the applicable Incremental Facility Amendment) will be used for working capital and other general corporate purposes, including acquisitions and other Investments and Restricted Payments permitted by this Agreement, of the Borrower and the Restricted Subsidiaries. The proceeds of Refinancing Term Loans and Other Revolving Loans will be used as set forth in the applicable Refinancing Facility Agreement in accordance with Section 2.22. No part of the proceeds of any Loan will be used in violation of the representation set forth in Section 3.10. Letters of Credit will be used by the Borrower and the Restricted Subsidiaries for general corporate purposes.
(b)    The Borrower will not request any Borrowing or any Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its and their respective directors, officers, controlled affiliates, agents and employees shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value, to any Person in material violation of any Anti-Corruption Laws by the Borrower or any of its Subsidiaries, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a

Person required to comply with Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 5.11.    ~~SECTION 5.11.~~ Additional Subsidiaries~~.~~ .
(a)    If any additional Subsidiary (other than any Excluded Subsidiary) is formed or acquired or if any Subsidiary ceases to be an Excluded Subsidiary or becomes a Designated Subsidiary, in each case after the Closing Date, the Borrower will, as promptly as practicable and, in any event, within 90 days (or such longer period as the Administrative Agent may agree to in writing (including electronic mail) in its sole discretion exercised in good faith) after such Subsidiary is formed or acquired or ceases to be an Excluded Subsidiary or becomes a Designated Subsidiary, notify the Administrative Agent thereof and, to the extent applicable, cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (and any Material Real Property owned by such Subsidiary) and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party and such other documents, certificates and opinions consistent with those delivered pursuant to Sections 4.01(b), (c) and (g) that the Administrative Agent may reasonably request with respect to such Subsidiary.
(b)    The Borrower may designate by writing to the Administrative Agent any wholly owned Restricted Subsidiary that is (i) either (x) a U.S. Subsidiary or (y) organized under the laws of a Specified Foreign Jurisdiction and (ii) otherwise an Excluded Subsidiary to no longer constitute an Excluded Subsidiary (each such Restricted Subsidiary, a “Designated Subsidiary”).
SECTION 5.12.    ~~SECTION 5.12.~~ Further Assurances..
(a)    The Borrower will, and will cause each of its Subsidiaries that is a Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents, and the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Office), that may be required under any applicable law, or that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied and are necessary in the applicable jurisdiction in order for Liens in the Collateral to remain perfected, all at the expense of the Loan Parties.
(b)    If any material assets (other than Excluded Property), including any Material Real Property and any material IP Rights (other than Excluded Property), are acquired by a Loan Party after the Closing Date (other than assets constituting Collateral under the applicable Security Document that automatically become subject to the Lien created by such Security Document on a perfected first-priority basis upon acquisition thereof (but including federal intellectual property registrations and applications, whether or not so automatically perfected), the Borrower will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will, subject to the Collateral and Guarantee Requirement, take, and cause the Loan Parties to take, such actions as shall be necessary to grant and perfect such Liens, including actions described in paragraph (a) of this Section, and otherwise cause the Collateral and Guarantee Requirement to be satisfied, all at the expense of the Loan Parties.

(c)    Notwithstanding anything herein to the contrary, with respect to pledges of, or grants of security interests in, assets acquired by a Loan Party after the Closing Date (including Equity Interests of newly-acquired Restricted Subsidiaries) or that cease to be Excluded Property after the Closing Date, the Loan Parties shall have the timeframe set forth in the definition of “Collateral and Guarantee Requirement”, or provided for in the Collateral Agreement or other applicable Security Document, or if no timeframe is so provided, ninety (90) days (or such longer period as the Administrative Agent may agree to in writing (including electronic mail) in its sole discretion exercised in good faith) after the date of such acquisition (or after the date such assets cease to be Excluded Property) to comply with the requirements of clauses (a) and (b) above.
(d)    To the extent any Specified Foreign Subsidiary is to be added after the Closing Date as a Loan Party, the Borrower and each Loan Party shall enter into such amendments to this Agreement and the other Loan Documents as reasonably requested by the Administrative Agent so that such Specified Foreign Subsidiary can become a Loan Party on substantially equivalent terms as Loan Parties that are U.S. Subsidiaries (in each case taking into consideration any local law prohibitions, requirements and limitations as well as any relevant customary practices with respect to such Specified Foreign Jurisdiction, as reasonably agreed between Administrative Agent and the Borrower).
SECTION 5.13. Credit Ratings~~Credit Ratings~~. The Borrower will use commercially reasonable efforts to cause the credit facilities made available under this Agreement to be continuously rated by S&P and Moody’s (but not any particular rating). The Borrower will use commercially reasonable efforts to maintain a corporate rating (but not any particular rating)

from S&P and a corporate family rating (but not any particular rating) from Moody’s, in each case, in respect of the Borrower.
SECTION 5.14. ~~SECTION 5.14.~~ Post-Closing Date Matters. As promptly as practicable, and in any event within the time period specified in Schedule 5.14 or 90 days with respect to Mortgaged Properties (or, in each case, such longer period as the Administrative Agent may agree to in writing (including electronic mail) in its sole discretion exercised in good faith), after the Closing Date, (i) the Borrower shall, and shall cause each of its subsidiaries that is a Loan Party to, deliver all Mortgages that are required to be delivered pursuant to, and otherwise satisfy, the Collateral and Guarantee Requirement (if any), except to the extent otherwise agreed by the Administrative Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement,” and (ii) the Borrower shall deliver, or cause to be delivered, the items specified in Schedule 5.14 hereof or complete such undertakings described on Schedule 5.14 hereof, if any, on or before the dates specified with respect to such items, or such later dates as may be agreed to by, or as may be waived by, the Administrative Agent in writing (including electronic mail) in its sole discretion exercised in good faith.
SECTION 5.15. ~~SECTION 5.15.~~ Designation of Subsidiaries. The Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing or would result from such designation and (b) no Subsidiary may be designated as an Unrestricted

Subsidiary if it (i) is a “restricted subsidiary” or a “guarantor” (or any similar designation) for the Existing Senior Notes or any Material Indebtedness of the Borrower or any other Restricted Subsidiary, (ii) holds any IP Rights that are material to the operation of the business of the Borrower and the Restricted Subsidiaries or (iii) holds any Equity Interests in any Restricted Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the parent company of such Subsidiary therein under Section 6.04 at the date of designation in an amount equal to the fair market value of such parent company’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary, and the making of an Investment by such Subsidiary in any Investments of such Subsidiary, in each case existing at such time, and (ii) a return on any Investment in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary.
ARTICLE VI~~ARTICLE VI~~
Negative Covenants
Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts (other than contingent amounts not yet due) payable under this Agreement or any other Loan Document have been paid in full, and all Letters of Credit (other than those collateralized or back-stopped on terms reasonably satisfactory to the applicable Issuing Bank) have expired or been terminated and all LC Disbursements shall have been reimbursed:
SECTION 6.01.    ~~SECTION 6.01.~~ Indebtedness; Certain Equity Securities~~.~~ .
(a)    The Borrower will not, nor will the Borrower permit any of the Restricted Subsidiaries to, create, incur, or assume ~~or permit to exist~~ any Indebtedness, except:
(i)    Indebtedness created hereunder and under the other Loan Documents (including any Indebtedness incurred pursuant to Section 2.20 or 2.22);
(ii)    the Existing Senior Notes and the Existing Convertible Notes;
(iii)    Indebtedness (and Guarantees thereof) existing on the ~~Closing~~Third Amendment Effective Date and, to the extent having a principal amount in excess of $10,000,000 individually or $25,000,000 in the aggregate set forth in Schedule 6.01 (in each case, except for intercompany Indebtedness) and any intercompany Indebtedness existing on the Closing Date ;
(iv)    Indebtedness of the Borrower to any Restricted Subsidiary and of any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary which is permitted pursuant to Section 6.04 so long as such Indebtedness of the Borrower or any other Loan Party owing to any Restricted Subsidiary that is not a Loan Party shall be subordinated in right of payment to the Obligations on the terms set forth in the Global Intercompany Note (or any other promissory note or agreement with substantially similar terms of subordination reasonably satisfactory to the Administrative Agent); provided such Indebtedness owed by a Loan Party to a Restricted Subsidiary that is not a Loan Party shall not be required to become subject to the Global Intercompany Note (or any other promissory note or agreement referred to above in this clause providing for such subordination) until the 60th day after the latest of (x) the Closing

Date, (y) the date such Person becomes a Restricted Subsidiary and (z) the earlier of (1) the date such Restricted Subsidiary becomes the obligor or lender in respect of intercompany Indebtedness (other than in respect of Investments made pursuant to clause (ee) of Section 6.04) owed by or to a Loan Party in an aggregate principal amount of more than $20,000,000 and (2) the date the aggregate principal amount of all intercompany Indebtedness (other than in respect of Investments made pursuant to clause (ee) of Section 6.04) owed by or to a Loan Party that is not subject to the Global Intercompany Note (or any other promissory note or agreement referred to above in this clause providing for such subordination) exceeds $40,000,000 (or, in each case, such longer period as agreed by the Administrative Agent, acting reasonably);
(v)    Guarantees by the Borrower of Indebtedness of any Restricted Subsidiary and by any Restricted Subsidiary of Indebtedness of the Borrower or any other Restricted Subsidiary (other than Indebtedness incurred pursuant to clause (a)(iii) of this Section or assumed pursuant to clause (a)(vii) of this Section); provided that (A) the Indebtedness so Guaranteed is permitted by this Section, (B) Guarantees by the Borrower or any other Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04,
(C) Guarantees permitted under this clause (v) shall be subordinated to the Obligations of the applicable Restricted Subsidiary to the same extent and on the same terms as the Indebtedness so Guaranteed is subordinated to the Obligations (if such Indebtedness is subordinated to the Obligations) and (D) none of the Existing Senior Notes or any Refinancing Indebtedness in respect thereof shall be Guaranteed by any Subsidiary unless such Subsidiary is a Loan Party;
(vi)    Indebtedness of any member of the Restricted Group incurred to finance the acquisition, construction, repair, replacement or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed by any member of the Restricted Group in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction, repair, replacement or improvement; provided, further, that, at the time of incurrence thereof, the aggregate principal amount of Indebtedness, outstanding under this clause (vi), together with the aggregate principal amount of Indebtedness outstanding in respect of any sale and leaseback transaction incurred pursuant to Section 6.06, shall not exceed the greater of (x)
$~~150,000,000~~172,500,000 and (y) 30.0% of Consolidated EBITDA for the most recently ended Test Period;
(vii)    Indebtedness of the Borrower or any Restricted Subsidiary incurred or assumed in connection with any Permitted Acquisition or other permitted Investment (which such assumed Indebtedness, for the avoidance of doubt, shall not have been incurred in contemplation of such Permitted Acquisition or similar Investment); provided that (a) after giving pro forma effect to such Permitted Acquisition or Investment and the incurrence or assumption of such Indebtedness on a Pro Forma Basis, the aggregate outstanding principal amount of such Indebtedness does not exceed the sum of (x) the greater of
(A) $~~150,000,000~~172,500,000 and (B) 30.0% of Consolidated EBITDA for the most recently ended Test Period at such time, plus (y) any additional amount of such Indebtedness so long as
(A) if such Indebtedness is secured by Liens on the Collateral on a pari passu basis with the Liens securing the Obligations, the Borrower could incur $1.00 of Permitted First Lien Ratio Debt, (B) if such Indebtedness is secured by Liens on the Collateral on a junior lien basis with the Liens securing the Obligations, the Borrower could incur $1.00 of Permitted Junior Secured Ratio Debt or (C) if such Indebtedness is unsecured (or secured by assets that do not constitute Collateral) (and including all such Indebtedness of Restricted Subsidiaries that are not Loan

Parties), the Borrower could incur $1.00 of Permitted Unsecured Ratio Debt and (b) with respect to any such Indebtedness that is incurred (and not, for the avoidance of doubt, assumed) in connection with such Permitted Acquisition or other Investment (x) such Indebtedness shall be subject to the requirements set forth in clauses (B) – (E) of Section 6.01(a)(xx) as if incurred under such Section as Permitted First Lien Ratio Debt, Permitted Junior Secured Ratio Debt or Permitted Unsecured Ratio Debt, as applicable, and (y) to the extent incurred by a Restricted Subsidiary that is not a Loan Party, the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of all other Shared Non-Guarantor Debt outstanding, shall not exceed the Shared Non-Guarantor Debt Cap measured at the time of incurrence of such Indebtedness;
(viii)    other Indebtedness in an aggregate principal amount outstanding under this clause (viii) measured at the time of incurrence of such Indebtedness not exceeding, the greater of (x) $~~200,000,000~~287,500,000 and (y) ~~40.0~~50.0% of Consolidated EBITDA for the most recently ended Test Period;
(ix)    Indebtedness incurred pursuant to Permitted Receivables Facilities in an aggregate principal amount outstanding under this clause (ix), measured at the time of incurrence of such Indebtedness, not to exceed the greater of (x)
$~~80,000,000~~145,000,000 and (y) 25% of Consolidated EBITDA for the most recently ended Test Period;
(x)    (x) Indebtedness consisting of guarantees of Indebtedness incurred by joint ventures of the Borrower or any of its Restricted Subsidiaries in an amount outstanding at any time not to exceed the greater of (A) $~~100,000,000~~145,000,000 and (B) ~~20~~25% of Consolidated EBITDA for the most recently ended Test Period; and (y) Indebtedness or other obligations constituting Guarantees by the Borrower or any Restricted Subsidiary of the Borrower of Indebtedness of the Released Group incurred in the ordinary course of business or set forth on Schedule 6.01(d) under the heading “Guarantees”;
(xi)    Indebtedness and obligations in respect of self-insurance and obligations in respect of bids, tenders, trade contracts (other than for payment of Indebtedness), leases (other than Capital Lease Obligations), public or statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature and similar obligations or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case provided in the ordinary course of business;
(xii)    Indebtedness in respect of Hedging Agreements permitted by
Section 6.07;
(xiii)    Indebtedness in respect of any overdraft facilities, employee credit card programs, netting services, automated clearinghouse arrangements and other cash management and similar arrangements in the ordinary course of business; provided that such Indebtedness is repaid in full within 10 Business Days of incurrence or the date due to be repaid in the case of credit cards or similar Indebtedness;
(xiv)    Indebtedness in the form of deferred compensation (including indemnification obligations, obligations in respect of purchase price adjustments, earnouts, non-competition agreements and other contingent arrangements) or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any acquisition or other investment permitted under this Agreement;
(xv)    Refinancing Facility Indebtedness (other than as established pursuant to Section 2.22); provided that (A) no Event of Default of the type set forth in Section 7.01(a), (b), (h) (with respect to the Borrower) or (i) (with respect to the Borrower) shall have occurred and be continuing and (B) substantially concurrently with the incurrence of such Refinancing Facility Indebtedness, the Borrower shall repay or prepay then outstanding Borrowings of the applicable Class being refinanced made to the Borrower (together with any accrued but unpaid interest thereon and any prepayment premium with respect thereto) (and, with respect to any revolving indebtedness being refinanced, terminate the applicable

Commitments with respect thereto) in an aggregate principal amount equal to the Net Proceeds of such Refinancing Facility Indebtedness; provided that, any such prepayment of Term Borrowings of such Class shall be applied to reduce the subsequent scheduled repayments of Term Borrowings of such Class to be made pursuant to the applicable provisions of Section 2.09 ratably;
(xvi)    Alternative Incremental Facility Debt, provided that (A) no Event of Default shall exist and be continuing or shall result therefrom (or, if the proceeds of the relevant Indebtedness will be applied to finance a Limited Condition Transaction and the Borrower has made an LCT Election, no Event of Default shall exist and be continuing or result therefrom as of the LCT Test Date), (B) the aggregate principal amount of Incremental Extensions of Credit (measured at the time of incurrence of such Alternative Incremental Facility Debt) shall not exceed the Incremental Available Amount and (C) with respect to Alternative Incremental Facility Debt that is secured by Liens on the Collateral or that is subordinated to the Obligations, such Indebtedness shall be subject to an Acceptable Intercreditor Agreement;
(xvii)    Indebtedness representing deferred compensation to directors, officers, consultants or employees of the Borrower and the Restricted Subsidiaries incurred in the ordinary course of business;
(xviii)    Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, directors, consultants and employees or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower permitted by Section 6.08;
(xix)    Indebtedness of Restricted Subsidiaries that are not Loan Parties that is not secured by the Collateral; provided that the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of all other Shared Non-Guarantor Debt outstanding, shall not exceed the Shared Non-Guarantor Debt Cap measured at the time of incurrence; provided, further, that any such Indebtedness secured by a Letter of Credit issued hereunder in a principal amount not to exceed the face amount of such Indebtedness shall not count toward the aggregate amount of Indebtedness permitted under this Section 6.01(a)(xix) (including the Shared Non-Guarantor Debt Cap);
(xx)    other Indebtedness of the Borrower or any Restricted Subsidiary so long as (A) after giving effect thereto on a Pro Forma Basis (1) in the case of Indebtedness secured by a Lien on the Collateral that is pari passu with the Liens securing the Obligations, the First Lien Net Leverage Ratio as of the last date of the most recently ended Test Period does not exceed 2.50 to 1.00 (or, if such Indebtedness is incurred in connection with a Permitted Acquisition or other permitted Investment, the First Lien Net Leverage Ratio immediately prior thereto) (“Permitted First Lien Ratio Debt”); provided that any Permitted First Lien Ratio Debt in the form of broadly syndicated term “B” loans incurred prior to the date that is 24 months after the Closing Date (but excluding MFN Excluded Loans) shall be subject to MFN Protection as if incurred as an Incremental Tranche B Term Loan, (2) in the case of Indebtedness secured by a Lien on the Collateral that is junior to the Liens securing the Obligations, the Consolidated

Secured Net Leverage Ratio as of the last day of the most recently ended Test Period does not exceed 3.00 to 1.00 (or, if such Indebtedness is incurred in connection with a Permitted
Acquisition or other permitted Investment, the Consolidated Secured Net Leverage Ratio immediately prior thereto) (“Permitted Junior Secured Ratio Debt”) and (3) in the case of any Indebtedness that is unsecured or secured by assets that do not constitute Collateral (and including all such Indebtedness of Restricted Subsidiaries that are not Loan Parties), either
(x) the Consolidated Total Net Leverage Ratio as of the last day of the most recently ended Test Period does not exceed 4.75 to 1.00 (or, if such Indebtedness is incurred in connection with a Permitted Acquisition or other permitted Investment, the Consolidated Total Net Leverage Ratio in effect immediately prior thereto) or (y) the Consolidated Interest Coverage Ratio for the most recently ended Test Period is no less than 2.00 to 1.00 (or, if such Indebtedness is incurred in connection with a Permitted Acquisition or other Investment, the Consolidated Interest Coverage Ratio in effect immediately prior thereto) (“Permitted Unsecured Ratio Debt”); (B) (1) in the case of Permitted First Lien Ratio Debt, such Indebtedness shall have a weighted average life to maturity not shorter than the longest remaining weighted average life to maturity of any Term Facility then in effect (without giving effect to any prior payments that would otherwise modify such weighted average life to maturity) and shall have a maturity date that is no earlier than the Latest Maturity Date at the time such Indebtedness is incurred and (2) in the case of Permitted Junior Secured Ratio Debt or Permitted Unsecured Ratio Debt, such Indebtedness shall not have a final maturity date earlier than the date that is ninety-one (91) days after the Latest Maturity Date at the time such Indebtedness is incurred and shall not be subject to scheduled amortization or require scheduled payments of principal or be subject to any mandatory redemption, repurchase, repayment or sinking fund obligation (except, in each case, upon the occurrence of an event of default, event of loss, asset sale or a change in control or at final maturity, or if such payment, redemption, repurchase, repayment or sinking fund obligation is subject to prior payment in full of the Loan Document Obligations, reduction of the LC Exposure to zero and termination of the Commitments), in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date as of such date; provided that (x) the requirements set forth in this clause (B) shall not apply to (I) any Indebtedness consisting of a customary bridge facility so long as such bridge facility, subject to customary conditions, would either automatically be converted into or required to be exchanged for permanent refinancing that satisfy the requirements of this clause (B), (II) any Indebtedness subject to Customary Escrow Provisions so long as the Long-Term Indebtedness that is released from escrow otherwise satisfies the requirements of this clause (B) or (III) or any Inside Maturity Debt and (y) such Indebtedness may have “springing maturity” provisions that are not more favorable to the lenders or investors than those contained in this Agreement with respect to then-outstanding Term Loans, (C) no Event of Default shall exist and be continuing or result therefrom (it being understood that if the proceeds of the relevant Indebtedness will be applied to finance a Limited Condition Transaction and the Borrower has made an LCT Election, no Event of Default shall exist and be continuing or result therefrom as of the LCT Test Date), (D) the other provisions of any such Indebtedness shall, except as otherwise set forth herein, be on terms and subject to conditions as agreed between the Borrower and the applicable lenders or creditors of such Indebtedness; provided that if any more restrictive financial maintenance covenant is added for the benefit of any such Indebtedness, such financial maintenance covenant shall also be added for the benefit of each Facility then benefitting from a financial maintenance covenant (except to the extent such more restrictive financial maintenance covenant is applicable only to periods after the maturity date of such Facility (all as determined on the date such Indebtedness is incurred); provided that, for the avoidance of doubt, any such Indebtedness may contain “most favored lender” and call protection provisions and other provisions then customary for Indebtedness of such type, (E) if any such Indebtedness is secured by Liens on the Collateral or is subordinated to the Obligations, such Indebtedness shall be subject to an Acceptable Intercreditor Agreement and (F) with respect to any such Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party, the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of all other Shared Non-Guarantor Debt outstanding, shall not exceed the Shared Non-Guarantor Debt Cap measured at the time of incurrence;
(xxi)    Indebtedness constituting obligations arising in respect of Cash Management Services;
(xxii)    Indebtedness constituting Secured Hedging Obligations;
(xxiii)    Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(xxiv)    Refinancing Indebtedness in respect of Indebtedness permitted under clauses (ii), (iii), (vi), (vii), (viii), (xvi), (xix) and (xx) of this Section 6.01(a) (it being understood and agreed that to the extent that any Indebtedness incurred under clauses (vi), (vii), (viii), (xvi) and (xix) of this Section 6.01(a) is refinanced with Refinancing Indebtedness under this clause (xxiv), then the aggregate outstanding principal amount of such Refinancing Indebtedness shall also be deemed to utilize the related basket (including, for the avoidance of doubt, utilization of the Shared Non-Guarantor Debt Cap, as applicable) under the applicable clause of this Section 6.01(a) on a dollar-for-dollar basis (it being further understood an agreed that a Default shall be deemed not to have occurred solely to the extent that the incurrence of Refinancing Indebtedness would cause the permitted amount under such clause of this Section 6.01(a) to be exceeded and such excess shall be permitted hereunder to the extent contemplated by the definition of Refinancing Indebtedness));
(xxv)    Indebtedness incurred by a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business on arm’s length commercial terms on a non-recourse basis;
(xxvi)    Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business or consistent with past practice, in each case, in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers’ compensation claims;
(xxvii)    (x) Indebtedness in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money and (y)

Indebtedness in respect of intercompany obligations of the Borrower or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money; and

(xxviii)    (x) tenant improvement loans and allowances in the ordinary course of business and (y) to the extent constituting Indebtedness, guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees, lessors and licensees of the Borrower and any Restricted Subsidiary; and
(xxix)     (xxix) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxviii) above.
(b)    For purposes of determining compliance with this Section, in the event that an item of Indebtedness at any time, whether at the time of Incurrence or upon the application of all or a portion of the proceeds thereof or subsequently, meets the criteria of more than one of the categories ~~(other than ratio-based baskets)~~ of Section 6.01(a), the Borrower and the Restricted Subsidiaries shall, in their sole discretion, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness solely between and among such categories and in each case, that would be permitted to be incurred in reliance on the applicable exception as of the date of such reclassification; provided that Indebtedness incurred hereunder shall only be classified as incurred under Section 6.01(a)(i) and the Existing Senior Notes and Existing Convertible Notes shall only be classified as incurred under Section 6.01(a)(ii). Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Equity Interests in the form of additional shares of Disqualified Equity Interests of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness or Disqualified Equity Interests for purposes of this covenant. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.
(c)    For purposes of determining compliance with any dollar-denominated restriction on the Incurrence of Indebtedness, the principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (at the Borrower’s election), in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such
Indebtedness being refinanced (plus the aggregate amount of premiums (including reasonable tender premiums), defeasance costs and fees, discounts and expenses in connection therewith).
(d)    Notwithstanding anything herein to the contrary, (x) no Foreign Subsidiary shall Guarantee any Material Indebtedness of the Borrower or any U.S. Subsidiary that is a Loan Party unless substantially contemporaneously with the incurrence of such Guarantee such Foreign Subsidiary shall Guarantee the Obligations pursuant to documentation reasonably acceptable to the Administrative Agent and (y) except as permitted by Section 6.01(a)(x)(y), the Borrower shall not, nor will the Borrower permit any of its Restricted Subsidiaries to, Guarantee any Indebtedness of the Released Group or incur or become liable for any Indebtedness owing to the Released Group other than, in each case, with respect to Indebtedness that is in effect on the Closing Date.
SECTION 6.02.    ~~SECTION 6.02.~~ Liens~~.~~ .
(a)    Neither the Borrower will, nor will the Borrower permit any of the Restricted Subsidiaries to, create, incur, or assume ~~or permit to exist~~ any Lien on any asset now owned or hereafter acquired by it, except:
(i)    Liens created under the Loan Documents;
(ii)    Permitted Encumbrances;
(iii)    any Lien on any asset of the Borrower or any Restricted Subsidiary existing on the ~~Closing~~Third Amendment Effective Date and to the extent securing Indebtedness or obligations (other than intercompany Indebtedness or obligations) having a principal amount in excess of $10,000,000 individually or $25,000,000 in the aggregate, as set forth in Schedule 6.02; provided that (A) such Lien shall not apply to any other asset of the Borrower or any Restricted Subsidiary (other than assets financed by the same financing source in the ordinary course of business and after-acquired property that is affixed or incorporated into the asset(s) covered by such Lien or financed by Indebtedness permitted under Section 6.01(a)(iii) or Refinancing Indebtedness in respect thereof) and (B) such Lien shall secure only those obligations that it secures on the ~~Closing~~Third Amendment Effective Date and extensions, renewals, replacements and refinancings thereof so long as the principal amount of such extensions, renewals, replacements and refinancings does not exceed the principal amount of the obligations being extended, renewed, replaced or refinanced or, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01(a)(xxiv) as Refinancing Indebtedness in respect of Indebtedness permitted under Section 6.01(a)(iii);
(iv)    any Lien existing on any asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any asset of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the Closing Date prior to the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated); provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary (or such merger or consolidation), (B) such Lien shall not apply to any other asset of the Borrower or any Restricted

Subsidiary (other than (x) assets financed by the same financing source in the ordinary course of business and after-acquired property that is affixed or incorporated into the asset(s) covered by such Lien or financed by Indebtedness permitted under Section 6.01(a)(vii) or otherwise required to be pledged pursuant to the provisions governing such Indebtedness as of the time of the relevant acquisition by the Borrower or any Restricted Subsidiary and (y) in the case of any such merger or consolidation, the assets of any special purpose merger Subsidiary that is a party thereto) and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary (or is so merged or consolidated) and extensions, renewals, replacements and refinancings thereof so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the obligations being extended, renewed or replaced or, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01(a)(xxiv) as Refinancing Indebtedness in respect of Indebtedness permitted under Section 6.01(a)(vii);

(v)    Liens on fixed or capital assets acquired, constructed, repaired, replaced or improved (including any such assets made the subject of a Capital Lease Obligation incurred) by the Borrower or any Restricted Subsidiary; provided that (A) such Liens secure Indebtedness incurred to finance such acquisition, construction, repair, replacement or improvement and permitted by clause (vi) of Section 6.01(a) or any Refinancing Indebtedness in respect thereof permitted by clause (xxiv) of Section 6.01(a), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 270 days after such acquisition or the completion of such construction, repair, replacement or improvement (provided that this clause (B) shall not apply to any Refinancing Indebtedness permitted by clause (xxiv) of Section 6.01(a) or any Lien securing such Refinancing Indebtedness), (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing, repairing, replacing or improving such fixed or capital asset and in any event, the aggregate principal amount of such Indebtedness does not exceed the amount permitted under the second proviso of Section 6.01(a)(vi) at any time outstanding and (D) such Liens shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary (except assets financed by the same financing source in the ordinary course of business and after-acquired property that is affixed or incorporated into the asset(s) covered by such Lien or financed by Indebtedness permitted under Section 6.01(a)(vi));
(vi)    customary rights and restrictions contained in agreements relating to any sale or transfer pending the completion thereof in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.05;
(vii)    any encumbrance or restriction (including put and call arrangements, tag, drag, right of first refusal and similar rights) with respect to Equity Interests of any (A) Restricted Subsidiary that is not a wholly owned Subsidiary or (B) joint venture or similar arrangement pursuant to any joint venture or similar agreement;
(viii)    Liens on any cash advances or cash earnest money deposits, escrow arrangements or similar arrangements made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement for an acquisition, disposition or other transaction permitted hereunder;

(ix)    Liens on Collateral securing any Permitted Pari Passu Refinancing Debt (other than as established under Section 2.22), Permitted Junior Lien Refinancing Debt (other than as established under Section 2.22) or Alternative Incremental Facility Debt (or any Refinancing Indebtedness in respect thereof permitted pursuant to clause
(xxiv) of Section 6.01(a)); provided that such Liens are subject to the terms of an Acceptable Intercreditor Agreement;
(x)    Liens not otherwise permitted by this Section to the extent that the aggregate outstanding principal amount of the obligations secured thereby outstanding under this clause (xi) at any time does not exceed the greater of (x) $~~175,000,000~~287,500,000 and (y) ~~35.0~~50.0% of Consolidated EBITDA for the most recently ended Test Period (or, in the case of any such Liens securing obligations constituting Refinancing Indebtedness permitted under clause (xxiv) of Section 6.01(a) in respect of Indebtedness originally incurred under clause (viii) of Section 6.01(a), such greater principal amount that is permitted in respect thereof under clause
(xxiv) of Section 6.01(a));
(xi)    Liens securing Indebtedness incurred as secured Indebtedness under Section 6.01(a)(vii) (with respect to such Indebtedness that is incurred and not assumed), Section 6.01(a)(xv) or Section 6.01(a)(xx) (or, in each case, incurred as secured Refinancing

Indebtedness in respect thereof permitted pursuant to clause Section 6.01(a) (xxiv) so long as such Liens on Collateral are subject to an Acceptable Intercreditor Agreement);
(xii)    Liens on cash and Permitted Investments granted in favor of The Pitney Bowes Bank, Inc. or one of its Subsidiaries which secure “credit transactions” with an “affiliate” of The Pitney Bowes Bank, Inc. which constitute or may constitute “covered transactions” pursuant to Section 23A of the Federal Reserve Act (12 U.S.C. § 371c) and Regulation W of the Federal Reserve Board (12 CFR part 223);
(xiii)    (A) Liens on cash and cash equivalents arising in connection with the defeasance, satisfaction, discharge or redemption of Indebtedness, so long as such defeasance, satisfaction, discharge or redemption is not prohibited by the terms of this Agreement, (B) Liens on any funds or securities held in escrow accounts established for the purpose of holding proceeds from issuances of debt securities by the Borrower or any of the Restricted Subsidiaries issued after the Closing Date, together with any additional funds required in order to fund any mandatory redemption or sinking fund payment on such debt securities within 90 days of their issuance; provided that such Liens do not extend to any assets other than such proceeds and such additional funds and (C) customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to which Indebtedness not prohibited by this Agreement is incurred;
(xiv)    Liens on property or other assets of any Restricted Subsidiary that is not a Loan Party, which Liens secure Indebtedness or other obligations of such Restricted Subsidiary or another Restricted Subsidiary that is not a Loan Party, in each case permitted under Section 6.01(a) (if applicable);

(xv)    Liens on the Collateral securing Secured Cash Management Obligations and Secured Hedging Obligations;
(xvi)    Liens on cash and Permitted Investments used to satisfy or discharge Indebtedness; provided such satisfaction or discharge is permitted hereunder;
(xvii)    Liens on Equity Interests of any joint venture or Unrestricted Subsidiary (a) securing obligations of such joint venture or Unrestricted Subsidiary or (b) pursuant to the relevant joint venture agreement or arrangement;
(xviii)    Liens on cash, Permitted Investments or other marketable securities securing (A) letters of credit of any Loan Party that are cash collateralized on the Closing Date in an amount of cash, Permitted Investments or other marketable securities with a fair market value of up to 105% of the face amount of such letters of credit being secured or (B) letters of credit and other credit support obligations in the ordinary course of business; and
(xix)    any Liens on cash or deposits granted in favor of any Issuing Bank to cash collateralize any Defaulting Lender’s participation in Letters of Credit or other obligations in respect of Letters of Credit, in each case as contemplated by this Agreement; provided that the expansion of Liens by virtue of accretion or amortization of original issue discount, the payment of dividends in the form of Indebtedness, and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this Section. For purposes of determining compliance with this Section, (x) a Lien need not be incurred solely by reference to one category of Liens described in this Section but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories hereof, the Borrower and the Restricted Subsidiaries shall, in their sole discretion, classify or reclassify such

Lien (or any portion thereof) solely between and among such categories and, in each case, that would be permitted to be incurred in reliance on the applicable exception as of the date of such reclassification.
Notwithstanding the foregoing, (i) the Borrower will not, nor will the Borrower permit any of its Restricted Subsidiaries that are Loan Parties to suffer to exist any Lien on any Indenture Restricted Property to secure Indebtedness for borrowed money without equally and ratably securing the Obligations hereunder for so long as such Indebtedness for borrowed money shall be so secured and (ii) the Borrower shall not, nor will the Borrower permit any of its Restricted Subsidiaries to, assume or permit to exist any Lien on any of their assets securing obligations of, or providing support for, the Released Group, other than, in each case, with respect to Indebtedness that was in effect on the Closing Date.
SECTION 6.03.    ~~SECTION 6.03.~~ Fundamental Changes~~.~~ .
(a)    The Borrower will not, nor will the Borrower permit any of its Restricted Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, divide or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons (which, for the avoidance of doubt, shall not restrict the change in organizational form), except that:
(i)    any Restricted Subsidiary may merge into or consolidate with
(A) the Borrower so long as the Borrower shall be the continuing or surviving Person (and continues to be organized under the laws of the same jurisdiction), and (B) any other Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary and, if any party to such merger or consolidation is a Loan Party, either (x) the continuing or surviving entity is a Loan Party or (y) the acquisition of such Loan Party by such continuing or surviving Person is otherwise permitted under 6.04; provided that, after giving effect to any such activities under this Section, the Loan Parties are in compliance with the Collateral and Guarantee Requirement to the extent required by Sections 5.11 and 5.12;
(ii)    any Restricted Subsidiary may dispose of all or any of its properties and assets in a transaction permitted pursuant to Section 6.05, so long as such disposition does not constitute a disposition of all or substantially all of the properties and assets of the Borrower and the Restricted Subsidiaries taken as a whole;
(iii)    any Restricted Subsidiary may liquidate or dissolve; provided that in the case of any dissolution or liquidation of a Restricted Subsidiary that is a Loan Party, such Subsidiary shall at or before the time of such dissolution or liquidation transfer its assets to another Loan Party unless such disposition of assets is permitted under Section 6.05;
(iv)    any Restricted Subsidiary may engage in a merger, consolidation, dissolution or liquidation, the purpose of which is to effect an Investment permitted pursuant to Section 6.04 or a disposition permitted pursuant to Section 6.05; and
(v)    so long as no Event of Default shall have occurred and be continuing, or would result therefrom, the Borrower may merge or consolidate with (or dispose of all or substantially all of its assets to) any other Person; provided that (A) the Borrower shall be the continuing or surviving Person or (B) if (x) the Person formed by or surviving any such merger or consolidation is not the Borrower, (y) the Borrower is not the Person into which the Borrower has been liquidated or (z) in connection with a disposition of all or substantially all of the Borrower’s assets, the Person that is the transferee of such assets is not the Borrower (any such Person, a “Successor Borrower”), (1) the Successor Borrower shall be an entity organized or existing under the laws of the United States, (2) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement, amendment or restatement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (3) if reasonably requested by the Administrative Agent, the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement, amendment or restatement to this Agreement or any Loan Document comply with this Agreement and (4) if reasonably requested by the Administrative Agent or any Lender, the Successor Borrower shall have delivered to the Administrative Agent all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act and to the extent the Successor Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower; provided, further, that if the foregoing are satisfied, the Successor Borrower, will succeed to, and be substituted for, the Borrower under this Agreement and the original Borrower will be released.
(b)    The Borrower and the Restricted Subsidiaries, taken as a whole, will not engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Restricted Subsidiaries on the Closing Date; provided that businesses reasonably related, incidental or ancillary thereto to the business conducted by the Borrower and the Restricted Subsidiaries, taken as a whole, on the Closing Date or reasonable extensions thereof shall be permitted hereunder.
Notwithstanding the foregoing, the Borrower shall not, nor will the Borrower permit any of its Restricted Subsidiaries to, merge into or consolidate with any member of the Released Group, permit any member of the Released Group to merge into or consolidate with any Loan Party or divide or otherwise dispose of assets to any member of the Released Group.
SECTION 6.04. ~~SECTION 6.04.~~ Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, nor will the Borrower permit any Restricted Subsidiary to, make any Investment, except:
(a)    Permitted Investments and cash;
(b)    Investments constituting the purchase or other acquisition (in one transaction or a series of related transactions) of all or substantially all of the property and assets or business of any Person or of assets constituting a business unit, a line of business or division of such Person, or the Equity Interests in a Person that, upon the consummation thereof, will be a Restricted Subsidiary if, after giving effect thereto on a Pro Forma Basis, the Borrower would be in compliance with Sections 6.12 and 6.13; provided that the aggregate amount of all outstanding Shared Non-Guarantor Investments made pursuant to this clause (b), together with the aggregate amount of all other outstanding Shared Non-Guarantor Investments, shall not exceed the Shared Non-Guarantor Investments Cap determined at the time of the making of such Investment;
(c)    loans, leases of equipment and other extensions of credit to customers in the ordinary course of business in connection with the financing business of the Restricted Group;
(d)    Investments existing on the ~~Closing~~Third Amendment Effective Date and to the extent having a principal amount in excess of $5,000,000 individually or $10,000,000 in the aggregate (in each case, other than with respect to intercompany Investments) set forth on Schedule 6.04 and any modification, replacement, renewal, reinvestment or extension thereof;
(e)    Investments by the Borrower and the Restricted Subsidiaries in Equity Interests of their respective Restricted Subsidiaries; provided that (i) any such Equity Interests held by a Loan Party in any other Loan Party shall be pledged to the extent required by the definition of the term “Collateral and Guarantee Requirement” (and subject to the timeframes set forth in Section 5.11 or 5.12 or in the Collateral Agreement or other applicable Security Documents) and (ii) the aggregate amount of all Shared Non-Guarantor Investments outstanding pursuant to this clause (e), together with the aggregate amount of all other outstanding Shared Non-Guarantor Investments, shall not exceed the Shared Non-Guarantor Investments Cap determined at the time of the making of such Investment; provided that if any such investment under this subclause (ii) is made for the purpose of making an investment, loan or advance permitted under clause (u) of this Section, the amount available under this clause (e) shall not be reduced by the amount of any such investment, loan or advance which reduces the basket under clause (u) of this Section;
(f)    loans or advances made by the Borrower to any Restricted Subsidiary and made by any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary; provided that ~~(i) (A) to the extent the aggregate amount of any such loans and advances made by a Loan~~ Party exceeds $20,000,000, such loans and advances shall be evidenced, on and after the Closing Date, by the Global Intercompany Note or other promissory notes reasonably acceptable to the Administrative Agent and (B) to the extent the aggregate amount of all loans and advances made by a Loan Party pursuant to this clause (f) that are not evidenced by the Global Intercompany Note or other promissory notes reasonably acceptable to the Administrative Agent exceeds $40,000,000, the Borrower shall evidence an additional amount of such loans and/or advances to the Global Intercompany Note or other promissory notes reasonably acceptable to the Administrative Agent to ensure that no more than $40,000,000 aggregate principal amount of such loans and/or advances is not evidenced by a the Global Intercompany Note or one or more standalone promissory notes, provided that, with respect to loans and advances made after the Closing Date, evidence of such loans and advances by the Global Intercompany Note or other promissory note shall not be required until 60 days after the making of any such loan or advance ~~and (ii)~~ the aggregate amount of all Shared Non-Guarantor Investments outstanding pursuant to this clause (f), together with the aggregate amount of all other outstanding Shared Non-Guarantor Investments, shall not exceed the Shared Non-Guarantor Investments Cap determined at the time of making of such Investment; provided that any intercompany loans or advances made by any Loan Party to any Restricted Subsidiary that is not a Loan Party using the proceeds of intercompany loans or advances received from Restricted Subsidiaries that are not Loan Parties no more than 120 days prior to making such intercompany loan or advance shall not be taken into account in the calculation of any restriction or basket set forth in this subclause (ii) (including utilization of the Shared Non-Guarantor Investments Cap); provided further that if any such loan or advance under this subclause (ii) is made for the purpose of making an investment, loan or advance permitted under clause (u) of this Section, the amount available under this clause
(f) shall not be reduced by the amount of any such investment, loan or advance which reduces the basket under clause (u) of this Section; provided, further, that any loan or advance made by any Loan Party to a Restricted Subsidiary that is not a Loan Party, for the purposes of calculating usage under this subclause (ii) and the Shared Non-Guarantor Investments Cap, shall be reduced dollar-for-dollar by any amounts owed by such Loan Party to such Restricted Subsidiary that is not a Loan Party;

(g)    Guarantees by the Borrower or any Restricted Subsidiary in respect of Indebtedness permitted under Section 6.01 and in respect of other obligations not otherwise contemplated by this Section, in each case of the Borrower or any Restricted Subsidiary; provided that the aggregate amount of all Shared Non-Guarantor Investments outstanding pursuant to this clause (g), together with the aggregate amount of all other outstanding Shared
Non-Guarantor Investments, shall not exceed the Shared Non-Guarantor Investments Cap determined at the time of the making of such Investment;
(h)    loans or advances to directors, officers, consultants or employees of the Borrower or any Restricted Subsidiary made in the ordinary course of business of the Borrower or such Restricted Subsidiary, as applicable, not exceeding $10,000,000 in the aggregate outstanding at any time (determined without regard to any write-downs or write-offs of such loans or advances);
(i)    payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses of the Borrower or any Restricted Subsidiary for accounting purposes and that are made in the ordinary course of business;
(j)    investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment, in each case in the ordinary course of business;
(k)    investments in the form of Hedging Agreements permitted by Section
6.07;
(l)    investments of any Person existing at the time such Person becomes a
Restricted Subsidiary or consolidates or merges with the Borrower or any Restricted Subsidiary so long as such investments were not made in contemplation of such Person becoming a Restricted Subsidiary or of such consolidation or merger;
(m)    investments resulting from pledges or deposits described in clauses (c), (d), (n), (q), (z) or (cc) of the definition of the term “Permitted Encumbrance” or Section 6.02(a)(viii);
(n)    investments made as a result of the receipt of noncash consideration from a sale, transfer, lease or other disposition of any asset in compliance with Section 6.05;
(o)    investments that result solely from the receipt by the Borrower or any Restricted Subsidiary from any of its Subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Indebtedness or other securities (but not any additions thereto made after the date of the receipt thereof);
(p)    receivables or other trade payables owing to the Borrower or a Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Borrower or any Restricted Subsidiary deems reasonable under the circumstances;
(q)    mergers and consolidations permitted under Section 6.03 that do not involve any Person other than the Borrower and Restricted Subsidiaries that are wholly owned Restricted Subsidiaries;

(r)    Investments in the form of letters of credit, bank guarantees, performance bonds or similar instruments or other creditor support or reimbursement obligations made in the ordinary course of business by the Borrower on behalf of any Restricted Subsidiary and made by any Restricted Subsidiary on behalf of the Borrower or any other Restricted Subsidiary; provided that the aggregate amount of all Shared Non-Guarantor Investments outstanding pursuant to this clause (r), together with the aggregate amount of all other outstanding Shared Non-Guarantor Investments, shall not exceed the Shared Non-Guarantor Investments Cap determined at the time of making such Investment;
(s)    Guarantees by the Borrower or any Restricted Subsidiary of leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;
(t)    Investments, so long as, after giving effect thereto, the Consolidated Total Net Leverage Ratio as of the last day of the most recently ended Test Period, does not ~~exceed3.50~~exceed 3.50:1.00;
(u)    other Investments by the Borrower or any Restricted Subsidiary (and loans and advances by the Borrower) in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments (and the principal amount of any Indebtedness that is assumed or otherwise incurred in connection with such Investment), outstanding under this clause (u) not exceeding the sum of (i) (x) the greater of
$~~125,000,000~~200,000,000 and (y) 35.0% of Consolidated EBITDA for the most recently ended Test Period plus (ii) so long as no Event of Default has occurred and is continuing or would result therefrom, the Available Amount plus (iii) without duplication of amounts included in the Available Amount, an amount equal to any returns of capital or sale proceeds actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment valued at cost at the time such investment was made), in each case, measured at the time of such Investment;
(v)    Investments consisting of (i) extensions of trade credit and accommodation guarantees ~~in the ordinary course of business~~ and (ii) loans and advances to customers~~; provided that the aggregate principal amount of such loans and advances outstanding under this clause (ii) shall not exceed $10,000,000 measured at the time of such Investment~~, in each case, in the ordinary course of business;
(w)    Permitted Bond Hedge Transactions which constitute Investments;
(x)    Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers in the ordinary course of business;
(y)    Investments (A) for utilities, security deposits, leases and similar prepaid expenses incurred in the ordinary course of business and (B) in the form of trade accounts created, or prepaid expenses accrued, in the ordinary course of business;

(z)    non-cash Investments in connection with tax planning and reorganization activities; provided that, after giving effect to any such activities, the security interests of the Lenders in the Collateral, taken as a whole, would not be materially impaired;
(aa) Investments which are customary (as determined in good faith by the Borrower) in connection with Permitted Receivables Facilities;
(bb) Investments in joint ventures and Unrestricted Subsidiaries; provided that at the time of any such Investment on a Pro Forma Basis, the aggregate amount of all such Investments made in reliance on this clause (bb) outstanding shall not exceed the greater of
$~~87,500,000~~143,750,000 and ~~17.5~~25.0% of Consolidated EBITDA for the most recently Test Period measured at the time of such Investment;

(cc) Investments in the form of loans or advances made to distributors and suppliers in the ordinary course of business;
(dd) to the extent they constitute Investments, guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees, lessors and licensees of the Borrower and any Restricted Subsidiary;
(ee) Investments in any Restricted Subsidiary in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business or consistent with industry practice;
(ff) Investments to the extent that payment for such Investments is made solely with the issuance of Equity Interests (other than Disqualified Equity Interests) of the Borrower;
(gg) Investments in the form of a Specified GEC DIP Financing provided by the Borrower and/or one or more Restricted Subsidiaries that are Loan Parties to one or more Specified GEC Entities, in an aggregate principal amount not exceeding $60,000,000; provided that, such Specified GEC DIP Financing shall be pledged to the Administrative Agent (for the benefit of the Secured Parties) as Collateral pursuant to and in accordance with the terms of the Collateral Agreement;
(hh) (x) ownership of the Released Group, (y) Indebtedness (or cancellation of thereof) owed by the Released Group to the Borrower or its Subsidiaries, including any balances outstanding under the Global Intercompany Note or (z) as expressly required under the Specified GEC Note; and
(ii)    Investments in a Similar Business; provided that at the time of any such Investment on a Pro Forma Basis, the aggregate amount of all such Investments made in reliance on this clause (ii) shall not exceed the greater of (x) $~~150,000,000~~172,500,000 and (ii) 30% of Consolidated EBITDA for the most recently ended Test Period measured at the time of such Investment.
For purposes of this Section, if any Investment (or a portion thereof) would be permitted pursuant to one or more of the provisions described above and/or one or more of the exceptions contained in this Section, the Borrower and the Restricted Subsidiaries may divide and classify such Investment (or a portion thereof) in any manner that complies with this covenant and may later divide and reclassify any such Investment so long as the Investment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exceptions as of the date of such reclassification; provided that, notwithstanding the foregoing or anything else to the contrary, (x) an Investment in the form of a Specified GEC DIP Financing shall solely be permitted under this Section 6.04 in reliance on clause (gg) above, and in no event shall a Specified GEC DIP Financing be permitted in reliance on any other clause of this Section 6.04 and (y) Investments of any kind in any Specified GEC Entity or in any direct or indirect subsidiary thereof shall be prohibited under this Agreement, except as permitted by Section 6.04(gg) or (hh) or pursuant to the Shared Services Agreement.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, no IP Rights that are material to the operation of the business of the Borrower and the Restricted Subsidiaries may, directly or indirectly, be transferred, sold, leased, licensed, contributed or otherwise disposed of to any Unrestricted Subsidiary by the Borrower or any Restricted Subsidiary pursuant to an Investment under this Section 6.04.
SECTION 6.05. Asset Sales~~Asset Sales~~. The Borrower will not, nor will the Borrower permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any asset (other than assets sold, transferred, leased or otherwise disposed of in a single transaction or a series of related transactions with a fair market value of $~~25,000,000~~50,000,000 or less), including any Equity Interest owned by it, nor will the Borrower permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary (other than issuing directors’ qualifying shares and other than issuing Equity Interests to the Borrower or another Restricted Subsidiary), except:
(a)    sales, transfers, leases and other dispositions of (i) inventory, (ii) used, obsolete, damaged, worn out or surplus equipment, (iii) property no longer used or useful in the conduct of the business of the Borrower and the Restricted Subsidiaries (including IP Rights) and (iv) cash and Permitted Investments, in each case in the ordinary course of business;
(b)    sales, transfers, leases and other dispositions to the Borrower or a Restricted Subsidiary; provided that any such sales, transfers, leases or other dispositions involving a Restricted Subsidiary that is not a Loan Party shall, to the extent applicable, be made in compliance with Sections 6.04 and 6.09;
(c)    sales, transfers and other dispositions or forgiveness of accounts receivable in connection with the compromise, settlement or collection thereof not as part of any accounts receivables financing transaction (including sales to factors and other third parties);
(d)    (i) sales, transfers, leases and other dispositions of assets to the extent that such assets constitute an investment permitted by clause (j), (l) or (n) of Section 6.04 or another asset received as consideration for the disposition of any asset permitted by this Section (in each case, other than Equity Interests in a Restricted Subsidiary, unless all Equity Interests in such Restricted Subsidiary (other than directors’ qualifying shares) are sold) and (ii) sales, transfers, and other dispositions of the Equity Interests of a Restricted Subsidiary by the Borrower or a

Restricted Subsidiary to the extent such sale, transfer or other disposition would be permissible as an Investment in a Restricted Subsidiary permitted by Section 6.04(e) or (u);
(e)    leases or subleases entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of the Borrower or any Restricted Subsidiary;
(f)    non-exclusive licenses or sublicenses of IP Rights granted in the ordinary course of business or other licenses or sublicenses of IP Rights granted in the ordinary course of business that do not materially interfere with the business of the Borrower or any Restricted Subsidiary;
(g)    dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, and transfers of property arising from foreclosure or similar action with regard to, any asset of the Borrower or any Restricted Subsidiary;
(h)    dispositions of assets to the extent that (i) such assets are exchanged for credit against the purchase price of similar replacement assets or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement assets;
(i)    dispositions permitted by Sections 6.02, 6.04 and 6.08;
(j)    dispositions set forth on Schedule 6.05;

(k)    sales, transfers, leases and other dispositions of assets that are not permitted by any other clause of this Section; provided that (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) to the extent the purchase price therefor is in excess of $~~25,000,000~~50,000,000, such disposition shall be made for fair value (as determined in good faith by the Borrower), and at least 75% of the consideration from all sales, transfers, leases and other dispositions permitted by this paragraph (k) in the aggregate shall be in the form of cash or Permitted Investments; provided further that (i) any consideration in the form of Permitted Investments that are disposed of for cash consideration within 30 days after such sale, transfer or other disposition shall be deemed to be cash consideration in an amount equal to the amount of such cash consideration for purposes of this proviso, (ii) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable sale, transfer, lease or other disposition and for which the Borrower and all the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing shall be deemed to be cash consideration in an amount equal to the liabilities so assumed and (iii) any Designated Non-Cash Consideration received by the Borrower or such Subsidiary in respect of such sale, transfer, lease or other disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not in excess of the greater of (x) $~~50,000,000~~57,500,000 and (y) 10.0% of Consolidated EBITDA for the most recently ended Test Period as of the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash consideration;
(l)    sales, transfers or other dispositions of Permitted Receivables Facility Assets in connection with Permitted Receivables Facilities;
(m)    sales, transfers or other dispositions of any assets (including Equity Interests) (A) acquired in connection with any acquisition or other investment permitted under Section 6.04, which assets are not used or useful to the core or principal business of the Borrower and the Restricted Subsidiaries and/or (B) made to obtain the approval of any applicable antitrust authority in connection with an acquisition permitted under Section 6.04;
(n)    sales, transfers or other dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(o)    to the extent constituting a disposition governed by this Section, the unwinding or early termination or settlement of any Hedging Agreement or any Permitted Bond Hedge Transaction or Permitted Warrant Transaction or other option, forward or other derivative contract; ~~and~~
(p)    the sale, disposition or other transfer (including any subscription by a third party) of the Equity Interests of PBGEC by the Borrower and its Restricted Subsidiaries pursuant to clause (b) of the definition of Ecommerce Restructuring~~.~~ ; and
(q)    sales, transfers, leases and other dispositions of Receivables to The Pitney Bowes Bank, Inc. in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary, taken as a whole, than could be obtained on an arm’s-length basis from unrelated third parties.
Notwithstanding the foregoing, no sale, transfer, lease or other disposition of assets or issuance of Equity Interests may be made by the Borrower or any of its Subsidiaries to any member of the Released Group other than the provision of the Specified GEC DIP Financing.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, no IP Rights that are material to the operation of the business of the Borrower and the Restricted Subsidiaries may, directly or indirectly, be transferred, sold, leased, licensed, contributed or otherwise disposed of to any Unrestricted Subsidiary by the Borrower or any Restricted Subsidiary.
SECTION 6.06. ~~SECTION 6.06.~~ Sale and Leaseback Transactions. The Borrower will not, nor will the Borrower permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly (other than intercompany arrangements between or among the Borrower and any other Loan Party or between or among Restricted Subsidiaries that are not Loan Parties), whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred; except for any such sale of any fixed or capital assets by the Borrower or any Restricted Subsidiary that (x) is made for cash consideration in an amount not less than the fair value of such fixed or capital asset (as determined in good faith by the Borrower) and (y) is consummated within 270 days after the Borrower or such Restricted Subsidiary acquires or completes the construction of such fixed or capital asset; provided that, if such sale and leaseback results in a Capital Lease Obligation, such Capital Lease Obligation is permitted by Section 6.01(a)(vi) and any Lien made the subject of such Capital Lease Obligation is permitted by Section 6.02(a)(v).
SECTION 6.07. Hedging Agreements~~Hedging Agreements~~. The Borrower shall not, nor shall the Borrower permit any Restricted Subsidiary to, enter into any Hedging Agreement other than Hedging Agreements that are not for speculative purposes.
SECTION 6.08. ~~SECTION 6.08.~~ Restricted Payments; Certain Payments of Junior Indebtedness~~.~~ .
(a)    The Borrower will not, nor will the Borrower permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:
(i)    any Restricted Subsidiary may declare and pay dividends or make other distributions with respect to its Equity Interests, or make other Restricted Payments in respect of its Equity Interests, in each case (x) to the Borrower or any other Restricted Subsidiary or (y) ratably (or on a greater than ratable basis to any Loan Party) to the holders of such Equity Interests;
(ii)    the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in shares of Qualified Equity Interests or Disqualified Equity Interests permitted hereunder;
(iii)    the Borrower may make Restricted Payments in an aggregate amount not exceeding the greater of (A) $37,500,000 and (B) 7.5% of Consolidated EBITDA

for the most recently ended Test Period (with unused amounts being carried over to the succeeding fiscal years, subject to an aggregate cap of up to $50,000,000 in any fiscal year under this clause (iii)) during any fiscal year, pursuant to and in accordance with stock option plans or other benefit or stock based compensation plans for directors, officers, consultants or employees of the Borrower and the Restricted Subsidiaries;
(iv)    the Borrower may declare and make Restricted Payments in an aggregate amount for all Restricted Payments not to exceed $~~42,500,000~~60,000,000 per fiscal year of the Borrower (with unused amounts being carried over to the immediately succeeding fiscal year);
(v)    the Borrower may declare and make Restricted Payments so long as (x) after giving effect thereto, the Consolidated Total Net Leverage Ratio as of the last day of the most recently ended Test Period, on a Pro Forma Basis, does not exceed 3.00:1.00 and (y) no Event of Default has occurred and is continuing (or would result therefrom);

(vi)    the Borrower may make cash payments in lieu of the issuance of fractional shares in connection with the exercise or settlement of any warrants or other option or forward contract with respect to the Borrower’s capital stock or the conversion or exchange of Convertible Indebtedness or other securities convertible into or exchangeable for Equity Interests in the Borrower;
(vii)    the Borrower may repurchase Equity Interests upon the exercise of stock options if such Equity Interests represent a portion of the exercise price of such stock options (and related redemption or cancellation of shares for payment of taxes or other amounts relating to the exercise under such stock option or other benefit plans);
(viii)    concurrently with any issuance of Qualified Equity Interests, the Borrower may redeem, purchase or retire any Equity Interests of the Borrower using the proceeds of, or convert or exchange any Equity Interests of the Borrower for, such Qualified Equity Interests;
(ix)    the Borrower may make cash payments in connection with any conversion or exchange of Convertible Indebtedness in amount equal to the sum of (i) the principal amount of such Convertible Indebtedness and (ii) the proceeds of any payments received by the Borrower or any of its Restricted Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction;
(x)    the Borrower may make payments in connection with a Permitted Bond Hedge Transaction and the settlement of any related Permitted Warrant Transaction (i) by delivery of shares of the Borrower’s Equity Interests upon net share settlement thereof or (ii) by (A) set-off against the related Permitted Bond Hedge Transaction and (B) payment of an early termination amount thereof in common Equity Interests of the Borrower upon any early termination thereof;
(xi)    so long as no Event of Default has occurred and is continuing (or would result therefrom), the Borrower may declare and make Restricted Payments in an aggregate amount not to exceed, at the time such Restricted Payments are made and after giving effect thereto, together with the amount of Restricted Debt Payments made pursuant to Section 6.08(b)(iv) on or prior to such date, the greater of (x) $100,000,000 and (y) 30% of Consolidated EBITDA;
(xii)    the Borrower may declare and make Restricted Payments in an aggregate amount not to exceed the Available Amount at such time; provided that the Borrower may only make Restricted Payments under this clause (xii) if (x) no Event of Default has occurred and is continuing (or would result therefrom) and (y) after giving effect thereto on a Pro Forma Basis, the Borrower would be in compliance with Sections 6.12 and 6.13;
(xiii)    (i) any non-cash repurchases or withholdings of Equity Interests in connection with the exercise of stock options, warrants or similar rights if such Equity Interests represent a portion of the exercise of, or withholding obligations with respect to, such options, warrants or similar rights (for the avoidance of doubt, it being understood that any required withholding or similar tax related thereto may be paid by the Borrower or any Restricted Subsidiary in cash), and (ii) loans or advances to officers, directors and employees of the Borrower or any Restricted Subsidiary in connection with such Person’s purchase of Equity Interests of the Borrower, provided that no cash is actually advanced pursuant to this clause (ii) other than to pay taxes due in connection with such purchase, unless immediately repaid; and
(xiv)    the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or the giving of the redemption notice, as the case may be, shall be permitted if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the applicable provisions of this Agreement.
(b)    The Borrower will not, nor will the Borrower permit any Restricted Subsidiary to, prepay, redeem, purchase or otherwise satisfy any Indebtedness that is contractually subordinated in right of payment to the Obligations (excluding, for the avoidance of doubt, any subordinated obligations owing to the Borrower or any Restricted Subsidiary) (such Indebtedness, “Restricted Debt” and such prepayments, redemptions, purchases or other satisfactions, collectively, “Restricted Debt Payments”), except for:
(i)    payments of Indebtedness created under this Agreement or any other Loan Document;
(ii)    regularly scheduled interest and principal payments as and when due in respect of any such Indebtedness, other than payments in respect of such Indebtedness prohibited by the subordination provisions thereof;
(iii)    refinancings of Indebtedness with the proceeds of other Indebtedness permitted under Section 6.01;
(iv)    so long as no Event of Default has occurred and is continuing (or would result therefrom), Restricted Debt Payments in an amount not exceeding, together with the amount of Restricted Payments made pursuant to Section 6.08(a)(xi) on or prior to such date, the greater of (x) $100,000,000 and (y) 30% of Consolidated EBITDA as of the most recently ended Test Period measured at the time of making such Restricted Debt Payment;
(v)    Restricted Debt Payments in an amount not exceeding the Available Amount at the time such Restricted Debt Payment is made; provided that (x) no Event of Default shall have occurred and be continuing (or would result therefrom) and (y) after giving effect thereto on a Pro Forma Basis, the Borrower would be in compliance with Sections 6.12 and 6.13;
(vi)    any Restricted Debt Payment so long as, after giving effect thereto on a Pro Forma Basis, the Consolidated Total Net Leverage Ratio does not exceed
3.25:1.00 , as of the last day of the most recently ended period Test Period and no Event of Default has occurred and is continuing (or would result therefrom);
(vii)    payments required by the terms of the relevant Indebtedness, which terms are designed to ensure such instrument would not be treated, at issuance, as an

“applicable high yield discount obligation” within the meaning of Section 163(i) of the Code; and
(viii)    the conversion of such Indebtedness to, or exchange of such Indebtedness for, Qualified Equity Interests of the Borrower.
For purposes of this Section, if any Restricted Payment or Restricted Debt Payment (or a portion thereof) would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in this Section, the Borrower and the Restricted Subsidiaries may divide and classify such Restricted Payment or Restricted Debt Payment (or a portion thereof) in any manner that complies with this covenant and may later divide and reclassify such Restricted Payment or Restricted Debt Payment so long as the Restricted Payment or Restricted Debt Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception(s) as of the date of such reclassification.
SECTION 6.09. ~~SECTION 6.09.~~ Transactions with Affiliates. The Borrower will not, nor will the Borrower permit any Restricted Subsidiary to, sell, lease or otherwise transfer any assets to, or purchase, lease or otherwise acquire any assets from, or otherwise engage in any other transactions (or series of related transactions) involving aggregate consideration in excess of $20,000,000 with, any of its Affiliates, except (i) transactions that are at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary, taken as a whole, than could be obtained on an arm’s-length basis from unrelated third parties, (ii) transactions (A) between or among the Loan Parties not involving any other Affiliate or (B) between or among Restricted Subsidiaries that are not Loan Parties, (iii) Restricted Payments permitted under Section 6.08 and Investments in Subsidiaries (and in any other Person that is an Affiliate of the Borrower solely by virtue of the Borrower owning, directly or indirectly, through one or more Subsidiaries, Equity Interests in such Person and Controlling such person) permitted under Section 6.04 and any other transaction involving the Borrower and the Restricted Subsidiaries permitted under Section 6.03 (to the extent such transaction is between the Borrower and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries) and Section 6.05 (to the extent such transaction is not required to be for fair market value thereunder), (iv) the payment of reasonable fees to directors of the Borrower or any Restricted Subsidiary who are not employees of the Borrower or any Restricted Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers, consultants or employees of the Borrower or the Restricted Subsidiaries in the ordinary course of business, (v) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Borrower’s board of directors, (vi) employment and severance arrangements entered into in the ordinary course of business between the Borrower or any Restricted Subsidiary and any employee thereof and approved by the Borrower’s board of directors, (vii) payments made to other Restricted Subsidiaries arising from or in connection with any customary tax consolidation and grouping arrangements, (viii) the Specified GEC DIP Financing and (ix) the Ecommerce Restructuring.
SECTION 6.10. Restrictive Agreements~~Restrictive Agreements~~. The Borrower will not, nor will the Borrower permit any Restricted Subsidiary to enter into or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its assets that are Collateral or required to be Collateral to secure the Obligations or

(b) the ability of any Restricted Subsidiary that is not a Loan Party to pay dividends or other distributions with respect to any of its Equity Interests, to make or repay loans or advances to the Borrower or any Loan Party or to transfer any of its properties or assets to the Borrower or any Loan Party; provided that the foregoing shall not apply to (A) restrictions and conditions imposed by law or by this Agreement, any Loan Document, any Incremental Facility Amendment, any Refinancing Facility Agreement, any document governing any Refinancing Facility Indebtedness or Refinancing Indebtedness or any document governing Alternative Incremental Facility Debt, Indebtedness incurred pursuant to Section 6.01(a)(xx) or any Refinancing Indebtedness incurred under Section 6.01(a)(xxiv) with respect to any of the foregoing Indebtedness (if applicable), (B) restrictions and conditions imposed by the Existing Senior Notes Documents as in effect on the Closing Date or any agreement or document evidencing other Indebtedness permitted under clause (ii) of Section 6.01(a) or any Refinancing Indebtedness incurred pursuant to Section 6.01(a)(xxiv) in respect of any such Indebtedness (if applicable); provided that the restrictions and conditions contained in any such agreement or document taken as a whole are not materially less favorable (as determined by the Borrower in good faith) to the Lenders than the restrictions and conditions imposed by the Existing Senior Notes Documents or restrictions otherwise customary for the relevant type of Indebtedness (which may be in the form of “high-yield-style” notes or term loans), (C) in the case of any Restricted Subsidiary that is not a wholly owned Restricted Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreements; provided that such restrictions and conditions apply only to such Restricted Subsidiary and to the Equity Interests of such Restricted Subsidiary, (D) customary restrictions and conditions (as determined by the Borrower in good faith) contained in agreements relating to the sale of a Restricted Subsidiary or any assets of the Borrower or any Restricted Subsidiary, in each case pending such sale; provided that such restrictions and conditions apply only to such Restricted Subsidiary or the assets that are to be sold and, in each case, such sale is permitted hereunder, (E) restrictions and conditions existing on the Closing Date and identified on Schedule 6.10 (and any extension or renewal of, or any amendment, modification or replacement of the documents set forth on such schedule that do not expand the scope of, any such restriction or condition in any material respect), (F) restrictions and conditions imposed by any agreement relating to Indebtedness of any Restricted Subsidiary in existence at the time such Restricted Subsidiary became a Restricted Subsidiary and otherwise permitted by clause (vii) of Section 6.01(a) or to any restrictions in any Indebtedness of a non-Loan Party Restricted Subsidiary permitted by clause (viii), clause (xix) or clause (xx) of Section 6.01(a) (or clause (xxiv) of Section 6.01(a) in respect of such Indebtedness (if applicable)), in each case if such restrictions and conditions apply only to such Restricted Subsidiary and its subsidiaries, (G) customary prohibitions, restrictions and conditions (as determined by the Borrower in good faith) contained in agreements relating to a Permitted Receivables Facility, (H) any encumbrance or restriction under documentation governing other Indebtedness of the Borrower and any Restricted Subsidiaries permitted to be incurred pursuant to Section 6.01, provided that such encumbrances or restrictions will not materially impair (as determined by the Borrower in good faith) (1) the Borrower’s ability to make principal and interest payments hereunder or (2) the ability of the Loan Party to provide any Lien upon any of its assets that are Collateral or required to be Collateral, (I) customary provisions in leases, licenses, sublicenses and other contracts (including non-exclusive licenses and sublicenses of intellectual property) restricting the assignment thereof, (J) restrictions imposed by any agreement relating to secured Indebtedness or other Liens permitted by this Agreement to the extent such restriction applies only to the property securing such Indebtedness or covered by such Liens, (K) restrictions on cash (or Permitted Investments) or other deposits imposed by agreements entered into in the ordinary course of business (or other restrictions on cash or deposits subject to or constituting Permitted Encumbrances),
(L) customary restrictions contained in leases, subleases, licenses, sublicenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto, (M) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary and (N) customary net worth provisions contained in real property leases entered into by Subsidiaries, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligations.
SECTION 6.11.    ~~SECTION 6.11.~~ Amendment of Material Documents~~.~~ .
(a)    The Borrower will not, nor will the Borrower permit any of its Restricted Subsidiaries to, amend, modify or waive its certificate of incorporation, bylaws or other organizational documents, if the effect of such amendment, modification or waiver would be materially adverse to the Lenders without the consent of the Required Lenders, other than in connection with clause (a) of the definition of “Ecommerce Restructuring”.
(b)    The Borrower will not, nor will the Borrower permit any of its Restricted Subsidiaries to, amend or otherwise modify any document, agreement or instrument evidencing Restricted Debt other than amendments, modifications or changes that do not affect the payment subordination ~~or payment~~ provisions thereof (if any) in a manner adverse in any material respect to the Lenders.
SECTION 6.12. ~~SECTION 6.12.~~ Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio (calculated on a Pro Forma Basis) as of the last day of any Test Period, commencing with the Test Period ending March 31, 2025, to be less than 2.00 to 1.00.
The provisions of this Section are solely for the benefit of the Revolving Lenders and the Tranche A Term Lenders and not for the benefit of the Tranche B Term Lenders or, unless otherwise provided in any Incremental Facility Amendment or Refinancing Facility Agreement, of any lenders providing any Incremental Facility or Refinancing Lender, as applicable. Notwithstanding the provisions of Section 9.02, the Required Covenant Lenders may (i) amend or otherwise modify this Section or, solely for the purposes of this Section, the defined terms used, directly or indirectly, therein, or (ii) waive any non-compliance with Section 6.12 or any Event of Default resulting from such non-compliance, in each case without the consent of any other Lenders.

SECTION 6.13.    ~~SECTION 6.13.~~ Leverage Ratios~~.~~ .
(a)    Consolidated Secured Net Leverage Ratio. The Borrower will not permit the Consolidated Secured Net Leverage Ratio (calculated on a Pro Forma Basis) as of the last day of any Test Period, commencing with the Test Period ending March 31, 2025, to exceed 3.00 to 1.00.
(b)    Consolidated Total Net Leverage Ratio. The Borrower will not permit the Consolidated Total Net Leverage Ratio (calculated on a Pro Forma Basis) as of the last day of any Test

Period, commencing with the Test Period ending March 31, 2025, to exceed (i) for the Test Periods ending on March 31, 2025 and June 30, 2025, 5.25 to 1.00, (ii) for the Test Periods
ending on September 30, 2025 and December 31, 2025, 5.00 to 1.00 ~~and~~, (iii) for the Test
Periods ending March 31, 2026, June 30, 2026, September 30, 2026 and December 31, 2026,

4.75 to 1.00, (iv) for the Test Periods ending March 31, 2027, June 30, 2027, September 30,
2027 and December 31, 2027, 4.50 to 1.00, (v) for the Test Periods ending March 31, 2028, June
30, 2028, September 30, 2028 and December 31, 2028, 4.25 to 1.00 and (vi) for each Test Period ending on or after March 31, ~~2026~~2029, ~~4.75~~4.00 to 1.00.
The provisions of this Section are solely for the benefit of the Revolving Lenders and the Tranche A Term Lenders and not for the benefit of the Tranche B Term Lenders or, unless otherwise provided in any Incremental Facility Amendment or Refinancing Facility Agreement, any lenders providing any Incremental Facility or any Refinancing Lender, as applicable. Notwithstanding the provisions of Section 9.02, the Required Covenant Lenders may (i) amend or otherwise modify this Section or, solely for the purposes of this Section, the defined terms used, directly or indirectly, therein, or (ii) waive any non-compliance with this Section or any Event of Default resulting from such non-compliance, in each case without the consent of any other Lenders.
Notwithstanding the foregoing, following the completion of a Permitted Acquisition involving aggregate consideration in excess of $100,000,000 (a “Material Acquisition”) that, on a Pro Forma Basis would result in an increase in the Consolidated Total Net Leverage Ratio, if the Borrower shall so elect by a notice delivered to the Administrative Agent within 30 days following such completion (a “Total Leverage Increase Election”), the applicable maximum Consolidated Total Net Leverage Ratio set forth above with respect to each four-fiscal quarter period ending within 18 months following the completion of such Material Acquisition shall be increased by 0.50 to 1.00 (the period during which any such increase in the Consolidated Total Net Leverage Ratio shall be in effect being called a “Total Leverage Increase Period”). The Borrower may terminate any Total Leverage Increase Period by a notice delivered to the Administrative Agent whereupon, on the last day of the fiscal quarter during which such notice was given and on the last day of each fiscal quarter thereafter until another Total Leverage Increase Period has commenced as provided in this paragraph, the maximum Consolidated Total Net Leverage Ratio shall be the applicable ratio set forth above. If a Total Leverage Increase Election shall have been made in accordance with the terms of this paragraph, the Borrower may not make another Total Leverage Increase Election until a period of least one fiscal quarter during which a Total Leverage Increase Period is not in effect shall have occurred following the termination or expiration of the most recent prior Total Leverage Increase Period.

SECTION 6.14. ~~SECTION 6.14.~~ Changes in Fiscal Periods. The Borrower will not make any change in fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders, to make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

SECTION 6.15. ~~SECTION 6.15.~~ Outbound Investment Rules. The Borrower will not, and will not permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in
(i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
ARTICLE VII~~ARTICLE VII~~
Events of Default
SECTION 7.01.    ~~SECTION 7.01.~~ Events of Default. If any of the following events (each such event, an “Event of Default”) shall occur:
(a)    the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)    the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;
(c)    any representation or warranty made or deemed made by or on behalf of the Borrower or any Restricted Subsidiary in this Agreement or any other Loan Document, or in any report, certificate or financial statement furnished pursuant to or in connection with this Agreement or any other Loan Document, shall prove to have been incorrect in any material respect when made or deemed made and, to the extent capable of being cured, such incorrect representation or warranty shall remain incorrect for a period of 30 days following written notice thereof from the Administrative Agent to the Borrower;
(d)    the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.04 (with respect to the existence of the Borrower), 5.10, 5.14 or Article VI of this Agreement; provided that any failure to comply with Section 6.12 or 6.13 of this Agreement shall not constitute an Event of Default with respect to any Tranche B Term Loans or any Incremental Term Loans (unless otherwise provided in applicable Incremental Facility Amendment) or any Refinancing Term Loans or Other Revolving Commitments (unless otherwise provided in the applicable Refinancing Facility Agreement) unless and until the Administrative Agent or the Required Covenant Lenders shall have terminated the Revolving Commitments or exercised remedies with respect to outstanding Revolving Loans or Tranche A Term Loans pursuant to this Article VII;
(e)    any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent or any Lender to the Borrower;

(f)    the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal, interest, premium or otherwise and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable (after giving effect to any applicable grace period under the documentation representing such Material Indebtedness);
(g)    any event or condition occurs that results in any Material Indebtedness becoming due or being terminated or required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity or that enables or permits (with all applicable grace periods in respect of such event or condition under the documentation representing such Material Indebtedness having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Hedging Agreement, the applicable counterparty, to cause any Material Indebtedness to become due, or to terminate or require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (v) any secured Indebtedness that becomes due as a result of the voluntary sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement), (w) any Indebtedness permitted by this Agreement that becomes due or required to be repurchased or offered to be repurchased as a result of the voluntary sale, transfer or other disposition (including as a result of a casualty or condemnation event) of assets of the Restricted Group pursuant to customary asset sale offer or asset sale prepayment provisions applicable to such Indebtedness (so long as the relevant sale, transfer or other disposition is not prohibited under this agreement or under the Agreement governing such other Indebtedness and the requirements of Section 2.10(c) have been or are being satisfied in connection therewith), (x) any Indebtedness that becomes due as a result of a voluntary refinancing thereof permitted under Section 6.01, (y) any conversion of, or trigger of conversion rights with respect to, any Convertible Indebtedness in accordance with its terms (whether or not such conversion is to be settled in cash or capital stock or a combination thereof) ~~unless such conversion results from any event of default thereunder or a “change in control”, “~~that occurs as a result of (A) the satisfaction of a conversion contingency, (B) the exercise by a holder of such Convertible Indebtedness of a conversion right resulting from the satisfaction of a conversion contingency or (C) a required repurchase (including as a result of a “fundamental change” or ~~similar occurrence thereunder~~“change of control”) under such Convertible Indebtedness, in each case of clause (A), (B) or (C), that does not constitute or arise from a default under the definitive documentation for such Convertible Indebtedness; provided that the Borrower has the right to settle any such

Indebtedness into Equity Interests of the Borrower ~~(and (1) nominal cash payments in respect of fractional shares and cash payments in respect of accrued and unpaid interest in accordance with the terms or conditions thereof and (2) cash payments in an amount not to exceed the principal amount of such Convertible Indebtedness that would be payable as a result of a mandatory redemption or maturity of such Convertible Indebtedness) or~~or (z) termination events or similar events occurring under any Hedging Agreement (other than a termination event or similar event as to which the Borrower or any of its Restricted Subsidiaries is the defaulting party) that constitutes Material Indebtedness (it being understood that paragraph (f) of this Section will apply to any failure to make any payment required as a result of such termination or similar event);
(h)    except as otherwise provided in Section 7.02, (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (A) liquidation, reorganization or other relief in respect of the Borrower or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, State or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator, liquidator, administrative receiver, administrator, receiver and manager or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered or (ii) the Borrower or any Loan Party that is a Material Subsidiary (A) admits publicly its inability to pay its debts as they fall due or (B) has a moratorium declared in relation to any of its Indebtedness;
(i)    except as otherwise provided in Section 7.02, the Borrower or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation permitted under Section 6.03(a)(iv)), reorganization or other relief under any Federal, State or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors;
(j)    one or more judgments for the payment of money in an aggregate amount in excess of $~~75,000,000~~100,000,000 (other than any such judgment covered by insurance (other than under a self-insurance program) to the extent a claim therefor has been made in writing and liability therefor has not been denied by the insurer) shall be rendered against the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary that are material to the business and operations of the Borrower or any Restricted Subsidiary, taken as a whole, to enforce any such judgment;

(k)    an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred and are continuing and remain uncured, would reasonably be expected to result in a Material Adverse Effect;
(l)    any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral, with the priority required by the applicable Security Document, except as a result of (i) permission under any Loan Document (including the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents), (ii) the release thereof as provided in Section 9.14, (iii) the Administrative Agent’s failure to (A) maintain possession of any stock certificate, promissory note or other instrument delivered to it under any Security Document or (B) file Uniform Commercial Code continuation statements (or equivalent statements in any other relevant jurisdiction) or (iv) as to Collateral consisting of Mortgaged Property, to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage;
(m)    any material Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a legal, valid and binding obligation of any Loan Party party thereto,

except as expressly permitted hereunder or thereunder or as a result of the release thereof as provided in the applicable Loan Document or Section 9.14;
(n)    any Guarantee purported to be created under any Loan Document shall cease to be or shall be asserted by any Loan Party not to be, in full force and effect, except as in accordance with the terms of the Loan Documents (including a result of the release thereof as provided in the applicable Loan Document or Section 9.14); or
(o)    a Change in Control shall occur;
then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Classes of Loans and the Loans of each Class at such time outstanding), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower hereunder, shall become due and payable immediately and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.04(i), in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in the case of any event with respect to the Borrower described in clause (h) or (i) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower hereunder, shall immediately and automatically become due and payable and the deposit of such cash collateral in respect of LC Exposure shall immediately and automatically become due, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided, however, that, unless otherwise provided in any Incremental Facility Amendment, upon the occurrence and during the continuance of any Event of Default attributable to a failure to comply with Section 6.12 or 6.13, (x) actions pursuant to clause (i) may be taken by a Majority in Interest of the Revolving Lenders (excluding any Defaulting Lenders) with respect to the Revolving Loans and Revolving Commitments only (without the requirement for Required Lender action) or by the Administrative Agent at the direction of such Lenders, (y) actions pursuant to clause (ii) with respect to the Tranche A Term Loans may be taken by a Majority in Interest of the Tranche A Term Lenders (excluding any Defaulting Lenders) with respect to the Tranche A Term Loans only (without the requirement for Required Lender action) or by the Administrative Agent at the direction of such Lenders, and (z) only if action has been taken in respect of such Event of Default under clause (i) (with respect to the Revolving Loans and Revolving Commitments) by a Majority in Interest of the Revolving Lenders (excluding any Defaulting Lenders) or by the Administrative Agent at the direction of such Lenders or has been taken in respect of such Event of Default under clause (ii) (with respect to the Tranche A Term Loans) by a Majority in Interest of the Tranche A Term Lenders or the Required Covenant Lenders, as the case may be (excluding in each case any Defaulting Lenders) or by the Administrative Agent at the direction of such Lenders, then such Event of Default will be deemed to be an Event of Default with respect to the Tranche B Term Loans, any Incremental Facility or Refinancing Facility Indebtedness incurred hereunder and the remedies set forth above can be exercised in respect of any such Incremental Facility or Refinancing Facility Indebtedness.

SECTION 7.02. ~~SECTION 7.02.~~ Exclusion of Certain Subsidiaries. Solely for the purposes of determining whether a Default has occurred under clause (h) or (i) of Section 7.01, any reference in any such paragraph to any Restricted Subsidiary shall be deemed not to include any Restricted Subsidiary affected by any event or circumstance referred to in such paragraph that is not a Material Subsidiary; provided that (i) if it is necessary to exclude more than one Restricted Subsidiary from clause (h) or (i) of Section 7.01 pursuant to this paragraph in order to avoid a Default, the aggregate consolidated assets of all such excluded Restricted Subsidiaries as of such last day may not exceed 7.5% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries and the aggregate consolidated revenues of all such excluded Restricted Subsidiaries for such four fiscal quarter period may not exceed 7.5% of the consolidated revenues of the Borrower and the Restricted Subsidiaries and (ii) in no circumstance shall the Borrower be excluded from clause (h) of (i) of Section 7.01.
ARTICLE VIII~~ARTICLE VIII~~
The Administrative Agent
SECTION 8.01. ~~SECTION 8.01.~~ Appointment and Authority. Each of the Lenders and the Issuing Banks hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article VIII are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
SECTION 8.02. ~~SECTION 8.02.~~ Administrative Agent’s Reliance. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.03.    ~~SECTION 8.03.~~ Resignation of Administrative Agent..
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (which shall not be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, with the consent of the Borrower (not to be unreasonably withheld or delayed), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders and the Borrower) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 8.03). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article VIII and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its ~~sub-agents~~sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents (but, for the avoidance of doubt, with respect to such capacity and not in the capacity as Administrative Agent), including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
(d)    Any resignation by Bank of America as Administrative Agent pursuant to this Section 8.03 shall also constitute its resignation as an Issuing Bank. If Bank of America resigns as an Issuing Bank, it shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an Issuing Bank and all obligations in respect of Letters of Credit with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in the applicable LC Disbursement pursuant to Section 2.05(e). Upon the appointment by the Borrower of a successor Issuing Bank hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, as applicable, (b) the retiring Issuing Bank shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

SECTION 8.04. Rights as a Lender~~Rights as a Lender~~. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind banking, trust, financial, advisory, underwriting or other of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice or consent of the Lenders with respect thereto.
SECTION 8.05.    ~~SECTION 8.05.~~ Collateral Matters..
(a)    Except (x) with respect to the exercise of setoff rights of any Lender in accordance with Section 9.08 or (y) with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.
(b)    In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Cash Management Services the obligations under which constitute Secured Cash Management Obligations and no Hedging Agreement the obligations under which constitute Secured Hedging Obligations will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under this Agreement or any other Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Cash Management Services or any Hedging Agreement shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.
(c)    The Secured Parties party hereto irrevocably authorize the Administrative Agent, at its option and in its discretion, to release or subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document and any Acceptable Intercreditor Agreement to the holder of any Lien on such property that is permitted by clauses (c), (d), (f), (h), (j), (k), (l), (n), (o), (q), (r), (u), (z), (aa) or (dd) of the definition of “Permitted Encumbrances” or Section 6.02(a)(v), Section 6.02(a)(viii), Section 6.02(a)(xii), Section 6.02(a)(xiii), Section 6.02(a)(xvi), Section 6.02(a)(xviii) or Section 6.02(a)(xix). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the
Collateral. Any such release or subordination by the Administrative Agent shall be without recourse to or warranty by the Administrative Agent.
(d)    The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the applicable Collateral in satisfaction of some or all of such Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the applicable Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
(e)    The Lenders and the other Secured Parties party hereto hereby irrevocably authorize and instruct the Administrative Agent to, without any further consent of any Lender or any other Secured Party, enter into (or acknowledge and consent to) or amend, renew, extend, supplement, restate, replace, waive or otherwise modify any Acceptable Intercreditor Agreement. The Lenders and the other Secured Parties irrevocably agree that any Acceptable Intercreditor Agreement entered into by the Administrative Agent shall be binding on the Secured Parties, and each Lender and each of the other Secured Parties hereby agrees that it will take no actions contrary to the provisions of an Acceptable Intercreditor Agreement. The foregoing provisions are intended as an inducement to any provider of any Indebtedness not prohibited by Section
6.01 hereof to extend credit to the Loan Parties and such persons are intended third-party beneficiaries of such provisions.
SECTION 8.06.    ~~SECTION 8.06.~~ Certain ERISA Matters..
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
SECTION 8.07. Exculpatory Provisions~~Exculpatory Provisions~~. None of the Administrative Agent, the Arrangers, the Bookrunners~~, the Documentation Agents~~  or the Syndication Agents, as applicable, shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent, the Arrangers, the Bookrunners, the ~~Documentation Agents, the~~ Syndication Agents and their Related Parties:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;
(c)    shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any Issuing Bank, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, any Arranger, any Bookrunner, any ~~Documentation Agent, any~~ Syndication Agent or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;
(d)    shall not be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 7.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or an Issuing Bank; and
(e)    shall not be responsible for or have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document,
(ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
SECTION 8.08. ~~SECTION 8.08.~~ Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in same day funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.

SECTION 8.09. ~~SECTION 8.09.~~ Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more ~~sub-agents~~sub-agents appointed by the Administrative Agent. The Administrative Agent and any such ~~sub-agent~~sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such ~~sub-agent~~sub-agent and to the Related Parties of the Administrative Agent and any such ~~sub-agent~~sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
SECTION 8.10. ~~SECTION 8.10.~~ Non-Reliance on the Administrative Agent, the Arrangers and the Other Lenders. Each Lender and each Issuing Bank expressly acknowledges that none of the Administrative Agent, the Arrangers, the Bookrunners~~, the Documentation Agents~~ nor the Syndication Agents has made any representation or warranty to it, and that no act by the Administrative Agent, the Arrangers, the Bookrunners~~, the Documentation Agents~~ or the Syndication Agents hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent, the Arrangers, the Bookrunners~~, the Documentation Agents~~ or the Syndication Agents to any Lender or each Issuing Bank as to any matter, including whether the Administrative Agent, the Arrangers, the Bookrunners~~, the Documentation Agents~~ or the Syndication Agents have disclosed material information in their (or their Related Parties’) possession. Each Lender and each Issuing Bank represents to the Administrative Agent, the Arrangers, the Bookrunners~~, the Documentation Agents~~  and the Syndication Agents that it has, independently and without reliance upon the Administrative Agent, the Arrangers, the Bookrunners, the ~~Documentation Agents, the~~ Syndication Agents, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers, the Bookrunners, the ~~Documentation Agents, the~~ Syndication Agents, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or Issuing Bank for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing. Each Lender and each Issuing Bank represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
SECTION 8.11. No Other Duties~~No Other Duties~~. Anything herein to the contrary notwithstanding, none of the Arrangers, the Bookrunners~~, the Documentation Agents~~  or the Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder.
SECTION 8.12. Guaranty Matters~~Guaranty Matters~~. The Lenders and the Issuing Banks irrevocably authorize the Administrative Agent, at its option and in its discretion, to effect releases of Loan Parties that are Restricted Subsidiaries and Collateral as set forth in Section 9.14.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor as set forth in Section 9.14.
ARTICLE IX~~ARTICLE IX~~

Miscellaneous SECTION 9.01.    ~~SECTION 9.01.~~ Notices~~.~~ .
(a)    General. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax (to the extent fax information is provided below), as follows:
(i)    if to the Borrower, to it at Pitney Bowes Inc., 3001 Summer Street, Stamford, Connecticut 06926-0700, Attention: Geoff Kupferschmid, Vice President & Treasurer;    Telephone        No.:    (203)    351-6620;    Email: ~~geoff.kupferschmid@pb.com);~~geoff.kupferschmid@pb.com); with a copy to Pitney Bowes Inc., 3001 Summer Street, Stamford, Connecticut 06926-0700, Attention: Lauren Freeman-Bosworth, General                Counsel;             Email: ~~lauren.freeman-bosworth@pb.com);~~lauren.freeman-bosworth@pb.com);

(ii)    if to the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified on Schedule 9.01;

(iii)    if to any Issuing Bank, to it at its address or email address (or fax number) most recently specified by it in a notice delivered to the Administrative Agent and the Borrower (or, in the absence of any such notice, to the address or email address (or fax number) set forth in the Administrative Questionnaire of the Lender that is serving as such Issuing Bank or is an Affiliate thereof); and
(iv)    if to any other Lender, to it at its address or email address (or fax number) set forth in its Administrative Questionnaire.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications, to the extent provided in paragraph (b) of this Section, shall be effective as provided in such paragraph.
(b)    Electronic Communications. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. The Borrower and each of the Administrative Agent, and the Lender Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent nor any Issuing Bank is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent and/or any Issuing Bank has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the Borrower and/or any Lender Party without further verification and (b) upon the request of the Administrative Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
Neither the Administrative Agent nor any Issuing Bank shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s or Issuing Bank’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent and Issuing Bank shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
The Borrower and each Lender Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement and/or any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) waives any claim against the Administrative Agent, each Lender Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature, in each case, except to the extent of their own gross negligence or willful misconduct as found in a final determination by a court of competent jurisdiction.
(c)    Change of Address, etc. Each of the Borrower, the Administrative Agent and each Issuing Bank may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and each Issuing Bank. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(d)    Platform.
(i)    The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Banks and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
(ii)    THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH
THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

(iii)    Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
SECTION 9.02.    ~~SECTION 9.02.~~ Waivers; Amendments~~.~~ .

(a)    No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or the issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
(b)    Except as provided in Sections 2.13(b), 2.20, 2.21, 2.22, 5.12(d), 6.12,
6.13 and 9.02(c), none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower, the Administrative Agent and the Required Lenders (provided that the Administrative Agent shall post any such amendments reasonably promptly after such amendment becomes effective) and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (it being understood and agreed that a waiver of any Default or Event of Default will not constitute an increase in the Commitment of any Lender), (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, in each case without the written consent of each Lender adversely affected thereby (it being understood and agreed that a waiver of any Default or Event of Default will not constitute a reduction in the principal amount of any Loan), (iii) postpone the scheduled maturity date of any Loan, or the date of any scheduled payment of the principal amount of any Term Loan under Section 2.09 or the applicable Incremental Facility Amendment or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender adversely affected thereby (it being understood and agreed that a waiver of any Default or Event of Default will not constitute a postponement of the scheduled maturity date of any loan, or the date of any scheduled payment of principal, interest or fees payable hereunder), (iv) change the last sentence of Section 2.07(c), Section 2.17(a), Section 2.17(b), Section 2.17(c) or any other Section hereof or any other Loan Document providing for the ratable treatment of the Lenders, in each case in a manner that would alter the pro rata termination of commitments or sharing of payments required thereby, without the written consent of each Lender adversely affected thereby, (v) change any of the provisions of this Section or the definition of the term “Required Lenders” or “Majority in Interest” or any other provision of this Agreement or any other Loan

Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or otherwise modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as applicable); provided that, in connection with any Incremental Facility Amendment, Refinancing Facility Agreement or extension of maturity pursuant to Section 2.21, the provisions of this Section and the definition of the term “Required Lenders” or “Majority in Interest” may be amended to include references to any new class of loans created under this Agreement (or to lenders extending such loans) on substantially the same basis as the corresponding references relating to the existing Classes of Loans or Lenders; provided further that the definition of “Required Covenant Lenders” may be amended to include the Lenders in respect of any additional Facility that will have the benefit of Section 6.12 or 6.13 to the extent provided in any Incremental Facility Amendment or Refinancing Facility Agreement without the consent of any other Lenders, (vi) release all or substantially all of the value of the Guarantees provided by the Loan Parties under the Security Documents, in each case without the written consent of each Lender (except as expressly provided in Section 9.14 (without giving effect to the first proviso set forth therein) or the Security Documents (including any such release by the Administrative Agent in connection with any sale or other disposition of any Subsidiary upon the exercise of remedies under the Security Documents)), (vii) release all or substantially all the Collateral from the Liens of the Security Documents without the written consent of each Lender (except as expressly provided in Section 9.14 (without giving effect to the first proviso set forth therein) or the Security Documents (including any such release by the Administrative Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Security Documents)), (viii) waive any condition set forth in Section 4.01 (other than as it relates to the payment of fees and expenses of counsel), or, in the case of any Loans made or Letters of Credit issued on the Closing Date, Section 4.02, without the written consent of each Lender with a Revolving Commitment and each Issuing Bank (as applicable), (ix) change any provisions of this Agreement or any other Loan Document in a manner that by its terms adversely affects the rights in respect of Collateral securing the obligations owed to, or payments due to, Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders representing a Majority in Interest of each affected Class,
(x) subordinate, or have the effect of subordinating, the Loan Document Obligations owing to any Lender in right of payment to any other Indebtedness or subordinate, or have the effect of subordinating, the Liens securing the Loan Document Obligations owing to any Lender to Liens securing any other Indebtedness, in each case, except as expressly permitted under this Agreement as of the Closing Date and except for any “debtor in possession” facility or similar financing incurred by the Borrower or any other Loan Party in a proceeding in which the Borrower or any other Loan Party is a debtor under a Bankruptcy Event, (xi) modify Section 6.12 or 6.13 or the definitions of “Consolidated Interest Coverage Ratio”, “Consolidated Secured Net Leverage Ratio” or “Consolidated Total Net Leverage Ratio” (or in each case any of the component definitions thereof), in each case solely as used within such Sections, without the written consent of the Required Covenant Lenders (and the consent of any other Lenders shall not be required), (xii) modify Section 5.02 of the Collateral Agreement without the written consent of each Lender adversely affected thereby, (xiii) change the currency in which any Loan is denominated without the written consent of each Lender holding such Loan or (xiv) modify Section 9.04(e) or the definition of the term “Open Market Purchase” without the written consent of each Lender adversely affected thereby; provided further that (A) no such agreement shall amend, modify, extend or otherwise affect the rights or obligations of the Administrative

Agent or any Issuing Bank without the prior written consent of the Administrative Agent or such Issuing Bank, as applicable, and (B) any waiver, amendment or other modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time (provided that any change that would directly and adversely affect a Class of Lenders hereunder shall require the written consent of the Majority in Interest with respect to each such Class directly and adversely affected thereby). Notwithstanding any of the foregoing, (1) no consent with respect to any waiver, amendment or other modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except with respect to any waiver, amendment or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be affected by such waiver, amendment or other modification, (2) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent
(i) to cure any ambiguity, omission, mistake, defect or inconsistency, (ii) to comply with local law or advice of local counsel, (iii) to cause any guarantee, collateral security document (including Mortgages) or other document to be consistent with this Agreement, the other Loan Documents and each Acceptable Intercreditor Agreement, (iv) to give effect to the provisions of Section 2.13(b) or to amend time periods, minimum amounts and currency exchange rate calculations mechanics with respect to borrowing and payment mechanics with respect to the Revolving Commitments solely to the extent necessary to implement an Alternative Currency,
(v) solely to add benefit to one or more existing Facilities, including but not limited to, increase in margin, interest rate floor, prepayment premium, call protection and reestablishment of or increase in amortization schedule, in order to cause any Incremental Facility to be fungible with any existing Facility, (vi) to add any financial covenant or other terms for the benefit of all Lenders or any Class of Lenders pursuant to the conditions imposed on the incurrence of any Indebtedness set forth elsewhere in this Agreement, or (vii) solely to make the terms of this Agreement or any other Loan Document more restrictive (or less favorable) to the Borrower and its Restricted Subsidiaries (as determined by the Borrower in good faith), and (3) this Agreement may be amended to provide for Incremental Extensions of Credit in the manner contemplated by Section 2.20, the extension of the Maturity Date as provided in Section 2.21 and the incurrence of Refinancing Commitments and Refinancing Loans as provided in Section 2.22, in each case without any additional consents, and such amendments may effect such changes to the Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to give effect to the existence and the terms of the Incremental Extensions of Credit, the extension of the Maturity Date or the incurrence of Refinancing Commitments and Refinancing Loans, as applicable, and to the extent permitted under the terms of this Agreement, will be effective to amend the terms of this Agreement and the other applicable Loan Documents (including to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other applicable Loan Documents with the other Term Loans and the accrued interest and fees in respect thereof and to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders), in each case, without any further action or consent of any other party to any Loan Document.

(c)    In connection with any Proposed Change requiring the consent of all Lenders or all affected Lenders, if the consent of the Required Lenders (and, to the extent any Proposed Change requires the consent of Lenders holding Loans of any Class pursuant to clause
(iv)    of paragraph (b) of this Section, the consent of a Majority in Interest of the outstanding Loans and unfunded Commitments of such Class) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section being referred to as a “Non-Consenting Lender” for purposes of this clause (c)), then the Borrower may, (x) at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) if the Administrative Agent is not such Non-Consenting Lender, the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, each Issuing Bank), which consent shall not unreasonably be withheld or delayed, (ii) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (with such assignment being deemed to be an optional prepayment for purposes of determining the applicability of such Section) from the assignee (in the case of such principal and accrued interest and fees or the Borrower (in the case of all other amounts)), (iii) the Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b), (iv) such assignment does not conflict with applicable law and (v) the assignee shall have given its consent to such Proposed Change and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, such Proposed Change can be effected or (y) terminate the Commitment of such Lender in respect of the applicable Class and repay all Obligations of the Borrower owing to such Lender relating to the Loans and participations held by such Lender under such Class as of such termination date; provided that in the case of any such termination of a Non-Consenting Lender such termination shall be sufficient (together with all other applicable consenting Lenders) to cause the adoption of the applicable departure, waiver or amendment of the Loan Documents and such termination shall be in respect of the applicably Class of Commitments and / or Loans. Any assignment required pursuant to this Section may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee, and the Lender required to make such assignment shall not be required to be a party to such Assignment and Assumption.

(d)    Notwithstanding anything herein to the contrary, the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth in this Agreement or any Security Document to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement”.
(e)    The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute waivers, amendments or other modifications on behalf of such Lender. Any waiver, amendment or other modification effected in accordance with this

Section, shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.
SECTION 9.03.    ~~SECTION 9.03.~~ Expenses; Indemnity; Damage Waiver..
(a)    The Borrower shall pay (i) all reasonable, documented and invoiced ~~out-of-pocket~~out-of-pocket expenses incurred by the Administrative Agent, the Arrangers, the Bookrunners, the Syndication Agents~~, the Documentation Agents~~ and their respective Affiliates (without duplication), including the reasonable fees and documented charges and disbursements of a single primary counsel and to the extent reasonably determined by the Administrative Agent to be necessary, one local counsel in each appropriate jurisdiction, in connection with the structuring, arrangement and syndication of the credit facilities provided for herein and any credit or similar facility refinancing or replacing, in whole or in part, any of the credit facilities provided for herein, as well as the preparation, negotiation, execution, delivery and administration of this Agreement, the other Loan Documents or any waiver, amendments or modifications of the provisions hereof or thereof, (ii) all reasonable, documented and invoiced out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable, documented and invoiced out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank, any Lender, any Arranger, any Bookrunner~~, any Documentation Agent~~  or any Syndication Agent, including the reasonable, documented and invoiced fees, charges and disbursements of counsel for any of the foregoing, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    The Borrower shall indemnify the Administrative Agent, the Arrangers, the Bookrunners, the Syndication ~~Agents, the Documentation~~ Agents, the Lenders, the Issuing Banks and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of one firm of counsel for all such Indemnitees, taken as a whole, and, if reasonably necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all such Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee and, if reasonably necessary, of another firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for such affected Indemnitee)), incurred by or asserted against such Indemnitees arising out of, in connection with or as a result of any actual or prospective claim, litigation, investigation or proceeding relating to (i) the structuring, arrangement and syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, (ii) the performance by the parties to this Agreement or the other Loan Documents of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (iii) any action taken in connection with this Agreement, including, but not limited to, the payment of principal, interest and fees, (iv) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (v) any Release of Hazardous Materials on, at, to or from any Mortgaged Property or any other property owned or operated by the Borrower or any Subsidiary, or any other Environmental Liability caused by the Borrower or any Subsidiary, in each case, whether based on contract, tort or any other theory and whether initiated against or by any party to this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party (and regardless of whether any Indemnitee is a party thereto); provided that the foregoing indemnity shall not, as to any Indemnitee, apply to any Liabilities or related expenses to the extent they are found in a final and non-appealable judgment of a court of competent jurisdiction to have resulted from (A) the bad faith, willful misconduct or gross negligence of such Indemnitee, (B) a claim brought by the Borrower or any Subsidiary against such Indemnitee for material breach of such Indemnitee’s obligations under this Agreement or any other Loan Document or (C) a proceeding that does not involve an act or omission by the Borrower or any of its Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than a proceeding that is brought against the Administrative Agent or any other agent or any Arranger or any Bookrunner in its capacity or in fulfilling its roles as an agent or arranger or bookrunner hereunder or any similar role with respect to the Indebtedness incurred or to be incurred hereunder). This paragraph shall not apply with respect to Taxes other than any Taxes that represent Liabilities and related expenses arising from any non-Tax claim.
(c)    To the extent that the Borrower fails to indefeasibly pay any amount required to be paid by it under paragraph (a) or (b) of this Section to the Administrative Agent, any Issuing Bank or any Related Party of any of the foregoing (and without limiting its obligation to do so), each Lender severally agrees to pay to the Administrative Agent, such Issuing Bank or such Related Party, as applicable, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood and agreed that the Borrower’s failure to pay any such amount shall not relieve the Borrower of any default in the payment thereof); provided that the unreimbursed expense or Liability or related expense, as applicable, was incurred by or asserted against the Administrative Agent or such Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent or any Issuing Bank in connection with such capacity; provided further that, with respect to such unpaid amounts owed to any Issuing Bank in its capacity as such, or to any Related Party of any of the foregoing acting for any Issuing Bank in connection with such capacity, only the Revolving Lenders shall be required to pay such unpaid amounts. For purposes of this Section, a Lender’s “pro rata share” shall be determined by its share of the sum of the total Revolving Exposure, unfunded Revolving Commitments and, except for purposes of the second proviso of the immediately preceding sentence, the outstanding Term Loans and unfunded Term Commitments, in each case at that time. The obligations of the Lenders under this paragraph are subject to the last sentence of Section 2.02(a) (which shall apply mutatis mutandis to the Lenders’ obligations under this paragraph).
(d)    To the extent permitted by applicable law (i) the Borrower shall not assert, and the Borrower hereby waives, any claim against the Administrative Agent, any

Arranger, any Bookrunner, any Syndication Agent, any ~~Documentation Agent any~~ Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 9.03(d) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(b), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(e)    All amounts due under this Section shall be payable promptly after written demand therefor.
SECTION 9.04.    ~~SECTION 9.04.~~ Successors and Assigns~~.~~ .
(a)    General. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that
(i) the Borrower may not assign, delegate or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and (ii) no Lender may assign, delegate or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), the Arrangers, the Bookrunners, the Syndication Agents~~, the Documentation Agents~~  and, to the extent expressly contemplated hereby, the Related Parties of any of the Administrative Agent, any Arranger, any Bookrunner, any Syndication Agent, any ~~Documentation Agent, any~~ Issuing Bank and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lenders.
(i)    Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign and delegate to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent of (A) the Borrower (such consent not to be unreasonably withheld or delayed); provided that no consent of the Borrower shall be required (1) for assignments of Commitments or Loans of any Class to another Lender under such Class, an Affiliate of a Lender under such Class or an Approved Fund and (2) if an Event of Default of the type set forth in Section 7.01(a) or (b) or, with respect to any Loan Party, Section 7.01(h) or (i) has occurred and is continuing, for any other assignment and delegation; provided further that the Borrower shall be deemed to have consented to an assignment and delegation of rights and obligations unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof, (B) the Administrative Agent (such consent not to be unreasonably withheld or delayed); provided that no consent of the Administrative Agent shall be required for an assignment and delegation of all or any portion of a Term Commitment or Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund and (C) each Issuing Bank (such consent not to be unreasonably withheld or delayed) in the case of any assignment and delegation of all or a portion of a Revolving Commitment or any Lender’s obligations in respect of its LC Exposure.
(ii)    Assignments and delegations shall be subject to the following additional conditions: (A) except in the case of an assignment and delegation to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment and delegation of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment and delegation (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment and delegation or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment and delegation is delivered to the Administrative Agent) shall not be less than (x) in the case of the Revolving Facility and Tranche A Term Loans, $5,000,000 and (y) in the case of Tranche B Term Loans, $1,000,000 (in each case, treating contemporaneous assignments by or to two or more Approved Funds as a single assignment for purposes of such minimum transfer amount), unless each of the Borrower and the Administrative Agent otherwise consents (such consent not to be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of Default of the type set forth in Section 7.01(a) or (b) or, with respect to the Borrower, Section 7.01(h) or (i) has occurred and is continuing, (B) each partial assignment and delegation shall be made as an assignment and delegation of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit the assignment and delegation of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (C) the parties to each assignment and delegation shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that (1) only one such processing and recordation fee shall be payable in the event of simultaneous assignments and delegations by or to two or more Approved Funds, (2) the Administrative Agent may waive or reduce such fee in its sole discretion and (3) with respect to any assignment and delegation pursuant to Section 2.18(b) or 9.02(c), the parties hereto agree that such assignment and delegation may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto, and (D) the assignee shall deliver to the Administrative Agent any tax documentation required by Section 2.16(f) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned and delegated by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned and delegated by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.14, 2.15, 2.16 and 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid). Any assignment, delegation or other transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c).
(iv)    The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and, as to entries pertaining to it, any Issuing Bank or any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon receipt by the Administrative Agent of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax documentation required by Section 2.16(f) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment and delegation required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. No assignment or delegation shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph and, following such recording, unless otherwise determined by the Administrative Agent (such determination to be made in the sole discretion of the Administrative Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment and Assumption relating thereto. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.
(vi)    The words “execution”, “signed”, “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as applicable, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar State laws based on the Uniform Electronic Transactions Act.
(c)    Participations. Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Bank, sell participations to one or more Eligible Assignees (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and Loans of any Class); provided that
(A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations
(C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) the Participant will under no circumstances (x) be subrogated to, or substituted in respect of, the Lender’s claims under this Agreement and
(y) have otherwise any contractual relationship with, or rights against, the Borrower under or in relation to this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii), (iii), (vi) or (vii) in the first proviso to Section 9.02(b) that affects such Participant or requires the approval of all the Lenders. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(f) (it being understood and agreed that the documentation required under Section 2.16(f) shall be delivered solely to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment and delegation pursuant to paragraph (b) of this Section; provided that such Participant (A) shall be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Section 2.14 or 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such participation was made with the Borrower’s prior written consent (such consent not to be unreasonably withheld or delayed; it being agreed that it shall not be unreasonable for the Borrower to withhold consent if, at the time such consent is being requested, such participation will result in a greater payment under Section 2.14 or 2.16). Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.18(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant shall be subject to Section 2.17(c) as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Proposed Section 1.163-5(b) of the United States Treasury Regulations (or, in each case, any amended successor or final version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)    Certain Pledges. Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Bank, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to a natural person) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other “central” bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)    Purchasing Borrower Parties. Notwithstanding anything else to the contrary contained in this Agreement (including, without limitation, the definition of “Eligible Assignee”), any Lender may assign and delegate all or a portion of its Tranche Term B Loans to any Purchasing Borrower Party (x) through Open Market Purchases made by such Purchasing

Borrower Party on a non-pro rata basis (subject to clause (v) below) or (y) otherwise in accordance with clauses (i) through (vii) below; provided that, in the case of assignments and delegations made pursuant to the foregoing clause (y):
(i)    no Default or Event of Default has occurred and is continuing or would result therefrom;
(ii)    each Auction Purchase Offer shall be conducted in accordance with such procedures, terms and conditions as the Auction Manager may establish, which are consistent with this paragraph and the Auction Procedures;
(iii)    the assigning Lender and Purchasing Borrower Party purchasing such Lender’s Tranche B Term Loans, as applicable, shall execute and deliver to the Administrative Agent an Affiliated Lender Assignment and Assumption in lieu of an Assignment and Assumption;
(iv)    for the avoidance of doubt, the Lenders shall not be permitted to assign or delegate Revolving Commitments or Revolving Exposure or Tranche A Term Loans to a Purchasing Borrower Party;

(v)    to the extent permitted by applicable law, any Tranche B Term Loans assigned and delegated to any Purchasing Borrower Party shall be automatically and permanently cancelled upon the effectiveness of such assignment and delegation and will thereafter no longer be outstanding for any purpose hereunder;
(vi)    the applicable Affiliated Lender Assignment and Assumption shall include or be supplemented by a customary “big boy” representation from each of the Purchasing Borrower Party and the assignee or assignor, as the case may be (it being agreed that no Purchasing Borrower Party shall be required to make a representation as to absence of MNPI); and
(vii)    no Purchasing Borrower Party may use the proceeds from Revolving Loans to purchase any Tranche B Term Loans.
In connection with any Tranche B Term Loans repurchased and cancelled pursuant to this Section 9.04(e), the Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation.
SECTION 9.05. Survival~~Survival~~. All covenants, agreements, representations and warranties made by the Loan Parties in this Agreement and the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Arrangers, any Bookrunner, any Syndication Agent, any ~~Documentation Agent, any~~ Issuing Bank, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time this Agreement or any other Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any LC Exposure is outstanding and so long as the Commitments have not expired or terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.04(d) or 2.04(e). The provisions of Sections 2.14, 2.15, 2.16, 2.17(e) and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment or prepayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. ~~SECTION 9.06.~~ Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of (x) any Loan Document and/or (y) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by fax, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Borrower, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
SECTION 9.07. Severability~~Severability~~. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08. ~~SECTION 9.08.~~ Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or such Issuing Bank to or for the credit or the account of the Borrower against any of and all the obligations then due of the Borrower now or hereafter existing under this Agreement held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement and although such obligations of the Borrower are owed to a branch or office of such Lender or such Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness. Each Lender and each Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section. The rights of each Lender and each Issuing Bank under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or such Issuing Bank may have.
SECTION 9.09.    ~~SECTION 9.09.~~ Governing Law; Jurisdiction; Consent to Service of Process..
(a)    This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.
(b)    The Borrower irrevocably and unconditionally agrees that it will not, and will not permit any controlled Subsidiary to, commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing Bank or any Related Party of any of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of such courts and agrees that all claims in respect of any action, litigation or proceeding shall be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each party hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Lender or any Issuing Bank may otherwise have to bring any action, litigation or proceeding relating to this Agreement or any other Loan Document against any Loan Party or any of its properties in the courts of any jurisdiction.
(c)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action, litigation or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan

Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.10. ~~SECTION 9.10.~~ WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11. Headings~~Headings~~. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12. Confidentiality~~Confidentiality~~. Each of the Administrative Agent, the Lenders and the Issuing Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors, it being understood and agreed that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and any failure of such Persons acting on behalf of the Administrative Agent, any Issuing Bank or the relevant Lender to comply with this Section shall constitute a breach of this Section by the Administrative Agent, such Issuing Bank or the relevant Lender, as applicable, (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided that, to the extent practicable and permitted by law, the Borrower has been notified prior to such disclosure so that the Borrower may seek, at the Borrower’s sole expense, a protective order or other appropriate remedy), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, provided that each Lender and the Administrative Agent shall use commercially reasonable efforts to ensure that such Information is kept confidential in connection with the exercise of such remedies (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any Hedging Agreement relating to the Borrower or any Subsidiary and its obligations hereunder or under any other Loan Document, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) with the consent of the Borrower, (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any Issuing Bank or any Affiliate of any of the foregoing on a non-confidential basis from a source other than the Borrower or any Subsidiary, which source is not known by the recipient of such information to be subject to a confidentiality obligation or (j) to any credit insurance provider relating to the Borrower or its Obligations. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or their businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any person.
SECTION 9.13. ~~SECTION 9.13.~~ Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any LC Disbursement, together with all fees, charges and other amounts that are treated as interest on such Loan or LC Disbursement or participation therein under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender or Issuing Bank holding such Loan or LC Disbursement or participation therein in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or LC Disbursement or participation therein but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender or Issuing Bank in respect of other Loans or LC Disbursements or participation therein or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender or Issuing Bank.
SECTION 9.14. ~~SECTION 9.14.~~ Release of Liens and Guarantees. Subject to the reinstatement provisions set forth in any applicable Security Document, a Loan Party shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Loan Party shall be automatically released, upon the consummation of any transaction permitted (or not prohibited, as applicable) by this Agreement as a result of which such Loan Party ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary (or in case the Borrower elects that any Designated Subsidiary that would otherwise constitute an Excluded Subsidiary cease to be a Designated Subsidiary); provided that, if so required by this Agreement, the Required Lenders (or if applicable, the Lenders) shall have consented to such transaction and the terms of such consent shall not have provided otherwise; provided, further, however, that notwithstanding the foregoing, without the consent of the Required Lenders, no Loan Party that is a Restricted Subsidiary shall be released from its obligations under the Loan Documents if such Loan Party becomes an Excluded Subsidiary (x) solely pursuant to clause (b) of the definition of “Excluded Subsidiary” solely by virtue of a disposition of Equity Interests (unless, for the avoidance of doubt, another clause of the definition of “Excluded Subsidiary” is then applicable), unless such disposition is a good faith disposition to a bona-fide unaffiliated third party whose primary purpose is not the release of the Guarantee and obligations of such Loan Party under the Loan Documents or (y) solely as a result of becoming a subsidiary of The Pitney Bowes Bank, Inc. after the Closing Date unless such Loan Party becomes a subsidiary of The Pitney Bowes Bank, Inc. as a result of a good faith disposition or transfer of ownership whose primary purpose is not the release of the Guarantee and obligations of such Loan Party under the Loan Documents. Upon any sale or other transfer by any Loan Party (other than to the Borrower or any other Loan Party) of any Collateral in a transaction permitted under this Agreement, upon any property of a Loan Party becoming Excluded Property or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents shall be automatically released. Upon the release of any Loan Party from its Guarantee in compliance with this Agreement, the security interest in any Collateral owned by such Loan Party created by the Security Documents shall be automatically released. Upon the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Agreement, the security interest created by the Security Documents in the Equity Interests of such Unrestricted Subsidiary shall be automatically released. On the date on which all (1) the Commitments shall have expired or been terminated and all Obligations have been paid in full in cash (other than (x) Secured Hedging Obligations not yet due and payable, (y) Secured Cash Management Obligations not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable) and
(2) all Letters of Credit have expired or been terminated (other than Letters of Credit that have been cash collateralized or backstopped in an amount, by an institution and otherwise pursuant to arrangements reasonably satisfactory to the applicable Issuing Bank), all obligations under the Loan Documents and all security interests under the Security Documents shall be automatically released. In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to effect, file or register in any office, or to evidence, such termination or release; provided that, prior to delivering such documents (other than in connection with a release pursuant to the immediately preceding sentence), the Administrative Agent may, acting reasonably, condition such delivery of documents on receipt of a certificate of a duly authorized officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent that certifies that the applicable transactions and execution and delivery of such documents are permitted under the Loan Documents (on which certificate the Administrative Agent may conclusively rely). Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent. Each of the Secured Parties irrevocably authorizes the Administrative Agent, at its option and in its discretion, to effect the releases set forth in this Section.
SECTION 9.15. Certain Notices~~Certain Notices~~. Each Lender, each Issuing Bank and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that, pursuant to the requirements of the USA PATRIOT Act and/or the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender, such Issuing Bank or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation, and each Loan Party agrees to provide such information from time to time to such Lender, such Issuing Bank and the Administrative Agent, as applicable.
SECTION 9.16. ~~SECTION 9.16.~~ No Fiduciary Relationship. The Borrower, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower, the Subsidiaries and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Bookrunners, the Syndication Agents, the ~~Documentation Agents, the~~ Lenders, the Issuing Banks and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Arrangers, the Bookrunners, the Syndication Agents, the ~~Documentation Agents, the~~ Lenders, the Issuing Banks or their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Arrangers, the Bookrunners, the Syndication Agents, the ~~Documentation Agents, the~~ Lenders, the Issuing Banks and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower, the Subsidiaries and their respective Affiliates, and none of the Administrative Agent, the Arrangers, the Bookrunners, the Syndication Agents, the ~~Documentation Agents, the~~ Lenders, the Issuing Banks or any of their respective Affiliates has any obligation to disclose any of such interests to the Borrower, the Subsidiaries or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower hereby waives and releases any claims that it or any of its Affiliates may have against the Administrative Agent, the Arrangers, the Bookrunners, the Syndication Agents, the ~~Documentation Agents, the~~ Lenders, the Issuing Banks or any of their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
SECTION 9.17. ~~SECTION 9.17.~~ Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Bank that is an Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Bank party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
SECTION 9.18. Judgment Currency~~Judgment Currency~~. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the

Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Law).
SECTION 9.19. Cashless Settlement~~Cashless Settlement~~. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

SECTION 9.20. ~~SECTION 9.20.~~ Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
[Signature Pages ~~FOLLOW~~Intentionally Omitted]